                                                                     Exhibit 4.3


                                CREDIT AGREEMENT

                           Dated as of October 5, 2000

                                      Among

                     THE FINANCIAL INSTITUTIONS NAMED HEREIN

                                 as the Lenders
                                 --------------

                                       and

                              BANK OF AMERICA, N.A.

                           as the Administrative Agent
                           ---------------------------

                                       and

                               NATIONAL CITY BANK

                         as the Co-Administrative Agent
                         ------------------------------

                                       and

                               UNIFRAX CORPORATION

                     and the other corporations named herein
                     ---------------------------------------

                                as the Borrowers
                                ----------------

                                MULTI BANCO, S.A.

         as the Brazil Lender, solely for the purposes of Section 1.4(a)

                                NAF BRAZIL LTDA.

          as Unifrax Brazil, solely for the purposes of Section 1.4(a)



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
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                                TABLE OF CONTENTS

Section                                                                                                       Page
-------                                                                                                       ----
ARTICLE 1 LOANS AND LETTERS OF CREDIT.............................................................................2

         1.1      Total Facility..................................................................................2
         1.2      Revolving Loans.................................................................................2
         1.3      Term Credit Facilities..........................................................................6
         1.4      Brazilian Letter of Credit.....................................................................11
         1.5      Other Letters of Credit........................................................................14
         1.6      Participations in Brazilian Letter of Credit...................................................18
         1.7      Bank Products..................................................................................20
         1.8      Loan Account...................................................................................20

ARTICLE 2 INTEREST AND FEES......................................................................................20

         2.1      Interest.......................................................................................20
         2.2      Continuation and Conversion Elections..........................................................21
         2.3      Maximum Interest Rate..........................................................................22
         2.4      Closing Fee....................................................................................23
         2.5      Unused Line Fee................................................................................23
         2.6      Brazilian Letter of Credit Fee.................................................................23
         2.7      Letter of Credit Fee...........................................................................24
         2.8      Collateral Administration Fee..................................................................24

ARTICLE 3 PAYMENTS AND PREPAYMENTS...............................................................................25

         3.1      Revolving Loans................................................................................25
         3.2      Repayment of the Term Loans....................................................................25
         3.3      Prepayments of the Term Loans..................................................................25
         3.4      LIBOR Rate Loan Prepayments....................................................................26
         3.5      Payments by the Borrowers......................................................................26
         3.6      Payments as Revolving Loans....................................................................27
         3.7      Apportionment, Application and Reversal of Payments............................................27
         3.8      Indemnity for Returned Payments................................................................28
         3.9      Administrative Agent's and Lenders' Books and Records; Monthly Statements......................28
         3.10     Limitations on Joint and Several Liability; Contribution Rights................................28
         3.11     Guaranty of Parent.............................................................................29
         3.12     Redenomination of Loans in Sterling............................................................32
         3.13     Contractual Currency...........................................................................32

ARTICLE 4 TAXES, YIELD PROTECTION AND ILLEGALITY.................................................................33

         4.1      Taxes..........................................................................................33
         4.2      Illegality.....................................................................................34
         4.3      Increased Costs and Reduction of Return........................................................34
         4.4      Funding Losses.................................................................................35


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
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         4.5      Inability to Determine Rates...................................................................35
         4.6      Certificates of Administrative Agent...........................................................35
         4.7      Survival.......................................................................................36

ARTICLE 5 BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES......................................................36

         5.1      Books and Records..............................................................................36
         5.2      Financial Information..........................................................................36
         5.3      Notices to the Lenders.........................................................................39

ARTICLE 6 GENERAL WARRANTIES AND REPRESENTATIONS.................................................................42

         6.1      Authorization, Validity, and Enforceability of this Agreement and the Loan Documents...........42
         6.2      Validity and Priority of Security Interest.....................................................42
         6.3      Organization and Qualification.................................................................42
         6.4      Corporate Name; Prior Transactions.............................................................43
         6.5      Subsidiaries and Affiliates....................................................................43
         6.6      Financial Statements and Projections...........................................................43
         6.7      Capitalization.................................................................................44
         6.8      Solvency.......................................................................................44
         6.9      Debt...........................................................................................44
         6.10     Distributions..................................................................................44
         6.11     Real Estate; Leases............................................................................44
         6.12     Proprietary Rights.............................................................................44
         6.13     Trade Names....................................................................................45
         6.14     Litigation.....................................................................................45
         6.15     Labor Disputes.................................................................................45
         6.16     Environmental Laws.............................................................................45
         6.17     No Violation of Law............................................................................46
         6.18     No Default.....................................................................................46
         6.19     ERISA Compliance...............................................................................47
         6.20     Taxes..........................................................................................47
         6.21     Regulated Entities.............................................................................47
         6.22     Use of Proceeds; Margin Regulations............................................................47
         6.23     Infringements of Copyrights, Patents, Trademarks and Licenses, etc.............................48
         6.24     No Material Adverse Change.....................................................................48
         6.25     Full Disclosure................................................................................48
         6.26     Material Agreements............................................................................48
         6.27     Bank Accounts..................................................................................48
         6.28     Governmental Authorization.....................................................................48
         6.29     Purchase Agreement Transaction.................................................................49

ARTICLE 7 AFFIRMATIVE AND NEGATIVE COVENANTS.....................................................................49

         7.1      Taxes and Other Obligations....................................................................49
         7.2      Legal Existence and Good Standing..............................................................49
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
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         7.3      Compliance with Law and Agreements; Maintenance of Licenses....................................49
         7.4      Maintenance of Property; Inspection of Property................................................50
         7.5      Insurance......................................................................................50
         7.6      Insurance and Condemnation Proceeds............................................................51
         7.7      Environmental Laws.............................................................................51
         7.8      Compliance with ERISA..........................................................................53
         7.9      Mergers, Consolidations or Sales...............................................................53
         7.10     Distributions; Capital Change; Restricted Investments..........................................53
         7.11     Transactions Affecting Collateral or Obligations...............................................54
         7.12     Guaranties.....................................................................................54
         7.13     Debt...........................................................................................55
         7.14     Prepayment.....................................................................................55
         7.15     Transactions with Affiliates...................................................................55
         7.16     Investment Banking and Finder's Fees...........................................................56
         7.17     Business Conducted.............................................................................56
         7.18     Liens..........................................................................................56
         7.19     Sale and Leaseback Transactions................................................................56
         7.20     New Subsidiaries...............................................................................56
         7.21     Fiscal Year....................................................................................56
         7.22     Capital Expenditures...........................................................................56
         7.23     Fixed Charge Coverage Ratio....................................................................57
         7.24     Funded Debt to EBITDA..........................................................................58
         7.25     Interest Coverage Ratio........................................................................58
         7.26     Use of Proceeds................................................................................58
         7.27     Hedge Agreements...............................................................................58
         7.28     Further Assurances.............................................................................59

ARTICLE 8 CONDITIONS OF LENDING..................................................................................59

         8.1      Conditions Precedent to Making of Loans on the Closing Date....................................59
         8.2      Conditions Precedent to Making Term Loan (UK) Additional Advance...............................61
         8.3      Conditions Precedent to Each Loan..............................................................62

ARTICLE 9 DEFAULT; REMEDIES......................................................................................63

         9.1      Events of Default..............................................................................63
         9.2      Remedies.......................................................................................65

ARTICLE 10 TERM AND TERMINATION..................................................................................67

         10.1     Term and Termination...........................................................................67

ARTICLE 11 AMENDMENTS; WAIVERS; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS..........................................67

         11.1     Amendments and Waivers.........................................................................67
         11.2     Assignments; Participations....................................................................69
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
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

ARTICLE 12 THE COLLATERAL AND ADMINISTRATIVE AGENT...............................................................71

         12.1     Appointment and Authorization..................................................................71
         12.2     Delegation of Duties...........................................................................72
         12.3     Liability of Administrative Agent..............................................................72
         12.4     Reliance by Administrative Agent...............................................................72
         12.5     Notice of Default..............................................................................73
         12.6     Credit Decision................................................................................73
         12.7     Indemnification................................................................................73
         12.8     Administrative Agent in Individual Capacity....................................................74
         12.9     Successor Administrative Agent.................................................................74
         12.10    Withholding Tax................................................................................75
         12.11    Collateral Matters.............................................................................76
         12.12    Restrictions on Actions by Lenders; Sharing of Payments........................................77
         12.13    Agency for Perfection..........................................................................78
         12.14    Payments by Administrative Agent to Lenders....................................................78
         12.15    Settlement.....................................................................................78
         12.16    Letters of Credit; Intra-Lender Issues.........................................................82
         12.17    Concerning the Collateral and the Related Loan Documents.......................................83
         12.18    Field Audit and Examination Reports; Disclaimer by Lenders.....................................84
         12.19    Relation Among Lenders.........................................................................84
         12.20    Other Administrative Agents....................................................................84
         12.21    Rights of Administrative Agent as Security Trustee.  In its capacity as Security
                  Trustee, the Administrative Agent shall:.......................................................85

ARTICLE 13 MISCELLANEOUS.........................................................................................85

         13.1     No Waivers; Cumulative Remedies................................................................85
         13.2     Severability...................................................................................85
         13.3     Governing Law; Choice of Forum; Service of Process.............................................85
         13.4     WAIVER OF JURY TRIAL...........................................................................86
         13.5     Survival of Representations and Warranties.....................................................87
         13.6     Other Security and Guaranties..................................................................87
         13.7     Fees and Expenses..............................................................................87
         13.8     Notices........................................................................................88
         13.9     Waiver of Notices..............................................................................89
         13.10    Binding Effect.................................................................................89
         13.11    Indemnity of the Administrative Agent and the Lenders by the Borrowers.........................89
         13.12    Limitation of Liability........................................................................90
         13.13    Final Agreement................................................................................90
         13.14    Counterparts...................................................................................90
         13.15    Captions.......................................................................................90
         13.16    Right of Setoff................................................................................90
         13.17    Confidentiality................................................................................91
         13.18    Conflicts with Other Loan Documents............................................................91
         13.19    Joint and Several Liability....................................................................91
         13.20    Contribution and Indemnification among the Borrowers...........................................93


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
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         13.21    Agency of the Parent for each other Borrower...................................................93
         13.22    No Liability of Brazilian Lender; Indemnification..............................................93

                         ANNEXES, EXHIBITS AND SCHEDULES
                         -------------------------------

ANNEX A             -    DEFINED TERMS

EXHIBIT A-1         -    FORM OF TERM NOTE (UK)

EXHIBIT A-2         -    FORM OF TERM NOTE (France)

EXHIBIT A-3         -    FORM OF BRAZILIAN LETTER OF CREDIT

EXHIBIT B           -    FORM OF BORROWING BASE CERTIFICATE

EXHIBIT C           -    FINANCIAL STATEMENTS

EXHIBIT D           -    FORM OF NOTICE OF BORROWING

EXHIBIT E           -    FORM OF NOTICE OF CONTINUATION/CONVERSION

EXHIBIT F           -    FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

EXHIBIT G           -    ADDITIONAL BORROWER JOINDER SUPPLEMENT



SCHEDULE 6.3 - ORGANIZATION AND QUALIFICATIONS

SCHEDULE 6.4 - CORPORATE NAME; PRIOR TRANSACTIONS

SCHEDULE 6.5 - SUBSIDIARIES AND AFFILIATES

SCHEDULE 6.10 - DEBT

SCHEDULE 6.11 - REAL ESTATE; LEASES

SCHEDULE 6.12 - PROPRIETARY RIGHTS

SCHEDULE 6.13 - TRADE NAMES

SCHEDULE 6.14 - LITIGATION

SCHEDULE 6.15 - LABOR DISPUTES

SCHEDULE 6.16 - ENVIRONMENTAL LAW

SCHEDULE 6.19 - ERISA COMPLIANCE

SCHEDULE 6.26 - MATERIAL AGREEMENTS

SCHEDULE 6.27 - BANK ACCOUNTS


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SCHEDULE 7.10 - INVESTMENTS OUTSTANDING

SCHEDULE 7.13 - DEBT

SCHEDULE 7.16 - INVESTMENT BANKING AND FINDER'S FEE

SCHEDULE 7.18 - LIENS

SCHEDULE A-1 - EXISTING PERMITTED INTERCOMPANY ADVANCES

                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT, dated as of October 5, 2000, (this "Agreement") among the financial institutions from time to time parties hereto (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), BANK OF AMERICA, N.A., with an office at 231 South LaSalle Street, 16th Floor, Chicago, Illinois 60697, as collateral and administrative agent for the Lenders and as UK Security Trustee (in its capacity as agent and as UK Security Trustee, the "Administrative Agent"), NATIONAL CITY BANK, a national banking association, with an office at 1900 East Ninth Street, Locator Number 2083, Cleveland, Ohio 44114, as Co-Administrative Agent, MULTI BANCO, S.A., a banking corporation organized under the laws of the Republic of Brasil (the "Brazilian Lender"), solely for the purposes of Section 1.4(a), and UNIFRAX CORPORATION, a Delaware corporation with principal offices located at 2351 Whirlpool Street, Niagara Falls, New York 14305-2413, ("Parent"), UNIFRAX UK HOLDCO LIMITED, a company organized and existing under the laws of England and Wales with principal offices located at c/o Jones, Day, Reavis & Pogue, Bucklersbury House, 3 Queen Victoria Street, London EC42 8NA ("UK Holdco"), Unifrax Limited, a company organized and existing under the laws of England and Wales with principal offices located in Rainsford, England ("Unifrax UK"), NAF Brazil Ltda., a limitada organized under the laws of Brazil ("Unifrax Brazil"), solely for the purposes of Section 1.4(a), and UNIFRAX HOLDING FRANCE, a company organized and existing under the laws of France with principal offices located at 38 rue de Berri, 75008 Paris, France ("French Holdco"), jointly and severally (Parent, UK Holdco, Unifrax UK and French Holdco individually a "Borrower" and collectively, the "Borrowers;" UK Holdco, Unifrax UK sometimes together, the "UK Borrowers").

                                   WITNESSETH:
                                   -----------

         WHEREAS, the Borrowers have requested the Lenders to make available to the Borrowers a revolving line of credit for loans and letters of credit in an amount not to exceed U.S. $19,000,000 to the Parent and (pound)4,123,711.34 to UK Holdco and Unifrax UK, and to make term credit facilities available to the Borrowers in the aggregate principal amount of (a) (pound)4,123,711.34 UK Holdco, (b) Euro 11,454,753.72 to French Holdco and (c) $12,500,000 in the form of the Brazilian Letter of Credit (hereinafter defined), $9,000,000 of which shall be part of the term loan facility and the balance of which shall be charged as a reserve against the US Borrowing Base (hereinafter defined) issued by the Administrative Agent, which extensions of credit the Borrowers will use to finance the cash portion of the "Purchase Agreement Transaction" (as hereinafter defined) and for their working capital needs and general business purposes; and

         WHEREAS, capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed thereto in Annex A which is attached hereto and incorporated herein; the rules of construction contained therein shall govern the interpretation of this Agreement, and all Annexes, Exhibits and Schedules attached hereto are incorporated herein by reference;

         WHEREAS, the Lenders have agreed to make available to the Borrowers a revolving credit facility and term loans upon the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Lenders, the Administrative Agent, the Co-Administrative Agent, and the Borrowers hereby agree as follows:

                                   ARTICLE 1

                           LOANS AND LETTERS OF CREDIT
                           ---------------------------

1.1      TOTAL FACILITY.

                  Subject to all of the terms and conditions of this Agreement, the Lenders agree to make available a total Credit Facility consisting of (a) a US Revolving Loan not to exceed US. $19,000,000; (b) a UK Revolving Loan not to exceed (pound)4,123,711.34; (c) a Term Loan (UK) in the amount of (pound)4,123,711.34; (d) a Term Loan (France) in the amount of Euro 11,454,753.72; and (e) the Brazilian Letter of Credit in the amount of $12,500,000, $9,000,000 of which shall be part of the term loan facility and the balance of which shall be charged as a reserve against the US Borrowing Base (collectively, the "Total Credit Facility") to the Borrowers from time to time during the term of this Agreement. The Total Credit Facility shall be composed of a revolving line of credit consisting of Revolving Loans and Letters of Credit and the Term Loans described herein. As part of the Credit Facility, the Brazilian Lender will make the loans under the Brazilian Loan Documents which are secured by the Brazilian Letter of Credit, as further set forth in SECTION 1.4(a).

1.2      REVOLVING LOANS.

                  Subject to all of the terms and conditions of this Agreement, the US Lenders shall make the US Revolving Loans to the Parent and the UK Lender shall make the UK Revolving Loans to UK Holdco and Unifrax UK, as follows:

                  (a) AMOUNTS - US REVOLVING LOANS. Subject to the satisfaction of the conditions precedent set forth in ARTICLE 8 (Conditions of Lending), each US Lender severally agrees, upon the Parent's request from time to time on any Business Day during the period from the Closing Date to the Termination Date, to make revolving loans to the Parent denominated in Dollars and advanced in one or more other Approved Currencies designated by the Parent at any time and from time to time (the "US Revolving Loans"), in amounts not to exceed (except for Non-Ratable Loans and Administrative Agent Advances) such US Lender's Pro Rata Share of the US Availability.

                  (b) AMOUNTS - UK REVOLVING LOANS. Subject to the satisfaction of the conditions precedent set forth in ARTICLE 8 (Conditions of Lending), the UK Lender agrees, upon the request of UK Holdco or Unifrax UK from time to time on any Business Day during the period from the Closing Date to the Termination Date, to make revolving loans to UK Holdco or Unifrax UK denominated in Sterling and advanced in one or more other Approved Currencies designated by UK Holdco or Unifrax UK at any time and from time to time (the "UK Revolving Loans") in amounts not to exceed (except for Administrative Agent Advances) the UK Availability.

                  (c) ADVANCES IN EXCESS OF US AVAILABILITY/UK AVAILABILITY. The applicable Lenders, in their unanimous discretion, may elect to make US Revolving Loans or UK Revolving Loans, as the case may be, or issue or arrange to have issued US Letters of Credit or UK Letters of Credit, as the case may be, in excess of the US Borrowing Base or the UK Borrowing Base, respectively, on one or more occasions, but if they do so, neither the Administrative Agent nor any of the Lenders shall be deemed thereby to have changed the limits of the US Borrowing Base or the UK Borrowing Base or to be obligated to exceed such limits on any other occasion. If the Aggregate US Revolving Loans Outstandings exceed the US Borrowing Base or the Aggregate UK Revolving Loans Outstandings exceed the UK Borrowing Base, the Lenders may refuse to make or may otherwise restrict the making of Revolving Loans as such Lenders determine until such excess has been eliminated, subject to the Administrative Agent's authority, in its sole discretion, to make Administrative Agent Advances pursuant to the terms of
SECTION 1.2(i).

                  (d) REPAYMENT OF REVOLVING LOANS.

                           (i) The Parent is obligated to repay in full the US
Revolving Loans, together with interest thereon as prescribed under SECTION 2.1. The entire unpaid principal balance of the US Revolving Loans and all other non-contingent Obligations related thereto shall be immediately due and payable in full in immediately available funds on the Termination Date.

                           (ii) The Parent, UK Holdco and Unifrax UK are jointly
and severally obligated to repay in full the UK Revolving Loans, together with interest thereon as prescribed under SECTION 2.1. The entire unpaid principal balance of the UK Revolving Loans and all other non-contingent Obligations related thereto shall be immediately due and payable in full in immediately available funds on the Termination Date.

                  (e) PROCEDURE FOR BORROWING.

                           (i) Each Borrowing shall be made upon the applicable
Borrower's irrevocable written notice delivered to the Administrative Agent in the form of a notice of borrowing ("Notice of Borrowing"), to the Appropriate Notice Office which must be received prior to 12:00 noon (prevailing time in the location of the Appropriate Notice Office) (i) three (3) Business Days prior to the requested Funding Date, in the case of LIBOR Rate Loans, and (ii) no later than 11:00 a.m. (prevailing time in the location of the Appropriate Notice Office) on the requested Funding Date, in the case of Base Rate Loans, specifying:

                                    (1) the amount of the Borrowing, which in
the case of a LIBOR Rate Loan must equal or exceed $1,000,000 for US Revolving Loans or (pound)100,000 for UK Revolving Loans (and increments of $500,000 or (pound)100,000, respectively, in excess of such amount) or the Foreign Currency Equivalent or the Sterling Equivalent, if applicable, thereof;

                                    (2) the currency in which the Borrowing is
required, which must be an Approved Currency;

                                    (3) the requested Funding Date, which must
be a Business Day;

                                    (4) whether the Revolving Loans requested
are to be Base Rate Revolving Loans or LIBOR Revolving Loans; and

                                    (5) the duration of the Interest Period for
LIBOR Revolving Loans (and if not specified, it shall be deemed a request for an Interest Period of one month).

                           (ii) In the case of US Revolving Loans only, in lieu
of delivering a Notice of Borrowing, the Parent may give the Administrative Agent telephonic notice of such request for US Revolving Loans by the required time for advances to a Designated Account. The Administrative Agent at all times shall be entitled to rely on such telephonic notice in making such US Revolving Loans, regardless of whether any written confirmation is received.

                           (iii) No Borrower shall have any right to request a
Revolving Loan as a LIBOR Rate Loan while a Default or Event of Default has occurred and is continuing.

                           (iv) The Parent shall not have the right to request a
Base Rate Loan for any Approved Currency other than Dollars.

                  (f) RELIANCE UPON AUTHORITY. Prior to the Closing Date, each of the Parent and the UK Borrowers shall deliver to the Administrative Agent, a notice setting forth the account or accounts of, as applicable, the Parent or the UK Borrowers (each a "Designated Account" and collectively, the "Designated Accounts") to which the Administrative Agent is authorized to transfer the proceeds of all or any portion of the Revolving Loans requested hereunder. Each such Borrower may designate a replacement account from time to time by at least five (5) Business Days' prior written notice to the Administrative Agent. All such Designated Accounts must be reasonably satisfactory to the Administrative Agent. The Administrative Agent is entitled to rely conclusively on any Responsible Officer's request for Revolving Loans on behalf of a Borrower, so long as the proceeds thereof are to be transferred to a Designated Account. The Administrative Agent has no duty to verify the identity of any individual representing himself or herself as a Responsible Officer authorized by any Borrower to make such requests on its behalf.

                  (g) NO LIABILITY. The Administrative Agent shall not incur any liability to any Borrower as a result of acting upon any notice referred to in SECTIONS 1.2(e) and 1.2(f), which the Administrative Agent believes in good faith to have been given by a Responsible Officer or other person duly authorized by the applicable Borrower to request Revolving Loans on its behalf. The crediting of Revolving Loans to a Designated Account conclusively establishes the obligation of the applicable Borrowers to repay such Revolving Loans as provided herein.

                  (h) NOTICE IRREVOCABLE. Any Notice of Borrowing (or telephonic notice in lieu thereof) made pursuant to SECTION 1.2(e) is irrevocable. The Borrowers shall be bound to borrow the funds requested therein in accordance therewith.

                  (i) ADMINISTRATIVE AGENT'S ELECTION. With respect to US Revolving Loans, promptly after receipt of a Notice of Borrowing (or telephonic notice in lieu thereof for US Revolving Loans), the Administrative Agent shall elect to have the terms of SECTION 1.2(j) or the terms of SECTION 1.2(k) apply to such requested Borrowing. If the Bank declines in its sole discretion to make a Non-Ratable Loan pursuant to Section 1.2(k), the terms of
Section 1.2(j) shall apply to the requested Borrowing.

                  (j) MAKING OF REVOLVING LOANS. Promptly after receipt of a Notice of Borrowing or telephonic notice in lieu thereof (if permitted) with respect to UK Revolving Loans or, with respect to US Revolving Loans, if the Administrative Agent elects to have the terms of this SECTION 1.2(j) apply to a requested Borrowing, the Administrative Agent shall notify the Lenders by telecopy, telephone or e-mail of the requested Borrowing. Each applicable Lender shall transfer its Pro Rata Share of the requested Borrowing available to the Administrative Agent in immediately available funds, to the account from time to time designated by Administrative Agent, not later than 12:00 noon (prevailing time in the location of the Appropriate Notice Office) on the applicable Funding Date. After the Administrative Agent's receipt of all proceeds of such Revolving Loans, the Administrative Agent shall make the proceeds of such Revolving Loans available to the applicable Borrower on the applicable Funding Date by transferring same day funds to the account designated by such Borrower; PROVIDED, HOWEVER, that, except as provided in SECTION 1.2(c) the amount of US Revolving Loans so made on any date shall not exceed the US Availability and the amount of UK Revolving Loans so made on any date shall not exceed the UK Availability, as the case may be, on such date.

                  (k) MAKING OF NON-RATABLE LOANS.

                           (i) If Administrative Agent elects, with the consent
of the Bank, to have the terms of this SECTION 1.2(k) apply to a requested Borrowing of US Revolving Loans, the Bank shall make a Revolving Loan in the amount of that Borrowing available to the applicable Borrower on the applicable Funding Date by transferring same day funds to the applicable Borrower's Designated Account. Each US Revolving Loan made solely by the Bank pursuant to this Section is herein referred to as a "Non-Ratable Loan," and such Revolving Loans are collectively referred to as the "Non-Ratable Loans." Each Non-Ratable Loan shall be subject to all the terms and conditions applicable to other Revolving Loans except that all payments thereon shall be payable to the Bank solely for its own account. The aggregate amount of Non-Ratable Loans outstanding at any time shall not exceed $5,000,000 or the Foreign Currency Equivalent thereof. The Administrative Agent shall not request the Bank to make any Non-Ratable Loan if (1) the Administrative Agent has received written notice from any Lender that one or more of the applicable conditions precedent set forth in ARTICLE 8 will not be satisfied on the requested Funding Date for the applicable Borrowing, or (2) the requested Borrowing would exceed the US Availability on that Funding Date. The Administrative Agent shall not otherwise be required to determine whether the applicable conditions precedent set forth in ARTICLE 8 have been satisfied or the requested Borrowing would exceed the US Availability on that Funding Date applicable thereto prior to requesting the Bank to make a Non-Ratable Loan. For the avoidance of doubt, the concept of Non-Ratable Loans shall be inapplicable to the UK Borrowers since the UK Lender only shall make the UK Revolving Loans.

                           (ii) The Non-Ratable Loans shall be secured by the
Administrative Agent's Liens in and to the Collateral and shall constitute Base Rate Revolving Loans made in Dollars and shall be included in the Obligations hereunder.

                  (l) ADMINISTRATIVE AGENT ADVANCES.

                           (i) Subject to the limitations set forth below, the
Administrative Agent is authorized by the Borrowers and the Lenders, from time to time in the Administrative Agent's sole discretion, (A) after the occurrence of a Default or an Event of Default, or (B) at any time that any of the other conditions precedent set forth in ARTICLE 8 have not been satisfied, to make Base Rate Revolving Loans in Dollars to any Borrower on behalf of the Lenders in an aggregate amount outstanding at any time not to exceed 10% of the US Borrowing Base or 10% of the UK Borrowing Base, as applicable, which the Administrative Agent, in its reasonable business judgment, deems necessary or desirable (1) to preserve or protect the Collateral, or any portion thereof, (2) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (3) to pay any other amount chargeable to any Borrower pursuant to the terms of this Agreement, including costs, fees and expenses as described in SECTION 13.7 (any of such advances are herein referred to as an "Administrative Agent Advance" and collectively as the "Administrative Agent Advances"); PROVIDED that the Majority Lenders may at any time revoke the Administrative Agent's authorization to make Administrative Agent Advances. Any such revocation must be in writing and shall become effective prospectively upon the Administrative Agent's receipt thereof. The Administrative Agent shall notify each Lender in writing of each Administrative Agent Advance.

                           (ii) The Administrative Agent Advances shall be
secured by the Administrative Agent's Liens in and to the Collateral and shall constitute Base Rate Revolving Loans made in Dollars or in Sterling and shall be included in the Obligations hereunder.

         1.3 TERM CREDIT FACILITIES.


                  (a) COMMITMENTS. Subject to all of the terms and conditions of this Agreement, each of the applicable Lenders shall provide a term credit facility (the "Term Credit Facility") in an aggregate amount equal to such Lender's Pro Rata Share of the following (collectively, the "Term Credit Facility Commitment"), consisting of the Term Loans and the Brazilian Letter of Credit, described as follows:

                           (i) The UK Lender commits to make a term loan to UK
Holdco in the maximum amount of (pound)4,123,711.34 (the "Term Loan (UK)"), the first advance of which (the "Term Loan (UK) Initial Advance") shall be in the amount of (pound)2,405,498.2822222the second advance of which (the "Term Loan
(UK) Additional Advance") shall be in an amount equal to the lesser of (pound)1,718,213.60 or 75% of the appraised value, determined in the manner set forth in SECTION 8.2(c), of the Real Property covered by the Mortgage (UK) and shall be used for the purposes set forth in SECTION 6.22.

                           (ii) The French Lenders severally commit to each make
a term loan (collectively, the "Term Loan (France)") to French Holdco in the aggregate amount of Euro 11,454,753.72 (the "Term Loan (France)").

                           (iii) The Administrative Agent commits to have the
Letter of Credit Issuer issue the Brazilian Letter of Credit on behalf of the Lenders in accordance with the provisions of SECTION 1.4 in the stated amount of $12,500,000, with respect to which $9,000,000 shall be made as part of the Term Credit Facility and the balance of which shall be reserved against the US Borrowing Base. The Parent agrees to request that the Administrative Agent, on behalf of the Lenders, have the Letter of Credit Issuer issue an amendment to increase the stated amount of the Brazilian Letter of Credit in the event that the Brazilian Lender reasonably determines that, based upon the increase of the value of the Real to the Dollar or based on an increase in the interest rate index applicable to the obligations under the Brazilian Loan Documents, the Brazilian Letter of Credit does not provide adequate credit enhancement for the Brazilian Loan. Any increase to the Brazilian Letter of Credit shall increase the Brazilian Letter of Credit Reserves.

The Term Credit Facility shall be made available to the applicable Borrowers on the Closing Date, upon the satisfaction of the conditions precedent set forth in
ARTICLE 8 (Conditions of Lending). Each applicable Lender's Commitment to make the Term Loans and to purchase a participation interest in the Brazilian Letter of Credit is several and is limited in the principal amount set forth below such Lender's signature to this Agreement. The Administrative Agent shall not be responsible for the Term Credit Facility Commitment of any Lender; and similarly, none of the Lenders shall be responsible for the Term Credit Facility Commitment of any of the other Lenders; the failure, however, of any Lender to perform its Commitment shall not relieve any of the other Lenders from the performance of their respective Commitments.

                  (b) TERM CREDIT SCHEDULED PRINCIPAL PAYMENTS AND REDUCTIONS. In accordance with the terms of the Term Loan Notes and the Brazilian Letter of Credit Documents:

                           (i) In accordance with the terms of the Term Loan
Notes, the applicable Borrowers shall make monthly installment payments of principal on the Term Loans as follows:


----------------------------------------------------------------------------------------------
                                                Term Loan (UK)         Term Loan (France)
Payments                                          Installment              Installment
----------------------------------------------------------------------------------------------
Payments 1 through 12, beginning December   (pound)41,237.11             Euro 114,547.54
1, 2000 and due the first day of each
month thereafter:
----------------------------------------------------------------------------------------------
Payments 13 through 30, beginning December  (pound)61,855.67             Euro 171,821.31
1, 2001 and due the first day of each
month thereafter:
----------------------------------------------------------------------------------------------

The Term Loans shall mature and the entire unpaid principal balance of Term Loans shall be due and payable in full on August 1, 2003.

                           (ii) The stated amount of the Brazilian Letter of
Credit by its terms reduces from time to time based on the amount of scheduled payments of principal and interest on the Brazilian Loan Obligations. The following table shows the principal portion of the stated reduction. Actual aggregate reductions of the Brazilian Letter of Credit, however, are subject to the provision of SECTION 1.3(a)(iii) in the event there is an increase of the value of the Real to the

Dollar or there is an increase in the interest rate index applicable to the obligations under the Brazilian Loan Documents.

--------------------------------------------------------------------------------
                           Brazilian Letter of Credit

--------------------------------------------------------------------------------
Date of Reduction                              Principal Portion of Reduction

--------------------------------------------------------------------------------
Reductions 1 through 4, beginning January                $270,000.00
1, 2001 and made the first day of each
calendar quarter thereafter:
--------------------------------------------------------------------------------
Reductions 5 through 7, beginning January                $405,000.00
1, 2002 and made the first day of each
calendar quarter thereafter:
--------------------------------------------------------------------------------

                  The Brazilian Letter of Credit expires on October 1, 2002.

                  (c) TERM CREDIT FACILITY MANDATORY PREPAYMENTS.

                  Subject to the provisions of SECTION 3.10(a), the Parent and the other applicable Borrowers shall jointly and severally make annual mandatory prepayments (each a "Term Credit Facility Mandatory Prepayment;" and collectively, the "Term Credit Facility Mandatory Prepayments") to the Administrative Agent for the applicable Lenders in accordance with their respective Pro Rata Share. Each Term Credit Facility Mandatory Prepayment shall be in the amount equal to (a) seventy-five percent (75%) of Excess Cash Flow of the Parent and its Subsidiaries for Fiscal Year 2001 and (b) fifty percent (50%) of Excess Cash Flow of the Parent and its Subsidiaries for each Fiscal Year thereafter until the Obligations in respect of the Term Loans have been repaid in full and the Brazilian Letter of Credit has been terminated and/or expired and all Brazilian Letter of Credit Obligations have been paid in full. Term Credit Facility Mandatory Prepayments shall be payable on the date which is ten
(10) days after the Parent has furnished to the Administrative Agent the annual financial statements referred to in SECTION 5.2 (Financial Statements). If, however, the Parent fails to furnish such financial statements in any given calendar year as and when required, the Borrowers shall be required to pay the Term Credit Facility Mandatory Prepayment payable during such calendar year, as reasonably determined by the Administrative Agent, on the date which is one hundred twenty (120) days after the close of the then preceding Fiscal Year of the Parent and its Subsidiaries.

                  Each Term Credit Facility Mandatory Prepayment shall be applied:

                           FIRST, to the Term Loan (France), applied to the balloon payment due at maturity and then to principal installments in the inverse order of their maturities until the Obligations with respect of Term Loan (France) have been repaid and satisfied in full;

                           SECOND, either (A) to repay the obligations under the Brazilian Loan Documents, applied, not to the loan that matures at substantially the same time as the Brazilian Letter of Credit expires, but to the loans under the Brazilian Loan Documents in the inverse order of their maturities until the obligations with respect to the loans under Brazilian Loan Documents have been repaid and satisfied in full, the Parent hereby agreeing to make reasonable and diligent efforts to cause an equal reduction in the stated amount of the Brazilian Letter of Credit, or (B) otherwise, (1) as a deposit to one or more non-interest bearing accounts with and in the name of the Administrative Agent and over which the Administrative Agent alone shall have exclusive power of access and withdrawal (the "Brazilian Letter of Credit Cash Collateral Account") or (2) as a repayment of the US Revolving Loans, with a reservation (the "Brazilian Letter of Credit Prepayment Reserve") against US Availability in the amount of such repayment; and

                           THIRD, to the Term Loan (UK), applied to the balloon payment due at maturity and then to principal installments in the inverse order of their maturity.

                  The Brazilian Letter of Credit Cash Collateral Account is to be held by the Administrative Agent, for the ratable benefit of the Lenders, as additional collateral and security for all of the Obligations, including the Brazilian Letter of Credit Obligations. The Parent hereby assigns, pledges, grants and sets over to the Administrative Agent, for the ratable benefit of the Lenders, a first priority security interest in, and Lien on, all of the funds on deposit in the Brazilian Letter of Credit Cash Collateral Account, together with any and all proceeds (cash and non-cash) and products thereof as additional collateral and security for the Obligations. The Parent acknowledges and agrees that the Administrative Agent shall be entitled to fund any draw under the Brazilian Letter of Credit from the monies on deposit in the Brazilian Letter of Credit Cash Collateral Account without notice to or consent of the Parent or any of the Lenders. The Parent further acknowledges and agrees that the Administrative Agent's election to draw from the Brazilian Letter of Credit Cash Collateral Account shall in no way limit, impair, lessen, reduce, release or otherwise adversely affect the Parent's obligation to pay any Brazilian Letter of Credit Obligations. At such time as the Brazilian Letter of Credit has expired or been terminated and all Brazilian Letter of Credit Obligations have been paid in full, the Administrative Agent agrees to apply the amount of any remaining funds on deposit in the Brazilian Letter of Credit Cash Collateral Account to the then unpaid balance of the Obligations in such order and manner as the Administrative Agent shall determine in its sole and absolute discretion in accordance with the provisions of this Agreement. During the continuance of an Event of Default, the Administrative Agent, in the exercise of its sole and absolute discretion from time to time, or, absent an Event of Default, the Parent, shall determine whether a Term Credit Facility Mandatory Prepayment with respect to the Brazilian Letter of Credit shall be deposited to the Brazilian Letter of Credit Cash Collateral Account, as a prepayment of the US Revolving Loans or as a prepayment of obligations under the Brazilian Loan Documents. All funds on deposit in the Brazilian Letter of Credit Cash Collateral Account are part of the Collateral for all of the Obligations.

                  If the aggregate of the Brazilian Letter of Credit Reserve, plus the amounts on deposit in the Brazilian Letter of Credit Cash Collateral Account plus the Brazilian Letter of

Credit Prepayment Reserve, at any time exceeds the then existing face amount of the Brazilian Letter of Credit, the Administrative Agent shall apply the excess
(A) as a Term Credit Facility Mandatory Prepayment of the Term Loan (UK) FIRST by application of the Brazilian Letter of Credit Cash Collateral Account, and SECOND by reduction of the Brazilian Letter of Credit Prepayment Reserve and a simultaneous advance under the US Revolving Loans in the amount thereof, or (B) if the Term Loan (UK) has been repaid in full, (1) absent an Event of Default, as a payment to the US Revolving Loans first, up to the amount of the Brazilian Letter of Credit Cash Collateral Account and then as a reduction of the Brazilian Letter of Credit Prepayment Reserve, or (2) during the continuance of an Event of Default, to any of the Obligations, as the Administrative Agent may elect, in the exercise of its sole and absolute discretion. Any such application shall not take effect unless the Administrative Agent has determined whether or not such an excess exists and has allocated such excess, which determination and allocation the Administrative Agent agrees to effect promptly after the written request of Parent therefor.

                  (d) MAKING OF TERM LOANS. Each Lender shall make the amount of such Lender's Term Loans available to the Administrative Agent in same day funds, to the Administrative Agent's designated account, not later than at 11:00 a.m. (London time) on the Closing Date; PROVIDED, HOWEVER, that the UK Lender shall make the amount of such Lender's Term Loan (UK) Additional Advance available to the Administrative Agent in same day funds, to the Administrative Agent's designated account, not later than at 11:00 a.m. (London time) on the third Business Day after the Administrative Agent, in the exercise of its reasonable judgment, notifies the UK Lender that the conditions of SECTIONS 8.2 AND 8.3 have been met. After the Administrative Agent's receipt of the proceeds of such Term Loans, upon satisfaction of the conditions precedent set forth in
ARTICLE 8, the Administrative Agent shall make the proceeds of such Term Loans available to the applicable Borrowers on such Funding Date by transferring same day funds equal to the proceeds of such Term Loans received by the Administrative Agent to an account of the Borrowers designated in writing by the Borrowers or as Parent shall otherwise instruct in writing.

                  (e) TERM LOAN NOTES.

                  (i) The Parent, UK Holdco and Unifrax UK are jointly and severally obligated to repay in full the Term Loan (UK), together with interest thereon as prescribed under SECTION 2.1. The Parent, UK Holdco and Unifrax UK shall execute and deliver to the UK Lender a note dated the Closing Date substantially in the form of EXHIBIT A-1 ("Term Note (UK)") in the maximum principal amount of the Term Loan (UK) for the purpose of further evidencing their Obligations to the UK Lender in respect of the Term Loan (UK).

(ii) The Parent and French Holdco are jointly and severally obligated to repay in full the Term Loan (France), together with interest thereon as prescribed under SECTION 2.1. The Parent and French Holdco shall execute and deliver to each French Lender a note dated the Closing Date in substantially the form of EXHIBIT A-2 ("Term Notes (France)") each in the principal amount of each French Lender's Pro Rata Share of the Term Loan (France) for the purpose of further evidencing their Obligations to the French Lenders in respect of the Term Loan (France).

                           (iii) The Parent is obligated to repay in full the
Brazilian Letter of Credit Obligations in accordance with the terms of the Brazilian Letter of Credit Documents.

                  (f) NOTATION AND ENDORSEMENT. The Administrative Agent shall record on its books the principal amount of the Term Loans owing to each Lender from time to time. In addition, each Lender is authorized, at such Lender's option, to note the date and amount of each payment or prepayment of principal of such Lender's Term Loans in its books and records, such books and records constituting rebuttably presumptive evidence, absent manifest error, of the accuracy of the information contained therein. Prior to the transfer of a Term Loan Note, the applicable Lender shall endorse on the reverse side thereof the outstanding principal balance of the Term Loan evidenced thereby. Failure by such Lender to make such notation or endorsement shall not affect the obligations of the Borrowers under such Term Loan Note or any of the other Loan Documents.

         1.4 BRAZILIAN LETTER OF CREDIT.

                  (a) BRAZILIAN LENDER'S AGREEMENT. As a part of the credit accommodations under this Agreement, at the request of the Parent, the Brazilian Lender confirms its agreement under the laws of Brazil to provide the loans, and Unifrax Brazil confirms its agreement to borrow, all as described in the Brazilian Loan Documents, subject to the terms and conditions of the Brazilian Loan Documents, in reliance upon the Brazilian Letter of Credit. This Agreement and the other Loan Documents may be as amended, modified, restated, substituted, extended and renewed from time to time without notice to or consent of the Brazilian Lender or Unifrax Brazil.

                  (b) AGREEMENT TO ISSUE. Subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties of the Borrowers herein set forth, the Administrative Agent agrees to issue on the Closing Date for the account of Parent a standby letter of credit substantially in the form of EXHIBIT A-3 attached hereto and made a part hereof (the "Brazilian Letter of Credit") in the initial stated amount of $12,500,000 for the benefit of the Brazilian Lender, with an expiration date of October 1, 2002 and with the appropriate insertions. The stated amount of the Brazilian Letter of Credit shall reduce as set forth in EXHIBIT A-3.

                  (c) OTHER CONDITIONS. In addition to being subject to the satisfaction of the applicable conditions precedent contained in ARTICLE 8, the obligation of the Administrative Agent to issue the Brazilian Letter of Credit is subject to the following conditions precedent having been satisfied in a manner satisfactory to the Administrative Agent:

                           (i) The Parent shall have delivered to the
Administrative Agent the completed and fully executed Brazilian Letter of Credit Documents, and the form and terms of the proposed Brazilian Letter of Credit shall be satisfactory to the Administrative Agent.

                           (ii) As of the date of issuance, no order of any
court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the Brazilian Letter of Credit, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit from, or request that the Administrative Agent refrain from, the issuance of letters of credit generally or the issuance of the Brazilian Letter of Credit.

                  (d) NO EXTENSIONS. The Administrative Agent shall not be obligated to extend the Brazilian Letter of Credit. With respect to any extension, amendment, or "evergreen" or automatic renewal provision of the Brazilian Letter of Credit, each Lender shall be deemed to have consented to any such extension or renewal unless the extension or renewal would cause the expiration date of the Brazilian Letter of Credit to be later than thirty (30) days prior to the Stated Termination Date.

                  (e) PAYMENTS PURSUANT TO BRAZILIAN LETTER OF CREDIT.

                           (i) PAYMENT OF BRAZILIAN LETTER OF CREDIT
OBLIGATIONS. The Parent agrees to reimburse the Administrative Agent for any draw under the Brazilian Letter of Credit and the amount of all other Obligations and other charges, fees and amounts payable in connection with the Brazilian Letter of Credit immediately when due, irrespective of any claim, setoff, defense or other right which any of the Borrowers may have at any time against the Administrative Agent or any other Person.

                           (ii) REVOLVING LOANS TO SATISFY REIMBURSEMENT
OBLIGATIONS. In the event that the Administrative Agent honors a draw under the Brazilian Letter of Credit and Parent shall not have repaid such amount to the Administrative Agent pursuant to SECTION 1.4(e)(i) (Payment of Brazilian Letter of Credit Obligations), the Administrative Agent shall, upon receiving notice of such failure, notify each Lender of such failure, and each Lender shall unconditionally pay to the Administrative Agent, for the account of the Administrative Agent, as applicable, as and when provided hereinbelow, an amount equal to such Lender's Pro Rata Share of the amount of such payment in Dollars and in same day funds. If the Administrative Agent so notifies the Lenders prior to 11:00 a.m. (Chicago, Illinois time) on any Business Day, each Lender shall make available to the Administrative Agent the amount of such payment, as provided in the immediately preceding sentence, on such Business Day.

                  (f) COMPENSATION FOR BRAZILIAN LETTER OF CREDIT.

                           (i) BRAZILIAN LETTER OF CREDIT FEE. The Parent agrees
to pay to the Administrative Agent with respect to the Brazilian Letter of Credit, for the account of the Lenders, the Brazilian Letter of Credit Fee specified in, and in accordance with the terms of, SECTION 2.6 (Brazilian Letter of Credit Fee).

                           (ii) ISSUER FEES AND CHARGES. The Parent shall pay to
the Administrative Agent, for the account of the Administrative Agent, the standard fees of the Administrative Agent for issuing, administering, amending, renewing, paying and canceling the Brazilian Letter of Credit and all other fees associated with issuing or servicing the Brazilian Letter of Credit, as and when assessed.

                  (g) INDEMNIFICATION; EXONERATION; POWER OF ATTORNEY.

                           (i) INDEMNIFICATION. In addition to amounts payable
as elsewhere provided in this SECTION 1.4, Parent hereby agrees to protect, indemnify, pay and save the Lenders and the Administrative Agent harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which any Lender or the Administrative Agent may incur or be subject to as a consequence, direct or indirect, of the issuance of the Brazilian Letter of Credit. Obligations under this SECTION 1.4(g)(i) shall survive payment of all Obligations.

                           (ii) ASSUMPTION OF RISK BY THE BORROWERS. As among
the Parent, the Lenders, and the Administrative Agent, the Parent assumes all risks of the acts and omissions of, or misuse of the Brazilian Letter of Credit by the beneficiary of the Brazilian Letter of Credit. In furtherance and not in limitation of the foregoing, the Lenders and the Administrative Agent shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to the Brazilian Letter of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign the Brazilian Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) the failure of the beneficiary of the Brazilian Letter of Credit to comply duly with conditions required in order to draw upon the Brazilian Letter of Credit; (D) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under the Brazilian Letter of Credit or of the proceeds thereof; (G) the misapplication by the beneficiary of the Brazilian Letter of Credit of the proceeds of any drawing under the Brazilian Letter of Credit; or (H) any consequences arising from causes beyond the control of the Lenders or the Administrative Agent, including, without limitation, any act or omission, whether rightful or wrongful, of any present or future DE JURE or DE FACTO Governmental Authority. None of the foregoing shall affect, impair or prevent the vesting of any rights or powers of the Administrative Agent or any Lender under this SECTION 1.4(g)(ii).

                           (iii) EXONERATION. In furtherance and extension, and
not in limitation, of the specific provisions set forth above, any action taken or omitted by the Administrative Agent or any Lender under or in connection with the Brazilian Letter of Credit or any related certificates, if taken or omitted in the absence of gross negligence or willful misconduct, shall not put the Administrative Agent or any Lender under any resulting liability to the Parent or relieve the Parent of any of its Obligations hereunder to any such Person.

                  (h) SUPPORTING BRAZILIAN LETTER OF CREDIT; CASH COLLATERAL. If the Brazilian Letter of Credit is outstanding upon the termination of this Agreement or, if sooner, thirty (30) days prior to the Stated Termination Date, the Parent shall then deposit with the Administrative Agent, for the ratable benefit of the Administrative Agent and the Lenders, with respect to the Brazilian Letter of Credit then outstanding, as the Administrative Agent, in its sole discretion shall specify, either (i) a standby letter of credit (a "Brazilian Supporting Letter of Credit") in form and substance satisfactory to the Administrative Agent, issued by an issuer satisfactory to the Administrative Agent in an amount equal to the greatest amount for which the Brazilian

Letter of Credit may be drawn plus any fees and expenses associated with the Brazilian Letter of Credit, under which Brazilian Supporting Letter of Credit the Administrative Agent is entitled to draw amounts necessary to reimburse the Administrative Agent and the Lenders for payments made by the Administrative Agent and the Lenders under the Brazilian Letter of Credit and any fees and expenses associated with the Brazilian Letter of Credit, or (ii) cash deposits to the Letter of Credit Cash Collateral Account in amounts necessary to reimburse the Administrative Agent and the Lenders for payments made by the Administrative Agent or the Lenders under the Brazilian Letter of Credit and any fees and expenses associated with the Brazilian Letter of Credit and all other actual or anticipated Brazilian Letter of Credit Obligations. Such Brazilian Supporting Letter of Credit or deposit to the Letter of Credit Cash Collateral Account shall be held by the Administrative Agent, for the ratable benefit of the Administrative Agent and the Lenders, as security for, and to provide for the payment of, the aggregate undrawn amount of the Brazilian Letter of Credit remaining outstanding and all other Brazilian Letter of Credit Obligations.

         1.5 OTHER LETTERS OF CREDIT.

                  (a) AGREEMENT TO ISSUE OR CAUSE TO ISSUE. Subject to the terms and conditions of this Agreement, the Administrative Agent agrees (i) to cause the Letter of Credit Issuer to issue for the account of the Parent or the UK Borrowers one or more commercial/documentary and standby letters of credit other than the Brazilian Letter of Credit (each such other letter of credit, a "Letter of Credit"), and/or (ii) to provide credit support or other enhancement to a Letter of Credit Issuer acceptable to the Administrative Agent which issues a Letter of Credit for the account of the Parent or the UK Borrowers (any such credit support or enhancement being herein referred to as a "Credit Support") from time to time during the term of this Agreement.

                  (b) AMOUNTS; OUTSIDE EXPIRATION DATE. The Administrative Agent shall not have any obligation to issue or cause to be issued any Letter of Credit or to provide Credit Support for any Letter of Credit at any time if: (i) the maximum stated amount of any requested US Letter of Credit is greater than the Unused US Letter of Credit Subfacility at such time or the maximum stated amount of any requested UK Letter of Credit is greater than the Unused UK Letter of Credit Subfacility at such time; (ii) the maximum undrawn stated amount of any requested US Letter of Credit and all commissions, fees, and charges due from the Parent in connection with the opening thereof exceeds the US Availability at such time or the maximum undrawn stated amount of any requested UK Letter of Credit and all commissions, fees and charges due from the UK Borrowers in connection with the opening thereof exceeds the UK Availability at such time; or (iii) such Letter of Credit has an expiration date less than 30 days prior to the Stated Termination Date or more than 12 months from the date of issuance for standby letters of credit and 180 days for documentary letters of credit. With respect to any Letter of Credit which contains any "evergreen" or automatic renewal provision, each Lender shall be deemed to have consented to any such extension or renewal unless any such Lender shall have provided to the Administrative Agent, written notice that it declines to consent to any such extension or renewal at least thirty (30) days prior to the date on which the Letter of Credit Issuer is entitled to decline to extend or renew the Letter of Credit. If all of the requirements of this SECTION 1.5 are met and no Default or Event of Default has occurred and is continuing, no Lender shall decline to consent to any such extension or renewal.

                  (c) OTHER CONDITIONS. In addition to the satisfaction of the conditions precedent contained in ARTICLE 8, the obligation of the Administrative Agent to issue or to cause to be issued any Letter of Credit or to provide Credit Support for any Letter of Credit is subject to the following conditions precedent having been satisfied in a manner reasonably satisfactory to the Administrative Agent:

                           (i) The Parent or the UK Borrower, as applicable,
shall have delivered to the Letter of Credit Issuer, at such times and in such manner as such Letter of Credit Issuer may prescribe, an application in form and substance satisfactory to such Letter of Credit Issuer and reasonably satisfactory to the Administrative Agent for the issuance of the Letter of Credit and such other documents as may be required pursuant to the terms thereof, and the form and terms of the proposed Letter of Credit shall be reasonably satisfactory to the Administrative Agent and the Letter of Credit Issuer; and

                           (ii) As of the date of issuance, no order of any
court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed Letter of Credit Issuer refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit.

                  (d) ISSUANCE OF LETTERS OF CREDIT.

                           (i) REQUEST FOR ISSUANCE. The Parent or the UK
Borrower, as applicable, must notify the Administrative Agent at the Applicable Notice Office of a requested Letter of Credit at least three (3) Business Days in the case of the Parent, and four (4) Business Days in the case of the UK Borrowers, prior to the proposed issuance date. Such notice shall be irrevocable and must specify the original face amount of the Letter of Credit requested, the Business Day of issuance of such requested Letter of Credit, whether such Letter of Credit may be drawn in a single or in partial draws, the Business Day on which the requested Letter of Credit is to expire, the purpose for which such Letter of Credit is to be issued, and the beneficiary of the requested Letter of Credit. The Parent or the UK Borrower, as applicable, shall attach to such notice the proposed form of the Letter of Credit.

                           (ii) RESPONSIBILITIES OF THE ADMINISTRATIVE AGENT;
ISSUANCE. As of the Business Day immediately preceding the requested issuance date of the Letter of Credit, the Administrative Agent shall determine the amount of the applicable Unused US Letter of Credit Subfacility and US Availability or Unused UK Letter of Credit Subfacility and UK Availability. If
(i) the face amount of the requested Letter of Credit is less than the applicable Unused US Letter of Credit Subfacility or the Unused UK Letter of Credit Subfacility and (ii) the amount of such requested Letter of Credit and all commissions, fees, and charges due from the Borrowers in connection with the opening thereof would not exceed the US Availability or UK Availability, as applicable, the Administrative Agent shall cause the Letter of Credit Issuer to issue the requested Letter of Credit on the requested issuance date so long as the other conditions hereof are met.

                           (iii) NO EXTENSIONS OR AMENDMENT. The Administrative
Agent shall not be obligated to cause the Letter of Credit Issuer to extend or amend any Letter of Credit issued pursuant hereto unless the requirements of this SECTION 1.5 are met as though a new Letter of Credit were being requested and issued.

                  (e) PAYMENTS PURSUANT TO LETTERS OF CREDIT.

                           Each of the Parent and the UK Borrowers agree to
reimburse immediately the Letter of Credit Issuer for any draw under any Letter of Credit for its account and the Administrative Agent for the account of the Lenders upon any payment pursuant to any Credit Support, and to pay the Letter of Credit Issuer the amount of all other charges and fees payable to the Letter of Credit Issuer in connection with any applicable Letter of Credit immediately when due, irrespective of any claim, setoff, defense or other right which the Parent or the UK Borrowers, as applicable, may have at any time against the Letter of Credit Issuer or any other Person. Each drawing under any Letter of Credit shall constitute a request by the applicable Borrower to the Administrative Agent for a Borrowing of a Base Rate Revolving Loan to be assessed against the US Revolving Loans or the UK Revolving Loans, as applicable, in the amount of such drawing. The Funding Date with respect to such Borrowing shall be the date of such drawing.

                  (f) COMPENSATION FOR LETTERS OF CREDIT.

                           (i) LETTER OF CREDIT FEE. Each of the Borrowers
agrees to pay to the Administrative Agent with respect to any Letters of Credit, for the account of the Lenders, the Letter of Credit Fee specified in, and in accordance with the terms of SECTION 2.7 (Letter of Credit Fee).

                           (ii) LETTER OF CREDIT ISSUER FEES AND CHARGES. Each
of the Borrowers shall pay to the Administrative Agent, for the account of the Letter of Credit Issuer, the standard fees of the Letter of Credit Issuer for issuing, administering, amending, renewing, paying and canceling Letters of Credit and all other fees associated with issuing and servicing Letters of Credit, as and when assessed.

                  (g) INDEMNIFICATION; EXONERATION; POWER OF ATTORNEY

                           (i) INDEMNIFICATION. In addition to amounts payable
as elsewhere provided in this SECTION 1.5, the Parent and the UK Borrowers agree to protect, indemnify, pay and save the Lenders and the Administrative Agent harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which any Lender or the Administrative Agent (other than the Bank in its capacity as Letter of Credit Issuer) may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit, limited in the case of the UK Borrowers to Letters of Credit issued for their account, or the provision of any Credit Support or enhancement in connection therewith. The Parent's and the UK Borrowers' obligations under this SECTION 1.5(g)(1) shall survive payment of all other Obligations.

                           (ii) ASSUMPTION OF RISK BY THE BORROWERS. As among
the Parent and the UK Borrowers, the Lenders, and the Administrative Agent, the Parent and the UK

Borrowers, as applicable, assume all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Lenders and the Administrative Agent shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) the failure of the beneficiary of any Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (D) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher;
(E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (G) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; (H) any consequences arising from causes beyond the control of the Lenders or the Administrative Agent, including any act or omission, whether rightful or wrongful, of any present or future DE JURE or DE FACTO Governmental Authority or (I) the Letter of Credit Issuer's honor of a draw for which the draw or any certificate fails to comply in any respect with the terms of the Letter of Credit. None of the foregoing shall affect, impair or prevent the vesting of any rights or powers of the Administrative Agent or any Lender under this SECTION 1.5(g).

                           (iii) EXONERATION. Without limiting the foregoing, no
action or omission whatsoever by the Administrative Agent or any Lender (excluding any Lender in its capacity as a Letter of Credit Issuer) shall result in any liability of the Administrative Agent or and Lender to the Parent or the UK Borrowers, or relieve the Parent or the UK Borrowers of any of their obligations hereunder to any such Person.

                           (iv) RIGHTS AGAINST LETTER OF CREDIT ISSUER. Nothing
contained in this Agreement is intended to limit the Parent's or the UK Borrowers' rights, if any, with respect to the Letter of Credit Issuer which arise as a result of the letter of credit application and related documents executed by and between any such Parent or the UK Borrowers and the Letter of Credit Issuer.

                           (v) INDEMNIFICATION BY LENDERS. To the extent not
reimbursed by the Parent or the UK Borrowers, as applicable, and without limiting the obligations of the Borrowers hereunder, the Lenders agree to indemnify the Letter of Credit Issuer ratably in accordance with their respective Pro Rata Shares, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including reasonable attorneys' fees) or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Letter of Credit Issuer in any way relating to or arising out of any Letter of Credit or the transactions contemplated thereby or any action taken or omitted by the Letter of Credit Issuer under any Letter of Credit or any Loan Document in connection therewith; PROVIDED that no Lender shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Lender agrees to reimburse the Letter of Credit Issuer promptly upon demand for its Pro Rata Share of any costs or expenses payable by the Borrowers to the Letter of Credit Issuer, to the extent that the Letter of Credit Issuer is not promptly reimbursed for such costs and expenses by the Parent or the UK Borrowers. The agreement contained in this Section shall survive payment in full of all other Obligations.

                           (vi) ACCOUNT PARTY. The Parent and the UK Borrowers
each hereby authorize and direct any Letter of Credit Issuer to name the applicable Borrower as the "Account Party" therein and to deliver to the Administrative Agent all instruments, documents and other writings and property received by the Letter of Credit Issuer pursuant to the Letter of Credit, and to accept and rely upon the Administrative Agent's instructions and agreements with respect to all matters arising in connection with the Letter of Credit or the application therefor.

                  (h) SUPPORTING LETTER OF CREDIT. If, notwithstanding the provisions of SECTION 1.5(b) and SECTION 10.1, any Letter of Credit or Credit Support is outstanding upon the termination of this Agreement, then upon such termination the Parent or the UK Borrowers, as applicable, shall deposit with the Administrative Agent, for the ratable benefit of the Administrative Agent and the Lenders, with respect to each Letter of Credit or Credit Support then outstanding, a standby letter of credit (a "Supporting Letter of Credit") in form and substance satisfactory to the Administrative Agent, issued by an issuer reasonably satisfactory to the Administrative Agent in an amount equal to the greatest amount for which such Letter of Credit or such Credit Support may be drawn plus any fees and expenses associated with such Letter of Credit or such Credit Support, under which Supporting Letter of Credit the Administrative Agent is entitled to draw amounts necessary to reimburse the Administrative Agent and the Lenders for payments to be made by the Administrative Agent and the Lenders under such Letter of Credit or Credit Support and any fees and expenses associated with such Letter of Credit or Credit Support. Such Supporting Letter of Credit shall be held by the Administrative Agent, for the ratable benefit of the Administrative Agent and the Lenders, as security for, and to provide for the payment of, the aggregate undrawn amount of such Letters of Credit or such Credit Support remaining outstanding.

         1.6 PARTICIPATIONS IN BRAZILIAN LETTER OF CREDIT

                  (a) PURCHASE OF PARTICIPATIONS. Immediately upon the issuance of the Brazilian Letter of Credit and upon the issuance of any other Letters of Credit in accordance with ARTICLE 1 (Loans and Letters of Credit), each Lender shall be deemed to have irrevocably and unconditionally purchased and received without recourse or warranty, an undivided interest and participation in the Brazilian Letter of Credit and any other Letters of Credit equal to such Lender's Pro Rata Share of the stated amount of the Brazilian Letter of Credit and the stated amount of any such other Letters of Credit (including, without limitation, all obligations of any of the Borrowers with respect thereto, and any security therefor or guaranty pertaining thereto).

                  (b) SHARING OF REIMBURSEMENT OBLIGATION PAYMENTS. Whenever the Administrative Agent receives a payment from the Borrowers on account of the reimbursement obligations in respect of the Brazilian Letter of Credit or any other Letters of Credit as to which the Administrative Agent has previously received payment from a Lender pursuant to ARTICLE 1 (Loans and Letters of Credit), the Administrative Agent shall promptly pay to such Lender such Lender's Pro Rata Share of such payment from the Borrowers in the currency received. Each such payment shall be made by the Administrative Agent on the Business Day on which the Administrative Agent receives immediately available funds paid to such Person pursuant to the immediately preceding sentence, if received prior to 11:00 a.m. (prevailing time in the location of the Appropriate Payment Office) on such Business Day and otherwise on the next succeeding Business Day.

                  (c) DOCUMENTATION. Upon the request of any Lender, the Administrative Agent shall furnish to such Lender copies of the Loan Documents relating to the Brazilian Letter of Credit and any other Letters of Credit.

                  (d) OBLIGATIONS IRREVOCABLE. The obligations of each Lender to make payments to the Administrative Agent with respect to the Brazilian Letter of Credit and any other Letters of Credit, and the obligations of the Borrowers to make payments to the Administrative Agent, for the account of the Lenders, shall be irrevocable, not subject to any qualification or exception whatsoever, including, without limitation, any of the following circumstances:

                           (i) any lack of validity or enforceability of this
Agreement or any of the other Loan Documents;

                           (ii) the existence of any claim, setoff, defense or
other right which any of the Borrowers may have at any time against any Person, including (without limitation) any beneficiary named in the Brazilian Letter of Credit or any other Letter of Credit or any transferee of the Brazilian Letter of Credit or any other Letter of Credit (or any Person for whom any such transferee may be acting), any Lender, the Administrative Agent, or any other Person, whether in connection with this Agreement, the Brazilian Letter of Credit or any other Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between any of the Borrowers or any other Person);

                           (iii) any draft, certificate or any other document
presented under the Brazilian Letter of Credit or any other Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                           (iv) the surrender or impairment of any security for
the performance or observance of any of the terms of any of the Loan Documents;
or

                           (v) the occurrence of any Default or Event of
Default.

                  (e) RECOVERY OR AVOIDANCE OF PAYMENTS. In the event any payment by or on behalf of the Parent or the UK Borrowers received by the Administrative Agent with respect to the Brazilian Letter of Credit or any other Letter of Credit (or any guaranty by the Borrowers or reimbursement obligation of the Borrowers relating thereto) and distributed by the Administrative Agent to the Lenders on account of their respective participations therein is thereafter set aside, avoided or recovered from the Administrative Agent in connection with any receivership, liquidation or bankruptcy proceeding, the Lenders shall, upon demand by the Administrative Agent, pay to the Administrative Agent their respective Pro Rata Shares of such amount set aside, avoided or recovered, together with interest at the rate required to be paid by the Administrative Agent upon the amount required to be repaid by it.

         1.7 BANK PRODUCTS.

                  The Borrowers may request and the Bank may, in its sole and absolute discretion, arrange for the Borrowers to obtain from the Bank, or the Bank's Affiliates, Bank Products although the Borrowers are not required to do so. If Bank Products are provided by an Affiliate of the Bank, the Borrowers agree to indemnify and hold the Bank and the Lenders harmless from any and all costs and obligations now or hereafter incurred by the Bank or any of the Lenders which arise from any indemnity given by the Bank to its Affiliates related to such Bank Products; PROVIDED, HOWEVER, nothing contained herein is intended to limit the Borrowers' rights, with respect to the Bank or its Affiliates, if any, which arise as a result of the execution of documents by and between the Borrowers and the Bank which relate to Bank Products. The agreement contained in this Section shall survive termination of this Agreement. The Borrowers acknowledge and agree that the obtaining of Bank Products from the Bank or the Bank's Affiliates (a) is in the sole and absolute discretion of the Bank or the Bank's Affiliates, and (b) is subject to all rules and regulations of the Bank or the Bank's Affiliates.

         1.8 LOAN ACCOUNT. The Administrative Agent shall record the principal amount of the Loans owing to each Lender, the undrawn face amount of the Brazilian Letter of Credit and all other outstanding Letters of Credit and the aggregate amount of unpaid reimbursement obligations outstanding with respect to the Brazilian Letter of Credit and all other Letters of Credit from time to time on its books. In addition, each Lender may note the date and amount of each payment or prepayment of principal of such Lender's Loans in its books and records. Such books and records shall constitute rebuttably presumptive evidence, absent manifest error, of the accuracy of the information contained therein. Failure by the Administrative Agent or any Lender to make such notation shall not affect the Obligations of the Borrowers with respect to the Loans, the Brazilian Letter of Credit or the Letters of Credit.

                                   ARTICLE 2

                                INTEREST AND FEES
                                -----------------

         2.1 INTEREST.

                  (a) INTEREST RATES. All outstanding Obligations shall bear interest on the unpaid principal amount thereof (including, to the extent permitted by law, on interest thereon not paid when due) from the date made until paid in full in cash at a rate determined by reference to the Base Rate or the LIBOR Rate PLUS the Applicable Margins, but not to exceed the Maximum Rate. Each change in the Base Rate shall be reflected in the interest rate applicable to Base Rate Loans as of the effective date of such change. All interest charges shall be computed on the basis of a year of 360 days and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). The applicable Borrowers shall pay to the Administrative Agent, for the ratable benefit of Lenders, interest accrued on all Base Rate Loans in arrears on the first day of each month hereafter and on the Termination Date. The applicable Borrowers shall pay to the Administrative Agent, for the ratable benefit of Lenders, interest on all LIBOR Rate Loans in arrears on each LIBOR Interest Payment Date.

                  (b) DEFAULT RATE. During the continuance of a Default or Event of Default, no Borrower may elect to have a Revolving Loan converted into or continued as a LIBOR Rate Revolving Loan and the Default Rate shall apply at the option of the Required Lenders.

                  (c) TERM LOANS. Notwithstanding any other provision of this Agreement, the Term Loans shall be initially extended as Base Rate Loans but shall be requested to be converted to LIBOR Rate Loans no later than (4) Business Days, to be effective no more than seven (7) days following the date on which the Term Loans are funded and shall remain LIBOR Rate Loans at all times thereafter unless the Lenders agree otherwise.

         2.2 CONTINUATION AND CONVERSION ELECTIONS.

                  (a) THE BORROWERS MAY:

                           (i) elect, as of any Business Day, in the case of Base Rate Loans, to convert any Base Rate Loans or any part thereof in an amount not less than $1,000,000 for US Revolving Loans or (pound)100,000 for UK Revolving Loans (and increments of $500,000 and (pound)100,000, respectively), or the Foreign Currency Equivalent thereof, into LIBOR Rate Loans; or

                           (ii) elect, as of the last day of the applicable Interest Period, to continue any LIBOR Rate Loans which have Interest Periods expiring on such day, or any part thereof in an amount not less than $1,000,000 for US Revolving Loans or (pound)100,000 for UK Revolving Loans (and increments of $500,000 and (pound)100,000, respectively), or the Foreign Currency Equivalent thereof;

PROVIDED, that if at any time the aggregate amount of LIBOR Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $1,000,000 for US Revolving Loans of (pound)100,000 for UK Revolving Loans, or the Foreign Currency Equivalent thereof, such LIBOR Rate Loans shall, subject to SECTION 1.2(e)(iii), automatically convert into Base Rate Loans (to the extent the Base Rate is available for such LIBOR Rate Loans), and on and after such date the right of the Borrowers to continue such Loans as, and convert such Loans into, LIBOR Rate Loans, as the case may be, shall terminate, and provided further that if the notice shall fail to specify the duration of the Interest Period, such Interest Period shall be one month.

                  (b) The Borrowers shall deliver a notice of continuation/conversion ("Notice of Continuation/Conversion") to the Administrative Agent not later than 12:00 noon (prevailing time in the location of the Appropriate Notice Office) at least three (3) Business Days in advance of the Continuation/Conversion Date, if the Loans are to be converted into or continued as LIBOR Rate Loans and specifying:

                           (i) the proposed Continuation/Conversion Date;

                           (ii) the aggregate amount of Loans to be converted or
renewed;

                           (iii) the currency of Loans to be converted or
renewed;

                           (iv) the type of Loans resulting from the proposed
conversion or continuation; and

                           (v) the duration of the requested Interest Period,
PROVIDED, HOWEVER, the Borrowers may not select an Interest Period that ends after the Stated Termination Date.

                  (c) If upon the expiration of any Interest Period applicable to LIBOR Revolving Loans, the Borrowers have failed to select timely a new Interest Period to be applicable to such LIBOR Revolving Loans or if any Default or Event of Default then exists, subject to SECTION 1.2(e)(iii), the Borrowers shall be deemed to have elected to convert such LIBOR Revolving Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

                  (d) If upon the expiration of any Interest Period applicable to a Term Loan that is a LIBOR Rate Loan, the Borrowers have failed to select timely a new Interest Period to be applicable to such LIBOR Rate Loan, the Borrowers shall be deemed to have elected, effective as of the expiration date of such Interest Period, an Interest Period of one month.

                  (e) The Administrative Agent will promptly notify each Lender of its receipt of a Notice of Continuation/Conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Lender.

         2.3 MAXIMUM INTEREST RATE. In no event shall any interest rate provided for hereunder exceed the maximum rate legally chargeable by any Lender under applicable law for such Lender with respect to loans of the type provided for hereunder (the "Maximum Rate"). If, in any month, any interest rate, absent such limitation, would have exceeded the Maximum Rate, then the interest rate for that month shall be the Maximum Rate, and, if in future months, that interest rate would otherwise be less than the Maximum Rate, then that interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would, but for this SECTION 2.3, have been paid or accrued if the interest rate otherwise set forth in this Agreement had at all times been in effect, then the Borrowers shall, to the extent permitted by applicable law, pay the Administrative Agent, for the account of the Lenders, an amount equal to the excess of (a) the lesser of (i) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect or (ii) the amount of interest which would have accrued had the interest rate otherwise set forth in this Agreement, at all times, been in effect over (b) the amount of interest actually paid or accrued under this Agreement. If a court of competent jurisdiction determines that the Administrative Agent and/or any Lender has received interest and other charges hereunder in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations other than interest, in the inverse order of maturity, and if there are no Obligations outstanding, the Administrative Agent and/or such Lender shall refund to the Borrowers such excess.

         2.4 CLOSING FEE.

         Borrowers, as they may allocate among themselves, agree to pay the Administrative Agent, for the account of the Lenders, in accordance with their respective Pro Rata Share on the Closing Date a closing fee (the "Closing Fee") in the amount of $425,000, which Closing Fee shall be fully earned by the Lenders on the Closing Date. The Administrative Agent, the Lenders and the Borrowers agree that the Closing Fee shall be financed by the Lenders as a Revolving Loan charged to the US Revolving Loans.

         2.5 UNUSED LINE FEE.

         On the first day of each month and on the Termination Date, each of (a) Parent and (b) UK Holdco and Unifrax UK agree to pay to the Administrative Agent, for the account of the Lenders, in accordance with their respective Pro Rata Shares of the US Revolving Loans and the UK Revolving Loans, respectively, an unused line fee (the "Unused Line Fee") as follows:

         Parent shall pay an unused line fee (the "US Unused Line Fee") equal to the Applicable Margin for Unused Line Fees times the amount by which the Maximum US Revolving Loans Amount exceeded the average daily outstanding amount of US Revolving Loans and the average daily outstanding amount of the US Letter of Credit Obligations and the average daily Brazilian Letter of Credit Reserve during the immediately preceding month or shorter period if calculated on the Termination Date.

         The UK Borrowers shall pay an unused line fee (the "UK Unused Line Fee") equal to the Applicable Margin for Unused Line Fees times the amount by which the Maximum UK Revolving Loans Amount exceeded the sum of the average daily outstanding amount of UK Revolving Loans and the average daily outstanding amount of the UK Letter of Credit Obligations during the immediately preceding month or shorter period if calculated on the Termination Date.

         The Unused Line Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed. All payments received by the Administrative Agent shall be deemed to be credited to the applicable Borrower's Loan Account immediately upon receipt for purposes of calculating the Unused Line Fee pursuant to this SECTION 2.5.

         2.6 BRAZILIAN LETTER OF CREDIT FEE. The Parent agrees to pay to (a) the Administrative Agent, for the ratable account of the applicable Lenders, a letter of credit fee (the "Brazilian Letter of Credit Fee") equal to the sum of
(i) the Applicable Margin (based on and multiplied by the amount by which the undrawn stated amount of the Brazilian Letter of Credit exceeds the amount of the sum of the Brazilian Letter of Credit Reserve plus the amount of deposit in the Brazilian Letter of Credit Cash Collateral Account), and (ii) the Applicable Margin (based on and multiplied by the sum amount of the Brazilian Letter of Credit Reserve plus the amount of deposit in the Brazilian Letter of Credit Cash Collateral Account), and (b) for the benefit of the Letter of Credit Issuer a fronting fee of one-eighth of one percent (0.125%) per annum of the undrawn face amount of the Brazilian Letter of Credit, and (c) to the Letter of Credit Issuer, all out-of-pocket costs, fees and expenses incurred by the Letter of Credit Issuer in connection with the application for, processing of, issuance of, or amendment to the Brazilian Letter of Credit and all other fees under this SECTION 2.6. The Brazilian Letter of Credit Fee shall be payable monthly in arrears on the first day of each month following any month in which a Brazilian Letter of Credit was issued and/or in which the Brazilian Letter of Credit remains outstanding. The Brazilian Letter of Credit Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed.

         2.7 LETTER OF CREDIT FEE. The Borrowers agree to pay to (a) the Administrative Agent, for the account of the Lenders, in accordance with their respective Pro Rata Shares, for each Letter of Credit, a fee (the "Letter of Credit Fee") equal to the Applicable Margin, and (b) to Administrative Agent for the benefit of the Letter of Credit Issuer a fronting fee of one-eighth of one percent (0.125%) per annum of the undrawn face amount of each Letter of Credit, and (c) to the Letter of Credit Issuer, all out-of-pocket costs, fees and expenses incurred by and customary charges of the Letter of Credit Issuer in connection with the application for, processing of, issuance of, or amendment to any Letter of Credit. The Letter of Credit Fee shall be payable monthly in arrears on the first day of each month following any month in which a Letter of Credit is outstanding and on the Termination Date. The Letter of Credit Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed.

         2.8 COLLATERAL ADMINISTRATION FEE.

                  The Parent agrees to pay to the Administrative Agent, for its sole account, a collateral administration fee (collectively, the "Collateral Administration Fee" and individually a "Collateral Administration Fee") of $35,000, which Collateral Administration Fee shall be paid on the Closing Date and on each Anniversary Date until all Obligations arising out of, or under, the Total Facility have been paid in full. The entire amount of the Collateral Administration Fee may be advanced by the Administrative Agent as a US Revolving Loan.

                    BALANCE OF PAGE INTENTIONALLY LEFT BLANK

                                   ARTICLE 3

                            PAYMENTS AND PREPAYMENTS
                            ------------------------

         3.1 REVOLVING LOANS. The Parent under SECTION 1.2 (Revolving Loans) shall repay the outstanding principal balance of the US Revolving Loans, plus all accrued but unpaid interest thereon, on the Termination Date. The UK Borrowers under SECTION 1.2 (Revolving Loans) shall repay the outstanding principal balance of the UK Revolving Loans, plus all accrued but unpaid interest thereon, on the Termination Date. The Borrowers may prepay Revolving Loans at any time, and reborrow subject to the terms of this Agreement; PROVIDED, HOWEVER, that with respect to any LIBOR Revolving Loans prepaid by the Borrowers prior to the expiration date of the Interest Period applicable thereto, the Borrowers shall pay to the Administrative Agent for account of the Lenders the amounts described in SECTION 4.4. In addition, and without limiting the generality of the foregoing, upon demand the Parent shall pay to the Administrative Agent, for account of the applicable Lenders, the amount (without duplication) by which the Aggregate US Revolving Loans Outstandings exceeds the US Borrowing Base, and the UK Borrowers shall pay to the Administrative Agent, for account of the applicable Lenders, the amount (without duplication) by which the Aggregate UK Revolving Loans Outstandings exceeds the UK Borrowing Base.

         3.2 REPAYMENT OF THE TERM LOANS. The applicable Borrowers agree to repay the principal of the Term Loans to the Administrative Agent, for the account of the Lenders as set forth in SECTION 1.3 (Term Credit Facilities).

         3.3 PREPAYMENTS OF THE TERM LOANS.

                  (a) The Borrowers may prepay the principal of the Term Loans in whole or in part, at any time and from time to time upon at least five (5) Business Days' prior written notice (which shall include a notice as to which Term Loan is being prepaid) to the Administrative Agent. All voluntary prepayments of the principal of the Term Loans shall be accompanied by the payment of all accrued but unpaid interest on the Term Loans being repaid to the date of prepayment. Any voluntary prepayment of less than all of the outstanding principal of the Term Loans shall be applied to the installments of principal of the Term Loans being repaid in the inverse order of maturity. Amounts prepaid in respect of the Term Loans may not be reborrowed. Notwithstanding the foregoing, the Term Loan (UK) may not be the subject of a voluntary prepayment at any time when there is any amount outstanding under the UK Revolving Loans.

                  (b) Immediately upon receipt by the Borrowers or any of their Subsidiaries of proceeds of any asset disposition (excluding proceeds of asset dispositions permitted by SECTION 7.9 and subject to the provisions of SECTION 7.9) or any sale of the stock of any Subsidiary of the Parent (other than to the Parent or to another Subsidiary, except that the stock of any Subsidiary that is a Borrower may only be sold to another Borrower), the applicable Borrower shall prepay the Term Loans in an amount equal to all such proceeds, net of (A) commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by the Borrowers in connection therewith (in each case, paid to non-Affiliates), (B) transfer taxes, (C) amounts payable to holders of senior

Liens (to the extent such Liens constitute Permitted Liens hereunder), if any, and (D) an appropriate reserve for taxes in accordance with GAAP in connection therewith ("Net Proceeds"). Any such prepayment shall be applied in accordance with SECTION 3.3(c).

                  (c) Prepayments in accordance with SECTION 3.3(b) shall be applied as follows: Proceeds of Accounts and Inventory of the Parent or an amount equal to the book value of Accounts and Inventory sold as part of a sale of a division or by means of the sale of the stock of a Subsidiary of the Parent shall be applied, FIRST, to accrued interest with respect to the US Revolving Loans and, SECOND, to pay the principal of the US Revolving Loans. Proceeds of Accounts and Inventory of the UK Borrowers or an amount equal to the book value of Accounts and Inventory sold as part of a sale of a division or by means of the sale of the stock of a Subsidiary of the UK Borrowers shall be applied, FIRST, to accrued interest with respect to the UK Revolving Loans and, SECOND, to pay the principal of the UK Revolving Loans. Proceeds of all other assets, including proceeds from the sale of a division or a Subsidiary in excess of the book value of Accounts and Inventory sold as part of the sale of that division or Subsidiary, shall be applied, FIRST, to accrued interest with respect to the Term Loans made to the relevant Borrower, SECOND, to scheduled installments of the Term Loans made to the relevant Borrower in inverse order of maturity, THIRD, to accrued interest with respect to any Term Loans, and, FOURTH, to scheduled installments of any Term Loans in inverse order of maturity.

         3.4 LIBOR RATE LOAN PREPAYMENTS. In the event that any Borrower would be required to make a mandatory prepayment with respect to any Term Loan prior to the expiration of Interest Period, the applicable Borrower shall deliver the funds required to be prepaid to the Administrative Agent and may request, in the absence of the continuance of a Event of Default, that the Administrative Agent deposit such funds into an account over which the Administrative Agent has sole control (which deposit shall secure the Obligations) and shall not apply such funds until the expiration of the next expiring Interest Period. If, despite the foregoing, in connection with any prepayment, if any LIBOR Rate Loans are prepaid prior to the expiration date of the Interest Period applicable thereto, the Borrowers shall pay to the Lenders the amounts described in SECTION 4.4; provided, however, that the Administrative Agent will to the extent possible apply prepayments to Base Rate Loans.

         3.5 PAYMENTS BY THE BORROWERS.

                  (a) All payments to be made by the Borrowers shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrowers shall be made to the Administrative Agent for the account of the Lenders, at the account designated by the Administrative Agent and shall be made in the borrowed currency and in immediately available funds, no later than 12:00 noon (prevailing time in the location of the Appropriate Payment Office) on the date specified herein. Any payment received by the Administrative Agent after such time shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

                  (b) Subject to the provisions set forth in the definition of "Interest Period", whenever any payment is due on a day other than a Business Day, such payment shall be due on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

         3.6 PAYMENTS AS REVOLVING LOANS. At the election of Administrative Agent, all payments of principal, interest, reimbursement obligations in connection with Letters of Credit and Credit Support for Letters of Credit, fees, premiums, reimbursable expenses and other sums payable hereunder, may be paid from the proceeds of Revolving Loans made hereunder. The Borrowers hereby irrevocably authorize the Administrative Agent to charge the Loan Account for the purpose of paying all amounts from time to time due hereunder and agrees that all such amounts charged shall constitute Revolving Loans (including Non-Ratable Loans and Administrative Agent Advances). Unless the Administrative Agent elects otherwise during the continuance of an Event of Default, such payments from the proceeds of UK Revolving Loans will be applied only to the Obligations of UK Holdco and Unifrax UK and proceeds of US Revolving Loans will not be applied to the Obligations of UK Holdco and Unifrax UK.

         3.7 APPORTIONMENT, APPLICATION AND REVERSAL OF PAYMENTS. Aggregate principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Revolving Loans to which such payments relate held by each Lender) and payments of the fees shall, as applicable, be apportioned ratably among the Lenders, except for fees payable solely to Administrative Agent and the Letter of Credit Issuer and except as provided in SECTION 11.1(b). All payments shall be remitted to the Administrative Agent and all such payments not relating to principal or interest of specific Loans, or not constituting payment of specific fees, and all proceeds of Accounts or other Collateral received by the Administrative Agent, shall be applied, ratably, subject to the provisions of this Agreement, FIRST, to pay any fees, indemnities or expense reimbursements including any amounts relating to Bank Products then due to the Administrative Agent from the Borrowers; SECOND, to pay any fees or expense reimbursements then due to the Lenders from the Borrowers; THIRD, to pay interest due in respect of all Revolving Loans (including Non-Ratable Loans and Administrative Agent Advances) (first to US Revolving Loans and then to UK Revolving Loans); FOURTH, to pay or prepay principal of the Non-Ratable Loans and Administrative Agent Advances; FIFTH, to pay or prepay principal of the Revolving Loans (other than Non-Ratable Loans and Administrative Agent Advances) and unpaid reimbursement obligations in respect of Letters of Credit (first to US Revolving Loans and then to UK Revolving Loans); SIXTH, to pay or prepay principal of the Term Loans (first to Term Loan (France), second as a prepayment of the obligations under the Brazilian Loan Documents under clause second (A) of SECTION 1.3(c) (Term Credit Facility Mandatory Prepayments), as a deposit to the Brazilian Letter of Credit Cash Collateral Account or as a reduction in the Brazilian Letter of Credit Reserve, in the discretion of the Parent, if no Event of Default exists, or otherwise, of the Administrative Agent, and then to Term Loan (UK)); and SEVENTH, to the payment of any other Obligation including any amounts relating to Bank Products other than amounts covered by clause FIRST above. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrowers, or unless an Event of Default has occurred and is continuing, neither the Administrative Agent nor any Lender shall apply any payments which it receives to any LIBOR Rate Loan, except (a) on the expiration date of the Interest Period applicable to any such LIBOR Rate Loan, or (b) in the event, and only to the extent, that there are no outstanding Base Rate Loans and, in any event, the Borrowers shall pay LIBOR breakage losses in accordance with SECTION 4.4. The Administrative Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Obligations.

         3.8 INDEMNITY FOR RETURNED PAYMENTS. If, after receipt of any payment which is applied to the payment of all or any part of the Obligations, the Administrative Agent or any Lender is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Administrative Agent or such Lender and the Borrowers shall be liable to pay to the Administrative Agent and the Lenders, and hereby does indemnify the Administrative Agent and the Lenders and hold the Administrative Agent and the Lenders harmless for the amount of such payment or proceeds surrendered. The provisions of this SECTION 3.8 shall be and remain effective notwithstanding any contrary action which may have been taken by the Administrative Agent or any Lender in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to the Administrative Agent's and the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this SECTION 3.8 shall survive the termination of this Agreement.

         3.9 ADMINISTRATIVE AGENT'S AND LENDERS' BOOKS AND RECORDS; MONTHLY STATEMENTS. The Borrowers agree that the Administrative Agent's and each Lender's books and records showing the Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall constitute rebuttably presumptive proof thereof, irrespective of whether any Obligation is also evidenced by a promissory note or other instrument. The Administrative Agent will provide to the Borrowers a monthly statement of Loans, payments, and other transactions pursuant to this Agreement. Such statement shall be deemed correct, accurate, and binding on the Borrowers and an account stated (except for reversals and reapplications of payments made as provided in SECTION 3.8 and corrections of errors discovered by the Administrative Agent), unless the Borrowers notify the Administrative Agent in writing to the contrary within thirty (30) days after such statement is rendered. In the event a timely written notice of objections is given by the Borrowers, only the items to which exception is expressly made will be considered to be disputed by the Borrowers.

         3.10 LIMITATIONS ON JOINT AND SEVERAL LIABILITY; CONTRIBUTION RIGHTS.

                  (a) Notwithstanding any provision to the contrary which may be contained in this Agreement, the obligations and liabilities of one or more of the Borrowers under this Agreement and any of the other Loan Documents shall be limited as and to the extent provided in this Section:

                           (i) the UK Borrowers shall be liable only for payment
                  of the UK Obligations; and

                           (ii) French Holdco shall be liable only for payment
                  of the French Obligations; and

                           (iii) the Parent shall be liable for all of the
                  Obligations, including, without limitation, the UK Obligations, the French Obligations, and the Brazilian Letter of Credit Obligations.

Consistent with the limitations on liability of the UK Borrowers and French Holdco under this SECTION 3.10 (Limitations on Joint and Several Liability), all Proceeds of the Collateral covered by the UK Security Documents shall be applied only in satisfaction of the UK Obligations and Proceeds of Collateral covered by the French Security Documents shall be applied only in satisfaction of the French Obligations, except to the extent otherwise expressly provided in the UK Security Documents and/or the French Security Documents.

                  (b) The Borrowers acknowledge that each of them benefits from the collective financing arrangement represented by the Credit Facility extended by the Lenders pursuant to this Agreement and the other Loan Documents. Each Borrower shall have a right of contribution to obtain reimbursement from each other Borrower in respect of the Obligations to the extent that such payment exceeds the benefit realized by such Borrower from the Credit Facility. Any right of contribution which arises as a result of payments made in respect of the Obligations or otherwise shall be subordinate to the rights of the Lenders and the Administrative Agent to payment and performance in full of the Obligations.

         3.11 GUARANTY OF PARENT.

                  (a) The Parent hereby unconditionally and irrevocably, guarantees to the Administrative Agent and the Lenders:

                           (i) the due and punctual payment in full (and not
merely the collectibility) by French Holdco of the French Obligations, including unpaid and accrued interest thereon, in each case when due and payable, all according to the terms of this Agreement, the Term Loan Notes and the other Loan Documents;

                           (ii) the due and punctual payment in full (and not
merely the collectibility) by the UK Borrowers of the UK Obligations, including unpaid and accrued interest thereon, in each case when due and payable, all according to the terms of this Agreement, the Term Loan Notes and the other Loan Documents;

                           (iii) the due and punctual payment in full (and not
merely the collectibility) by the other Borrowers of all other sums and charges which may at any time be due and payable in accordance with this Agreement, the Notes or any of the other Loan Documents;

                           (iv) the due and punctual performance by the other
Borrowers of all of the other terms, covenants and conditions contained in the Loan Documents; and

                           (v) all the other Obligations of the other Borrowers.

                  (b) The obligations and liabilities of the Parent as a guarantor under this SECTION 3.11 shall be absolute and unconditional, irrespective of the genuineness, validity, priority, regularity or enforceability of this Agreement, any of the Notes or any of the Loan

Documents or any other circumstance which might otherwise constitute a legal or equitable discharge of a surety or guarantor. The Parent, in its capacity as a guarantor (but not in its capacity as a Borrower), expressly agrees that the Administrative Agent and the Lenders may, in their sole and absolute discretion, without notice to or further assent of the Parent and without in any way releasing, affecting or in any way impairing the joint and several obligations and liabilities of the Parent as a guarantor hereunder:

                           (i) waive compliance with, or any defaults under, or
grant any other indulgences under or with respect to this Agreement or any of the other Loan Documents;

                           (ii) modify, amend, change or terminate any
provisions of this Agreement and/or any of the other Loan Documents;

                           (iii) grant extensions or renewals of or with respect
to any Credit Facility, the Notes or any of the other Loan Documents;

                           (iv) effect any release, subordination, compromise or
settlement in connection with this Agreement, any of the Notes or any of the other Loan Documents;

                           (v) agree to the substitution, exchange, release or
other disposition of the Collateral or any part thereof, or any other collateral for any of UK Obligations and/or the French Obligations to the subordination of any Lien therein;

                           (vi) make advances for the purpose of performing any
term, provision or covenant contained in this Agreement, any of the Notes or any of the other Loan Documents with respect to which any of the other Borrowers shall then be in default;

                           (vii) make future advances pursuant to this Agreement
or any of the other Loan Documents;

                           (viii) assign, pledge, hypothecate or otherwise
transfer the Commitments relating to the UK Obligations and/or the French Obligations, the UK Obligations, the French Obligations, the Notes, any of the other Loan Documents or any interest therein, all as and to the extent permitted by the provisions of this Agreement;

                           (ix) deal in all respects with the other Borrowers as
if this SECTION 3.11 were not in effect;

                           (x) effect any release, compromise or settlement with
any of the other Borrowers, whether in their capacity as a Borrower or as a guarantor under this SECTION 3.11, or any other guarantor; and

                           (xi) provide debtor-in-possession financing or allow
use of cash collateral in proceedings under the Bankruptcy Code, it being expressly agreed by all Borrowers that any such financing and/or use would be part of the Obligations.

                  (c) The obligations and liabilities of the Parent, as guarantor under this SECTION 3.11, shall be primary, direct and immediate, shall not be subject to any counterclaim, recoupment, set off, reduction or defense based upon any claim that the Parent may have against any one or more of the other Borrowers, the Administrative Agent, any one or more of the Lenders and/or any other guarantor and shall not be conditional or contingent upon pursuit or enforcement by the Administrative Agent or other Lenders of any remedies it may have against any of the Borrowers with respect to this Agreement, the Notes or any of the other Loan Documents, whether pursuant to the terms thereof or by operation of law. Without limiting the generality of the foregoing, the Administrative Agent and the Lenders shall not be required to make any demand upon any of the Borrowers, or to sell any of the Collateral or otherwise pursue, enforce or exhaust its or their remedies against any of the Borrowers or any of the Collateral either before, concurrently with or after pursuing or enforcing its rights and remedies hereunder. Any one or more successive or concurrent actions or proceedings may be brought against the Parent under this SECTION 3.11, either in the same action, if any, brought against any one or more of the Borrowers or in separate actions or proceedings, as often as the Administrative Agent may deem expedient or advisable. Without limiting the foregoing, it is specifically understood that any modification, limitation or discharge of any of the liabilities or obligations of any one or more of the Borrowers, any other guarantor or any obligor under any of the Loan Documents, arising out of, or by virtue of, any bankruptcy, arrangement, reorganization or similar proceeding for relief of debtors under federal or state law initiated by or against any one or more of the Borrowers, in their respective capacities as borrowers and guarantor under this SECTION 3.11, or under any of the Loan Documents shall not modify, limit, lessen, reduce, impair, discharge, or otherwise affect the liability of the Parent under this SECTION 3.11 in any manner whatsoever, and this SECTION 3.11 shall remain and continue in full force and effect. It is the intent and purpose of this SECTION 3.11 that the Parent shall and does hereby waive all rights and benefits which might accrue to any other guarantor by reason of any such proceeding, and the Parent agrees that it shall be liable for the full amount of the obligations and liabilities under this SECTION 3.11, regardless of, and irrespective to, any modification, limitation or discharge of the liability of any one or more of the Borrowers, any other guarantor or any obligor under any of the Loan Documents, that may result from any such proceedings.

                  (d) The Parent, as guarantor under this SECTION 3.11, hereby unconditionally, irrevocably and expressly waives:

                           (i) presentment and demand for payment of the UK
Obligations, the French Obligations and protest of non-payment;

                           (ii) notice of acceptance of this SECTION 3.11 and of
presentment, demand and protest thereof;

                           (iii) notice of any default hereunder or under the
Notes or any of the other Loan Documents and notice of all indulgences;

                           (iv) notice of any increase in the amount of any
portion of or all of the indebtedness guaranteed by this SECTION 3.11;

                           (v) demand for observance, performance or enforcement
of any of the terms or provisions of this SECTION 3.11, the Notes or any of the other Loan Documents;

                           (vi) all errors and omissions in connection with the
Administrative Agent's administration of all indebtedness guaranteed by this
SECTION 3.11, except errors and omissions resulting from acts of bad faith;

                           (vii) any right or claim of right to cause a
marshalling of the assets of any one or more of the other Borrowers;

                           (viii) any act or omission of the Administrative
Agent or the Lenders which changes the scope of the risk as guarantor hereunder; and

                           (ix) all other notices and demands otherwise required
by law which the Parent may lawfully waive.


                           Within ten (10) days following any request of the
Administrative Agent so to do, the Parent will furnish to the Administrative Agent and the Lenders and such other persons as the Administrative Agent may direct with a written certificate, duly acknowledged stating in detail whether or not any credits, offsets or defenses exist with respect to this SECTION 3.11.

3.12     REDENOMINATION OF LOANS IN STERLING.

                  Each Obligation under this Agreement which is denominated in Sterling and each advance of a US Revolving Loan or UK Revolving Loan to be made in Sterling shall be redenominated in Euros in accordance with any applicable EMU Legislation which may be adopted; provided, that, if and to the extent that any EMU Legislation provides that an amount which is denominated is either the Euro or Sterling, as a national currency unit of the Euro, may be loaned or repaid either in the Euro or in any national currency unit of the Euro, including Sterling, the Borrowers shall be entitled to pay the applicable Obligations, and the Lenders shall be entitled to make any requested advance of the US Revolving Loan or the UK Revolving Loan, in either Euros or Sterling. Without prejudice and in addition to any method of conversion or rounding prescribed by any EMU Legislation and without prejudice to the Obligations, each reference in this Agreement to a minimum amount (or an integral multiple thereof) expressed in Sterling shall be replaced by a referenced to such reasonably comparable amount and convenient amount (in integral multiple thereof) in Euros as the Administrative Agent may from time to time specify.

3.13     CONTRACTUAL CURRENCY.

                  Any amount received or recovered by the Administrative Agent in respect of any sum expressed to be due to it (whether for itself or as trustee for any other person) from any Borrower under this Agreement or under any of the other Loan Documents in a currency other than the currency (the "contractual currency") in which such sum is so expressed to be due (whether as a result of, or of the enforcement of, any judgment or order of a court or tribunal of any jurisdiction, the winding-up of a Borrower of otherwise) shall only constitute a discharge of such Borrower to the extent of the amount of the contractual currency that the Administrative Agent is able, in accordance with its usual practice, to purchase with the amount of the currency so received or recovered on the date of receipt or recovery (or, if later, the first date on which such purchase is practicable). If the amount of the contractual currency so purchased is less than the amount of the contractual currency so expressed to be due, such Borrower shall indemnify the Administrative Agent against any loss sustained by it as a result, including the cost of making any such purchase.

                                   ARTICLE 4

                     TAXES, YIELD PROTECTION AND ILLEGALITY
                     --------------------------------------

         4.1 TAXES.

                  (a) Any and all payments by the Borrowers to each Lender or the Administrative Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for any Taxes. In addition, the Borrowers shall pay all Other Taxes.

                  (b) The Borrowers agree to indemnify and hold harmless each Lender and the Administrative Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid in good faith by any Lender or the Administrative Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date such Lender or the Administrative Agent makes written demand therefor.

                  (c) If the Borrowers shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Lender or the Administrative Agent, then:

                           (i) the sum payable shall be increased as necessary
so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Lender or the Administrative Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

                           (ii) the Borrowers shall make such deductions and
withholdings;

                           (iii) the Borrowers shall pay the full amount
deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                           (iv) the Borrowers shall also pay to each Lender or
the Administrative Agent for the account of such Lender, at the time interest is paid, all additional amounts which the respective Lender specifies as necessary to preserve the after-tax yield such Lender would have received if such Taxes or Other Taxes had not been imposed.

                  (d) At the Administrative Agent's request, within 30 days after the date of any payment by the Borrowers of Taxes or Other Taxes, the Borrowers shall furnish the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Administrative Agent.

                  (e) If the Borrowers are required to pay additional amounts to any Lender or the Administrative Agent pursuant to SUBSECTION (c) of this Section, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its lending office so as to eliminate any such additional payment by the Borrowers which may thereafter accrue, if such change in the judgment of such Lender is not otherwise disadvantageous to such Lender.

         4.2 ILLEGALITY.

                  (a) If any Lender determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make LIBOR Rate Loans, then, on notice thereof by that Lender to the Borrowers through the Administrative Agent, any obligation of that Lender to make LIBOR Rate Loans shall be suspended until that Lender notifies the Administrative Agent and the Borrowers that the circumstances giving rise to such determination no longer exist.

                  (b) If a Lender determines that it is unlawful to maintain any LIBOR Rate Loan, the Borrowers shall, upon its receipt of notice of such fact and demand from such Lender (with a copy to the Administrative Agent), prepay in full such LIBOR Rate Loans of that Lender then outstanding, together with interest accrued thereon and amounts required under SECTION 4.4, either on the last day of the Interest Period thereof, if that Lender may lawfully continue to maintain such LIBOR Rate Loans to such day, or immediately, if that Lender may not lawfully continue to maintain such LIBOR Rate Loans. If the Borrowers are required to so prepay any LIBOR Rate Loans, then concurrently with such prepayment, the Borrowers shall borrow from the affected Lender, in the amount of such repayment, a Base Rate Loan.

         4.3 INCREASED COSTS AND REDUCTION OF RETURN.

                  (a) If any Lender determines that due to either (i) the introduction of or any change in the interpretation of any law or regulation or
(ii) the compliance by that Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any LIBOR Rate Loans, then the Borrowers shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Administrative Agent), pay to the Administrative Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs.

                  (b) If any Lender shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by such Lender or any corporation or other entity controlling such Lender with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation or other entity controlling such Lender and (taking into consideration such Lender's or such corporation's or other entity's policies with respect to capital adequacy and such Lender's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitments, loans, credits or obligations under this Agreement, then, upon demand of such Lender to the Borrowers through the Administrative Agent, the Borrowers shall pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such increase.

         4.4 FUNDING LOSSES. The Borrowers shall reimburse each Lender and hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of:

                  (a) the failure of the Borrowers to make on a timely basis any payment of principal of any LIBOR Rate Loan;

                  (b) the failure of the Borrowers to borrow, continue or convert a Loan after the Borrowers have given (or are deemed to have given) a Notice of Borrowing or a Notice of Continuation/Conversion; or

                 (c) the prepayment or other payment (including after acceleration thereof) of any LIBOR Rate Loans on a day that is not the last day of the relevant Interest Period;

including any such loss of anticipated profit and any loss or expense arising from the liquidation or reemployment of funds obtained by them to maintain their LIBOR Rate Loans or from fees payable to terminate the deposits from which such funds were obtained. The Borrowers shall also pay any customary administrative fees charged by any Lender in connection with the foregoing.

         4.5 INABILITY TO DETERMINE RATES. If the Administrative Agent determines that for any reason adequate and reasonable means do not exist for determining the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan, or that the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrowers and each Lender. Thereafter, the obligation of the Lenders to make or maintain LIBOR Rate Loans hereunder shall be suspended until the Administrative Agent revokes such notice in writing. Upon receipt of such notice, the Borrowers may revoke any Notice of Borrowing or Notice of Continuation/Conversion then submitted by them. If the Borrowers do not revoke such Notice, the Lenders shall make, convert or continue the Loans, as proposed by the Borrowers, in the amount specified in the applicable notice submitted by the Borrowers, but such Loans shall be made, converted or continued as Base Rate Loans denominated in Dollars instead of LIBOR Rate Loans.

         4.6 CERTIFICATES OF ADMINISTRATIVE AGENT. If any Lender claims reimbursement or compensation under this ARTICLE 4, the Administrative Agent shall determine the amount thereof and shall deliver to the Borrowers (with a copy to the affected Lender) a certificate setting forth in reasonable detail the amount payable to the affected Lender, and such certificate shall be conclusive and binding on the Borrowers in the absence of manifest error.

         4.7 SURVIVAL. The agreements and obligations of the Borrowers in this
ARTICLE 4 shall survive the payment of all other Obligations.

                                   ARTICLE 5

                BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES
                -------------------------------------------------

         5.1 BOOKS AND RECORDS. The Borrowers shall maintain, at all times, correct and complete books, records and accounts in which complete, correct and timely entries are made of its transactions, the same to be maintained in the case of the Parent in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to SECTION 5.2(a). The Borrowers shall, by means of appropriate entries, reflect in such accounts and in all Financial Statements proper liabilities and reserves for all taxes and proper provision for depreciation and amortization of property and bad debts, all in accordance with GAAP. The Borrowers shall maintain at all times books and records pertaining to the Collateral in such detail, form and scope as the Administrative Agent or any Lender shall reasonably require, including, but not limited to, records of (a) all payments received and all credits and extensions granted with respect to the Accounts; (b) the return, rejection, repossession, stoppage in transit, loss, damage, or destruction of any Inventory; and (c) all other dealings affecting the Collateral.

         5.2 FINANCIAL INFORMATION. The Borrowers shall promptly furnish to each Lender, all such financial information as the Administrative Agent shall reasonably request. Without limiting the foregoing, the Parent will furnish to the Administrative Agent, in sufficient copies for distribution by the Administrative Agent to each Lender, the following, in such detail as the Administrative Agent or the Lenders shall request:

                  (a) As soon as available, but in any event not later than one hundred ten (110) days after the close of each Fiscal Year, consolidated audited and consolidating unaudited balance sheets and income statements, cash flow statements and changes in stockholders' equity for the Parent and its consolidated Subsidiaries for such Fiscal Year, and, if not provided on the consolidation, such information for the Parent, individually, the UK Borrowers and their Subsidiaries, for the French Borrower and its Subsidiaries and for Unifrax Brazil and its Subsidiaries, and the accompanying notes thereto, setting forth in each case in comparative form figures for the previous Fiscal Year, all in reasonable detail, fairly presenting the financial position and the results of operations of the Parent and its Subsidiaries (and the Borrowers and their consolidated Subsidiaries) as at the date thereof and for the Fiscal Year then ended, and prepared in accordance with GAAP (except that, with respect to unaudited statements, only the Parent's shall be prepared in accordance with
GAAP). Such statements shall be examined in accordance with generally accepted auditing standards by and, in the case of such statements performed on a consolidated basis, accompanied by a report thereon unqualified in any respect of independent certified public accountants selected by the Parent and reasonably satisfactory to the Administrative Agent. The Parent, simultaneously with retaining such independent public accountants to conduct such annual audit, shall send a letter to such accountants, with a copy to the Administrative Agent and the Lenders, notifying such accountants that one of the primary purposes for retaining such accountants' services and having audited financial statements prepared by them is for use by the Administrative Agent and the Lenders. The Parent hereby authorizes the Administrative Agent to communicate directly with its certified public accountants and, by this provision, authorizes those accountants to disclose to the Administrative Agent any and all financial statements and other supporting financial documents and schedules relating to the Parent and the other Borrowers and their respective Subsidiaries and to discuss directly with the Administrative Agent the finances and affairs of the Parent and the other Borrowers and their respective Subsidiaries, provided that a representative of the Parent shall be a party to such communication and discussion.

                  (b) As soon as available, but in any event not later than thirty (30) days after the end of each month (except forty-five days in the case of September 30, 2000), consolidated and consolidating unaudited balance sheets as at the end of such month, and consolidated and consolidating unaudited income statements and cash flow statements for the Parent and its consolidated Subsidiaries for such month and for the period from the beginning of the Fiscal Year to the end of such month, and, if not provided on the consolidation, such information for the Parent, individually, the UK Borrowers and their Subsidiaries, for the French Borrower and its Subsidiaries and for Unifrax Brazil and its Subsidiaries, all in reasonable detail, fairly presenting the financial position and results of operations of the Parent and its Subsidiaries and the Borrowers and their consolidated Subsidiaries as at the date thereof and for such periods, and, in each case, in comparable form, figures for the corresponding period in the prior Fiscal Year, and, in the case of the Parent only, prepared in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to SECTION 5.2(a). The Parent shall certify by a certificate signed by its chief financial officer that all such statements have been prepared in accordance with GAAP in the case of the Parent and present fairly in all material respects the financial position of the Parent and its Subsidiaries and the Borrowers and their consolidated Subsidiaries as at the dates thereof and its results of operations for the periods then ended, subject to normal year-end adjustments.

                  (c) With each of the audited Financial Statements delivered pursuant to SECTION 5.2(a), a certificate of the independent certified public accountants that examined such statement to the effect that they have reviewed and are familiar with this Agreement and that, in examining such Financial Statements, they did not become aware of any fact or condition which then constituted a Default or Event of Default with respect to a financial covenant, except for those, if any, described in reasonable detail in such certificate.

                  (d) With each of the annual audited Financial Statements delivered pursuant to SECTION 5.2(a), and within thirty (30) days after the end of each fiscal month, a certificate of a Responsible Officer of the Parent setting forth in reasonable detail the calculations required to establish that the Borrowers were in compliance with the covenants set forth in SECTION 7.22 monthly and in SECTIONS 7.23, 7.24 and 7.25 quarterly, during the period covered in such Financial Statements and as at the end thereof and setting forth in detail the aggregate, end-of-month amount of all Permitted Intercompany Advances. With each of the annual audited Financial Statements delivered pursuant to SECTION 5.2(a), a certificate of a Responsible Officer of the Parent setting forth in reasonable detail the calculation of Excess Cash Flow and the mandatory prepayment required by SECTION 1.3(c) (Term Credit Facility Mandatory Prepayments). Within thirty (30) days after the end of each month, a certificate of a Responsible Officer of the Parent stating that, except as explained in reasonable detail in such certificate, (A) all of the representations and warranties of the Borrowers contained in this Agreement and the other Loan Documents are correct and complete in all material respects as at the date of such certificate as if made at such time, except for those that speak as of a particular date, (B) the Borrowers are, at the date of such certificate, in compliance in all material respects with all of their respective covenants and agreements in this Agreement and the other Loan Documents, and (C) no Default or Event of Default then exists or existed during the period covered by the Financial Statements for such month. If such certificate discloses that a representation or warranty is not correct or complete in any material respect, or that a covenant has not been complied with, or that a Default or Event of Default existed or exists, such certificate shall set forth what action the Borrowers have taken or propose to take with respect thereto.

                  (e) No later than thirty (30) days after the beginning of each Fiscal Year, annual forecasts (to include forecasted consolidated and consolidating balance sheets, income statements and cash flow statements) for the Parent and its Subsidiaries as at the end of and for each month of such Fiscal Year, with sufficient detail for the UK Borrowers and their Subsidiaries, French Holdco and its Subsidiaries, and Unifrax Brazil and its Subsidiaries.

                  (f) As soon as available, but in any event not later than (i) twenty (20) days after the end of each month, a monthly Borrowing Base Certificate and all information and documentation that support the calculations set forth in such Borrowing Base Certificate as set forth in Exhibit B with respect to the Parent as long as the aggregate of the US Availability and the Dollar Equivalent of the UK Availability is at least $7,500,000, and otherwise, three (3) days after the end of each calendar week; (ii) twenty (20) days after the end of each month, a monthly Borrowing Base Certificate and all information and documentation that support the calculations set forth in such Borrowing Base Certificate as set forth in Exhibit B with respect to the UK Borrowers as long as the UK Availability is at least (pound)700,000 through and including November 3, 2000 and (pound)1,000,000 thereafter, and otherwise, three (3) days after the end of each calendar week ; (iii) with each Borrowing Base Certificate, a roll forward of accounts; (iv) on a monthly basis, by the 20th day of the following month, or more frequently if requested by the Administrative Agent, an aging of the applicable Borrower's Accounts, together with a reconciliation to the corresponding Borrowing Base Certificate and to the applicable Borrower's general ledger; (v) on a monthly basis by the 20th day of the following month, or more frequently if requested by the Administrative Agent, an aging of the applicable Borrower's accounts payable; (vi) on a monthly basis by the 20th day of the following month (or more frequently if requested by Administrative Agent), a detailed calculation of Eligible Accounts and Eligible Inventory;
(vii) on a monthly basis by the 20th day of the following month (or more frequently if requested by the Administrative Agent), Inventory reports by category together with a reconciliation to the corresponding Borrowing Base Certificate and the applicable Borrower's general ledger; (viii) upon request, copies of invoices in connection with the applicable Borrower's Accounts, customer statements, credit memos, remittance advices and reports, deposit slips, shipping and delivery documents in connection with the applicable Borrower's Accounts and for Inventory and Equipment acquired by the Borrower, purchase orders and invoices; (ix) such other reports as to the Collateral of the Parent and the UK Borrowers as the Administrative Agent shall reasonably request from time to time; and (x) with the delivery of each of the foregoing, a certificate of the applicable Borrower executed by a Responsible Officer thereof certifying as to the accuracy and completeness of the foregoing. If any of the Parent's or the UK Borrowers' records or reports of the Collateral are prepared by an accounting service or other agent, each such Borrower hereby authorizes such service or agent to deliver copies of such records, reports, and related documents to the Administrative Agent promptly after the request of the Administrative Agent to do so, for distribution to the Lenders.

                  (g) Promptly after the request of the Administrative Agent, each annual report or other filing filed with respect to each Plan of the Borrowers.

                  (h) Promptly upon the filing thereof, copies of all reports, if any, to or other documents filed by Holdings, Parent or any of their Subsidiaries with the Securities and Exchange Commission under the Exchange Act, and all reports, notices, or statements sent or received by the Borrowers or any of their Subsidiaries to or from the holders of any equity interests of the Parent or, at any time when Holdings is required to file reports with the Securities and Exchange Commission under the Exchange Act, of Holdings (other than routine non-material correspondence sent by shareholders of Parent or Holdings to Parent or Holdings) or any such Subsidiary or of any Debt of the Holdings, Parent or any of their Subsidiaries registered under the Securities Act of 1933 or to or from the trustee under any indenture under which the same is issued.

                  (i) As soon as available, but in any event not later than 15 days after the Borrowers' receipt thereof, a copy of all management reports and management letters prepared for the Borrowers by any independent certified public accountants of the Borrowers.

                  (j) Promptly after their preparation, copies of any and all proxy statements, financial statements, and reports which the Borrowers make available to their shareholders.

                  (k) If requested by the Administrative Agent, promptly after filing with the IRS, a copy of each tax return filed by the Borrowers or by any of their Subsidiaries.

                  (l) Such additional information as the Administrative Agent and/or any Lender may from time to time reasonably request regarding the financial and business affairs of the Borrowers or any Subsidiary.

         5.3 NOTICES TO THE LENDERS. The Borrowers shall notify the Administrative Agent and the Lenders in writing of the following matters at the following times:

                  (a) Immediately after becoming aware of any Default or Event of Default;

                  (b) Immediately after becoming aware of the assertion by the holder of any capital stock of the Borrowers or of any Subsidiary or the holder of any Debt of the Borrowers or any Subsidiary in a face amount in excess of $100,000 or the Foreign Currency Equivalent thereof that a default exists with respect thereto or that the Borrowers or such Subsidiary are not in compliance with the terms thereof, or the threat or commencement by such holder of any enforcement action because of such asserted default or non-compliance;

                  (c) Immediately after becoming aware of any event or circumstance which could reasonably be expected to have a Material Adverse Effect;

                  (d) Promptly (and in any event, within ten (10) Business Days) after becoming aware of any pending or threatened action, suit, or proceeding, by any Person, or any pending or threatened investigation by a Governmental Authority, which could reasonably be expected to have a Material Adverse Effect;

                  (e) Promptly (and in any event, within ten (10) Business Days) after becoming aware of any pending or threatened strike, work stoppage, unfair labor practice claim, or other labor dispute affecting the Borrowers or any Subsidiary in a manner which could reasonably be expected to have a Material Adverse Effect;

                  (f) Promptly (and in any event, within ten (10) Business Days) after becoming aware of any violation of any law, statute, regulation, or ordinance of a Governmental Authority affecting the Borrowers or any Subsidiary which could reasonably be expected to have a Material Adverse Effect;

                  (g) Promptly (and in any event, within ten (10) Business Days) after receipt of any notice of any violation by the Borrowers or any Subsidiary of any Environmental Law which could reasonably be expected to have a Material Adverse Effect or that any Governmental Authority has asserted in writing that the Borrowers or any Subsidiary are not in compliance with any Environmental Law or is investigating the Borrowers' or such Subsidiary's compliance therewith;

                  (h) Promptly (and in any event, within ten (10) Business Days) after receipt of any written notice that the Borrowers or any Subsidiary are or may be liable to any Person as a result of the Release or threatened Release of any Contaminant or that the Borrowers or any Subsidiary are subject to investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to the Release or threatened Release of any Contaminant which, in either case, is reasonably likely to give rise to liability in excess of $500,000 or the Foreign Currency Equivalent thereof;

                  (i) Promptly (and in any event, within ten (10) Business Days) after receipt of any written notice of the imposition of any Environmental Lien against any property of the Borrowers or any Subsidiary;

                  (j) Any change in the Borrowers' name, jurisdiction of organization, form of organization, trade names under which the Borrowers will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, or additional locations of Collateral that has a value of $100,000 or more, in each case at least thirty (30) days prior thereto;

                  (k) Within ten (10) Business Days after the Borrowers or any ERISA Affiliate knows or has reason to know that an ERISA Event or a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred, and, when known, any action taken or threatened by the IRS, the DOL or the PBGC with respect thereto;

                  (l) Upon request, or, in the event that such filing reflects a Material Adverse Effect with respect to the matters covered thereby, within three (3) Business Days after the filing thereof with the PBGC, the DOL or the IRS, as applicable, copies of the following: (i) each annual report (form 5500 series), including Schedule B thereto, filed with the PBGC, the DOL or the IRS with respect to each Plan, (ii) a copy of each funding waiver request filed with the

PBGC, the DOL or the IRS with respect to any Plan and all communications received by the Borrowers or any ERISA Affiliate from the PBGC, the DOL or the IRS with respect to such request, and (iii) a copy of each other filing or notice filed with the PBGC, the DOL or the IRS, with respect to each Plan by either the Borrowers or any ERISA Affiliate;

                  (m) Upon request, but only to the extent available, copies of each actuarial report for any Plan or Multi-employer Plan and annual report for any Multi-employer Plan; and within three (3) Business Days after receipt thereof by the Borrowers or any ERISA Affiliate, copies of the following: (i) any notices of the PBGC's intention to terminate a Plan or to have a trustee appointed to administer such Plan; (ii) any favorable or unfavorable determination letter from the IRS regarding the qualification of a Plan under
Section 401(a) of the Code; or (iii) any notice from a Multi-employer Plan regarding the imposition of withdrawal liability;

                  (n) Within three (3) Business Days after the occurrence thereof: (i) any changes in the benefits of any existing Pension Plan which increase the Borrowers' annual costs with respect thereto by an amount in excess of $500,000, or the establishment of any new Pension Plan or the commencement of contributions to any Plan to which the Borrowers or any ERISA Affiliate was not previously contributing; or (ii) any failure by the Borrowers or any ERISA Affiliate to make a required installment or any other required payment under
Section 412 of the Code on or before the due date for such installment or payment; or

                  (o) Within three (3) Business Days after the Borrowers or any ERISA Affiliate knows, or senior management of the Parent expects, that any of the following events has or will occur: (i) a Multi-employer Plan has been or will be terminated; (ii) the administrator or plan sponsor of a Multi-employer Plan intends to terminate a Multi-employer Plan; or (iii) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multi-employer Plan.

                  (p) Within three (3) Business Days after the Parent moves any Equipment and/or Inventory having a value in excess of $100,000 to a location which the Parent has designated as a sales office in the Collateral Disclosure List provided to the Lenders in connection with the Credit Facilities. Any such notice shall identify the location and Equipment and/or Inventory being moved with sufficient detail to enable the Administrative Agent to prepare, have executed by the Parent (if necessary) and record a financing statement in accordance with the requirements of the Uniform Commercial Code adopted by the state to which the Equipment or Inventory is being relocated.

                  Each notice given under this Section shall describe the subject matter thereof in reasonable detail, and shall set forth the action that the Borrowers, any Subsidiary, or any ERISA Affiliate, as applicable, have taken or propose to take with respect thereto.

                                   ARTICLE 6

                     GENERAL WARRANTIES AND REPRESENTATIONS
                     --------------------------------------

         Each of the Borrowers warrants and represents to the Administrative Agent and the Lenders that except as hereafter disclosed to the Administrative Agent and accepted by the Required Lenders in writing:

         6.1 AUTHORIZATION, VALIDITY, AND ENFORCEABILITY OF THIS AGREEMENT AND THE LOAN DOCUMENTS. Each of the Borrowers has the power and authority to execute, deliver and perform this Agreement and the other Loan Documents to which it is a party, to incur the Obligations, and to grant to the Administrative Agent Liens upon and security interests in the Collateral. Each of the Borrowers has taken all necessary action (including obtaining approval of its stockholders if necessary) to authorize its execution, delivery, and performance of this Agreement and the other Loan Documents to which it is a party. This Agreement and the other Loan Documents to which it is a party have been duly executed and delivered by the Borrowers, and constitute the legal, valid and binding obligations of the Borrowers, enforceable against them in accordance with their respective terms. The execution, delivery, and performance by any Borrower of this Agreement and the other Loan Documents to which it is a party do not and will not conflict with, or constitute a violation or breach of, or result in the imposition of any Lien upon the property of any Borrower or any of its Subsidiaries, by reason of the terms of (a) the Senior Note Indenture,
(b) any other contract, mortgage, lease, agreement, indenture, or instrument to which any Borrower is a party or which is binding upon it and the breach of which could reasonably be expected to have a Material Adverse Effect, (b) any Requirement of Law applicable to any Borrower or any of its Subsidiaries, the breach of which could reasonably be expected to have a Material Adverse Effect, or (c) the certificate, articles of incorporation, articles of association or memorandum of association (as applicable) or by-laws or the limited liability company or limited partnership agreement of any Borrower or any of its Subsidiaries.

         6.2 VALIDITY AND PRIORITY OF SECURITY INTEREST. The provisions of this Agreement, the Security Documents, and the other Loan Documents create legal and valid Liens on all the Collateral in favor of the Administrative Agent, for the ratable benefit of the Administrative Agent and the Lenders, and such Liens, subject to the need for any applicable filings, constitute perfected and continuing Liens on all the Collateral, having priority over all other Liens on the Collateral, except for those Liens identified in CLAUSES (c), (d) and (e) of the definition of Permitted Liens securing all the Obligations, and enforceable against the Borrowers and all third parties.

         6.3 ORGANIZATION AND QUALIFICATION Each of the Borrowers (a) is duly organized or incorporated and validly existing in good standing under the laws of the jurisdiction of its organization or incorporation, (b) is qualified to do business and is in good standing in the jurisdictions set forth on SCHEDULE 6.3 which are the only jurisdictions in which qualification is necessary in order for it to own or lease its property and conduct its business, except for those jurisdictions where the failure to qualify could not be reasonably be expected to have a Material Adverse Effect, and (c) has all requisite power and authority to conduct its business and to own its property.

         6.4 CORPORATE NAME; PRIOR TRANSACTIONS. Except as set forth on SCHEDULE 6.4, none of the Borrowers, during the past five (5) years, has been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property outside of the ordinary course of business, except as contemplated by the Purchase Agreement Transaction.

         6.5 SUBSIDIARIES AND AFFILIATES. SCHEDULE 6.5 is a correct and complete list as of the Closing Date of the name and relationship to the Borrowers of each and all of the Borrowers' Subsidiaries and other Affiliates. The Parent shall update SCHEDULE 6.5 each time the Administrative Agent consents to additional Subsidiaries. Each Subsidiary is (a) duly incorporated or organized and validly existing in good standing under the laws of its jurisdiction of incorporation or organization set forth on SCHEDULE 6.5, and (b) qualified to do business and in good standing in each jurisdiction in which the failure to so qualify or be in good standing could reasonably be expected to have a Material Adverse Effect, and (c) has all requisite power and authority to conduct its business and own its property.

         6.6 FINANCIAL STATEMENTS AND PROJECTIONS.

                  (a) The Parent has delivered to the Administrative Agent and the Lenders the audited balance sheet and related statements of income, retained earnings, cash flows, and changes in stockholders equity for the Parent and its consolidated Subsidiaries existing prior to the closing of the Purchase Agreement Transaction and for the business being purchased under the Purchase Agreement Documents as of December 31, 1999, and for the Fiscal Year then ended, accompanied by the report thereon of Ernst & Young LLP and Price Waterhouse Coopers, respectively. The Borrowers have also delivered to the Administrative Agent and the Lenders the unaudited balance sheet and related statements of income and cash flows for the Parent and its consolidated Subsidiaries existing prior to the closing of the Purchase Agreement Transaction as of August 31, 2000 and as of June 30, 2000 for the entities the stock or assets of which are acquired pursuant to the Purchase Agreement. Such financial statements are attached hereto as EXHIBIT C. All such financial statements have been prepared in accordance with GAAP (except for the absence of footnotes and for normal year-end adjustments) and the financial statements present fairly in all material respects the financial position of the entities to which they pertain as at the dates thereof and their results of operations for the periods then ended.

                  (b) The Latest Projections when submitted to the Lenders as required herein represent the good faith estimate of the future financial performance of the Parent and its consolidated Subsidiaries. The Latest Projections have been prepared on the basis of the assumptions set forth therein, which the Borrowers believe are fair and reasonable.

                  (c) The pro forma balance sheet of the Parent and its consolidated Subsidiaries as at June 30, 2000, attached hereto as EXHIBIT C, presents accurately in all material respects the financial condition of the Parent and its consolidated Subsidiaries as at such date after giving effect to the transactions contemplated by the Purchase Agreement Transaction as if the Purchase Agreement Transaction had occurred on such date and the Closing Date had been such date.

         6.7 CAPITALIZATION. As of the date of this Agreement, the Parent's authorized capital stock consists of 40,000shares of common stock, par value $0.01per share, of which 20,000shares are validly issued and outstanding, fully paid and non-assessable and are owned beneficially and of record by Holdings and BP Amoco and its Affilatesand 30,000 authorized shares of Series A preferred stock, of which 20,500 shares are issued and outstanding and 10,000 authorized shares of Series B preferred stock, of which 1,666.67 shares are issued and outstanding.

         6.8 SOLVENCY. Each of the Borrowers is Solvent prior to and after giving effect to the Borrowings to be made on the Closing Date, the issuance of the Brazilian Letter of Credit, the issuance of the Letters of Credit to be issued on the Closing Date, and the Purchase Agreement Transaction and shall remain solvent during the term of this Agreement.

         6.9 DEBT. After giving effect to the making of the Term Loans and the Revolving Loans to be made on the Closing Date as of the Closing Date, the Parent and its Subsidiaries have no Debt, except (a) the Obligations, (b) the obligations of Parent in respect of the Senior Notes, (c) the Obligations of Parent with respect to the Subordinated Debt - Seller and (d) Debt described on
SCHEDULE 6.10.

         6.10 DISTRIBUTIONS. Since December 31, 1999, no Distribution has been declared, paid, or made upon or in respect of any capital stock or other securities of the Parent, and since the Closing Date no Distribution has been declared, paid, or made upon or in respect of any capital stock or other securities of the Borrowers or their Subsidiaries, except as such Distribution may have been permitted by this Agreement.

         6.11 REAL ESTATE; LEASES. SCHEDULE 6.11 sets forth, as of the Closing Date, a correct and complete list of all Real Estate owned by any of the Parent and the UK Borrowers, all leases and subleases of real or personal property held by any of the Parent and the UK Borrowers as lessee or sublessee (other than leases of personal property as to which any such Borrower is lessee or sublessee for which the value of such personal property in the aggregate is less than $250,000 or the Foreign Currency Equivalent thereof), and all leases and subleases of real or personal property held by any of the Parent or the UK Borrowers as lessor or sublessor. Each such lease and sublease is valid and enforceable in accordance with its terms and is in full force and effect, and no default by any Borrower party to any such lease or sublease exists. Except as set forth on SCHEDULE 6.11, each of the Borrowers has good and marketable title in fee simple to the Real Estate identified on SCHEDULE 6.11 as owned by each such Borrower, or valid leasehold interests in all Real Estate designated therein as "leased" by each such Borrower and each Borrower has good, indefeasible, and merchantable title to all of its other property reflected on the December 31, 1999 Financial Statements delivered to the Administrative Agent and the Lenders, except as disposed of in the ordinary course of business since the date thereof, free of all Liens except Permitted Liens.

         6.12 PROPRIETARY RIGHTS. SCHEDULE 6.12 sets forth as of the Closing Date a correct and complete list of all of the Parent's and the UK Borrowers' Proprietary Rights that are material to the current and anticipated future operation of the businesses of the applicable Borrowers. None of the Proprietary Rights is subject to any licensing agreement or similar arrangement except as set forth on SCHEDULE 6.12. To the Borrowers' knowledge, none of such Proprietary Rights infringes on or conflicts with any other Person's property, and no other Person's property infringes on or conflicts with such Proprietary Rights.

         6.13 TRADE NAMES. All trade names or styles under which any Borrower (other than French Holdco) or any of its Subsidiaries will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, are listed on SCHEDULE 6.13.

         6.14 LITIGATION. Except as set forth on SCHEDULE 6.14, there is no pending, or (to the Borrowers' knowledge) threatened, action, suit, proceeding, or counterclaim by any Person, or to the Borrowers' knowledge, investigation by any Governmental Authority, or any basis for any of the foregoing, which if determined adversely to the Borrowers could reasonably be expected to have a Material Adverse Effect with respect to any single Borrower or Unifrax Brazil.

         6.15 LABOR DISPUTES. Except as set forth on SCHEDULE 6.15, as of the Closing Date (a) there is no collective bargaining agreement or other labor contract covering employees of any Borrower or any of its Subsidiaries, (b) no such collective bargaining agreement or other labor contract is scheduled to expire during the term of this Agreement, (c) to the Borrower's knowledge, no union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of any Borrower or any of its Subsidiaries or for any similar purpose, and (d) there is no pending or (to the Borrowers' knowledge) threatened, strike, work stoppage, material unfair labor practice claim, or other material labor dispute against or affecting any Borrower or its Subsidiaries or its employees.

         6.16 ENVIRONMENTAL LAWS. Except as otherwise disclosed on SCHEDULE 6.16, with respect to the Parent, since the date of the environmental reports furnished to the Administrative Agent and the Co-Administrative Agent in connection with the October, 1996 credit facilities provided to the Parent and with respect Unifrax UK since the date of the environmental reports furnished in connection with this Agreement and with respect to the other Borrowers and their Subsidiaries after the Closing Date:

                  (a) The Borrowers and their Subsidiaries have complied in all material respects with all Environmental Laws and neither the Borrowers nor any Subsidiary nor any of their presently owned real property or presently conducted operations, nor their previously owned real property or prior operations, is subject to any enforcement order from or liability agreement with any Governmental Authority or private Person respecting (i) compliance with any Environmental Law or (ii) any potential liabilities and costs or remedial action arising from the Release or threatened Release of a Contaminant, the effect of which non-compliance or liability could reasonably be expected to have a Material Adverse Effect.

                  (b) The Borrowers and their Subsidiaries have obtained all material permits necessary for their current operations under Environmental Laws, and all such permits are in good standing and the Borrowers and their Subsidiaries are in compliance with all material terms and conditions of such permits.

                  (c) Neither the Borrowers nor any of their respective Subsidiaries, nor, to the Borrowers' knowledge, any of their predecessors in interest, have, in material violation of applicable law, stored, treated or disposed of any hazardous waste in any material respect.

                  (d) Neither the Borrowers nor any of their respective Subsidiaries has received any summons, complaint, order or similar written notice indicating that they are not currently in compliance with, or that any Governmental Authority is investigating its compliance with, any Environmental Laws or that it is or may be liable to any other Person as a result of a Release or threatened Release of a Contaminant.

                  (e) To the Borrowers' knowledge, none of the present or past operations of the Borrowers and their Subsidiaries is the subject of any investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to a Release or threatened Release of a Contaminant.

                  (f) There is not now, nor to the Borrowers' knowledge, has there ever been on or in the Real Estate:

                           (1) any underground storage tanks or surface
                  impoundments,

                           (2) any asbestos-containing material, or

                           (3) any polychlorinated biphenyls (PCBs) used in
                  hydraulic oils, electrical transformers or other equipment.

                  (g) Neither the Borrowers nor any of their respective Subsidiaries have filed any notice under any requirement of Environmental Law reporting a spill or accidental and unpermitted Release or discharge of a Contaminant into the environment.

                  (h) Neither the Borrowers nor any of their respective Subsidiaries have entered into any negotiations or settlement agreements with any Person (including the prior owner of its property) imposing material obligations or liabilities on the Borrowers or any of its Subsidiaries with respect to any remedial action in response to the Release of a Contaminant or environmentally related claim.

                  (i) None of the products manufactured, distributed or sold by the Borrowers or any of their Subsidiaries contain asbestos-containing material.

                  (j) No Environmental Lien has attached to the Real Estate.

         6.17 NO VIOLATION OF LAW. None of the Borrowers nor any of their respective Subsidiaries are in violation of any law, statute, regulation, ordinance, judgment, order, or decree applicable to it which violation could reasonably be expected to have a Material Adverse Effect.

         6.18 NO DEFAULT. None of the Borrowers nor any of their respective Subsidiaries is in default with respect to any note, indenture, loan agreement, mortgage, lease, deed, or other agreement to which any Borrower or such Subsidiary is a party or by which it is bound, which default could reasonably be expected to have a Material Adverse Effect.

         6.19 ERISA COMPLIANCE. Except as specifically disclosed in SCHEDULE
6.19:

                  (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Borrowers, nothing has occurred which would cause the loss of such qualification. The Borrowers and each ERISA Affiliate have made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to
Section 412 of the Code has been made with respect to any Plan.

                  (b) There are no pending or, to the best knowledge of Borrowers, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

                  (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Borrowers nor any ERISA Affiliate have incurred, or reasonably expect to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrowers nor any ERISA Affiliate have incurred, or reasonably expect to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under
Section 4201 or 4243 of ERISA with respect to a Multi-employer Plan; and (v) neither the Borrowers nor any ERISA Affiliate have engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

         6.20 TAXES. The Parent and its Subsidiaries have filed all federal and other tax returns and reports required to be filed, and have paid all federal and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable unless such unpaid taxes and assessments would constitute a Permitted Lien.

         6.21 REGULATED ENTITIES. None of the Borrowers, any Person controlling the Borrowers, or any Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. The Borrowers are not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code or law, or any other federal or state statute or regulation limiting its ability to incur indebtedness.

         6.22 USE OF PROCEEDS; MARGIN REGULATIONS. The proceeds of the Loans are to be used solely for payment of a portion of the purchase price under the Purchase Agreement Transaction and for working capital purposes and for general corporate purposes not prohibited by the terms of this Agreement. The proceeds of the Term Loan (UK) Additional Advance shall be used only to pay the Subordinated Real Estate Note - Seller and, thereafter to repay the US/UK Intercompany Advance in whole or in part and to apply the same to the US Revolving Loans. In the event the proceeds of the Term Loan (UK) Additional Advance are not sufficient to pay the Subordinated Real Estate Note - Seller in full, the Parent may pay the balance of the Subordinated Real Estate Note - Seller but only if US Availability plus UK Availability immediately after such payment is not less than $7,500,000. None of the Borrowers nor any of their Subsidiaries is engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

         6.23 INFRINGEMENTS OF COPYRIGHTS, PATENTS, TRADEMARKS AND LICENSES, ETC. To the knowledge of the Borrowers, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Borrower or any Subsidiary infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing or regarding any Proprietary Right is pending or, to the knowledge of the Borrowers, threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Borrowers, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

         6.24 NO MATERIAL ADVERSE CHANGE. Since December 31, 1999, there has occurred no event that could reasonably be expected to result in a Material Adverse Effect.

         6.25 FULL DISCLOSURE. None of the representations or warranties made by any Borrower or any Subsidiary in the Loan Documents taken as a whole together with all other written statements or certificates as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of any Borrower or any Subsidiary in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of the Borrowers to the Lenders prior to the Closing Date), contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading in any material respect as of the time when made or delivered.

         6.26 MATERIAL AGREEMENTS. SCHEDULE 6.26 hereto sets forth as of the Closing Date all material agreements and contracts to which any Borrower or any of its Subsidiaries is a party or is bound as of the date hereof.

         6.27 BANK ACCOUNTS. SCHEDULE 6.27 contains, as of the Closing Date, a complete and accurate list of all bank accounts maintained by the Borrowers with any bank or other financial institution.

         6.28 GOVERNMENTAL AUTHORIZATION. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrowers or any of their Subsidiaries of this Agreement or any other Loan Document, except as such has been obtained and except for such filings required to create or perfect the Liens in favor of the Administrative Agent that are contemplated by this Agreement or the other Loan Documents.

         6.29 PURCHASE AGREEMENT TRANSACTION.

                  The Administrative Agent has received true and correct photocopies of the Purchase Agreement and each of the other Purchase Agreement Documents, executed, delivered and/or furnished on or before the Closing Date in connection with the Purchase Agreement Transaction. Neither the Purchase Agreement nor any of the other Purchase Agreement Documents have been modified, changed, supplemented, canceled, amended or otherwise altered or affected in any material respect, except as otherwise disclosed to the Administrative Agent in writing on or before the Closing Date. The Purchase Agreement Transaction has been effected, closed and consummated pursuant to, and in accordance with, all material terms and conditions of the Purchase Agreement and in all material respects with all applicable Laws.

                                   ARTICLE 7

                       AFFIRMATIVE AND NEGATIVE COVENANTS
                       ----------------------------------

         Each Borrower covenants to the Administrative Agent and each Lender that so long as any of the Obligations (other than contingent obligations for indemnification but not including reimbursement obligations with respect to the Brazilian Letter of Credit or other Letters of Credit) remain outstanding or this Agreement is in effect:

         7.1 TAXES AND OTHER OBLIGATIONS. The Parent shall, and shall cause each of its Subsidiaries to, (a) file when due all tax returns and other reports which it is required to file; (b) pay, or provide for the payment, when due, of all taxes, fees, assessments and other governmental charges against it or upon its property, income and franchises, make all required withholding and other tax deposits, and establish adequate reserves for the payment of all such items, and provide to the Administrative Agent upon its request, satisfactory evidence of its timely compliance with the foregoing; and (c) pay when due all obligations owed by it and all claims of materialmen, mechanics, carriers, warehousemen, landlords, processors and other like Persons, and all other indebtedness owed by it and perform and discharge in a timely manner all other obligations undertaken by it; PROVIDED, HOWEVER, neither the Parent nor any of its Subsidiaries need pay any tax, fee, assessment, or governmental charge (i) they are contesting in good faith by appropriate proceedings diligently pursued, (ii) as to which the Parent or its respective Subsidiaries, as the case may be, have established proper reserves as required under GAAP, and (iii) the nonpayment of which does not result in the imposition of a Lien (other than a Permitted Lien).

         7.2 LEGAL EXISTENCE AND GOOD STANDING. The Borrowers shall, and shall cause each of their respective Subsidiaries to, maintain their legal existence and their qualification and good standing in all jurisdictions in which the failure to maintain such existence and qualification or good standing could reasonably be expected to have a Material Adverse Effect.

         7.3 COMPLIANCE WITH LAW AND AGREEMENTS; MAINTENANCE OF LICENSES. The Borrowers shall comply, and shall cause each Subsidiary to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over them or their business (including the Federal Fair Labor Standards Act and all Environmental Laws), except to the extent any such noncompliance would not reasonably be expected to have a Material Adverse

Effect. The Borrowers shall, and shall cause each of their respective Subsidiaries to, obtain and maintain all licenses, permits, franchises, and governmental authorizations necessary to own their property and to conduct their business as conducted on the Closing Date, except to the extent the failure to do so would not reasonably be expected to have a Material Adverse Effect. The Borrowers shall not modify, amend or alter their certificates or articles of incorporation, articles of association or memorandum of association, as applicable, or their limited liability company operating agreement or limited partnership agreement, as applicable, other than in a manner which does not materially and adversely affect the rights of the Lenders or the Administrative Agent.

7.4      MAINTENANCE OF PROPERTY; INSPECTION OF PROPERTY.

                  (a) Subject to the other provisions of this Agreement and the other Loan Documents, the Borrowers shall, and shall cause each of their respective Subsidiaries to, maintain all of their property necessary and useful in the conduct of their business, in good operating condition and repair, ordinary wear and tear excepted.

                  (b) The Borrowers shall permit representatives and independent contractors of the Administrative Agent to visit and inspect any of their properties, to examine their corporate, financial and operating records, and make copies thereof or abstracts therefrom and to discuss their affairs, finances and accounts with its directors, officers and independent public accountants, at such reasonable times during normal business hours and as soon as may be reasonably desired, upon reasonable advance notice to the Borrowers. The Borrowers shall be responsible to pay the cost of the described audit not to exceed (i) two (2) times per year, as long as the US Availability and Dollar Equivalent of the UK Availability is greater than $7,500,000, and four (4) times per year otherwise; PROVIDED, HOWEVER, when an Event of Default exists, the Administrative Agent or any Lender may do any of the foregoing at the expense of the Borrowers at any time during normal business hours and without advance notice.

         7.5 INSURANCE.

                  (a) The Borrowers shall maintain, and shall cause each of their respective Subsidiaries, with financially sound and reputable insurers having a rating of at least A+ or better by Best Rating Guide, insurance against loss or damage by fire with extended coverage; theft, burglary, pilferage and loss in transit; public liability and third party property damage; larceny, embezzlement or other criminal liability; business interruption; public liability and third party property damage; and such other hazards or of such other types as is customary for Persons engaged in the same or similar business, in amounts, and under policies acceptable to the Administrative Agent and the Majority Lenders. Without limiting the foregoing, the Borrowers shall also maintain, and shall cause each of their respective Subsidiaries to maintain, flood insurance, in the event of a designation of the area in which any Real Estate covered by the Mortgages and any of the Equipment and Inventory located on such Real Estate is located as "flood prone" or a "flood risk area," (hereinafter "SFHA") as defined by the Flood Disaster Protection Act of 1973, in an amount to be reasonably determined by the Administrative Agent, and shall comply with the additional requirements of the National Flood Insurance Program as set forth in said Act. The Borrowers shall also maintain flood insurance for their Inventory and Equipment which is, at any time, located in a SFHA.

                  (b) The Borrowers shall cause the Administrative Agent, for the ratable benefit of the Administrative Agent and the Lenders, to be named as secured party or mortgagee and only loss payee or additional insured, in a manner acceptable to the Administrative Agent. Each policy of insurance shall contain a clause or endorsement requiring the insurer to give not less than thirty (30) days' prior written notice to the Administrative Agent in the event of cancellation of the policy for any reason whatsoever and a clause or endorsement stating that the interest of the Administrative Agent shall not be impaired or invalidated by any act or neglect of any Borrower or any Subsidiary or the owner of any Real Estate for purposes more hazardous than are permitted by such policy. All premiums for such insurance shall be paid by the Borrowers when due, and certificates of insurance and photocopies of the policies shall be delivered to the Administrative Agent, in each case in sufficient quantity for distribution by the Administrative Agent to each of the Lenders. If any Borrower fails to procure such insurance or to pay the premiums therefor when due, the Administrative Agent may, and at the direction of the Required Lenders, shall do so from the proceeds of Revolving Loans.

         7.6 INSURANCE AND CONDEMNATION PROCEEDS. The Borrowers shall promptly notify the Administrative Agent and the Lenders of any loss, damage, or destruction to the Collateral in excess of $75,000 for the Parent or (pound)50,000 for the UK Borrowers, whether or not covered by insurance. The Administrative Agent is hereby authorized to collect all insurance and condemnation proceeds in respect of Collateral directly and to apply or remit them as follows:

                           (i) With respect to insurance and condemnation
proceeds relating to Collateral other than Fixed Assets, after deducting from such proceeds the reasonable expenses, if any, incurred by the Administrative Agent in the collection or handling thereof, the Administrative Agent shall apply such proceeds, ratably, to the reduction of the Obligations in the order provided for in SECTION 3.7.

                           (ii) With respect to insurance and condemnation
proceeds relating to Collateral consisting of Fixed Assets, the Administrative Agent shall permit or require the Borrowers to use such proceeds, or any part thereof, to replace, repair, restore or rebuild the relevant Fixed Assets in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction; so long as
(1) no Default or Event of Default has occurred and is continuing, (2) the aggregate proceeds do not exceed $750,000 for the Parent or (pound)500,000 for the UK Borrowers in the aggregate and (3) the Borrowers (i) provide the Administrative Agent and the Required Lenders with plans and specifications for any such repair or restoration which shall be reasonably satisfactory to the Administrative Agent and the Required Lenders and (ii) demonstrate to the reasonable satisfaction of the Administrative Agent and the Required Lenders that the funds available to them will be sufficient to complete such project in the manner provided therein. In all other circumstances, the Administrative Agent shall apply such insurance and condemnation proceeds, ratably, to the reduction of the Obligations in the order provided for in SECTION 3.3.

         7.7 ENVIRONMENTAL LAWS.

                  (a) The Borrowers shall, and shall cause each of their respective Subsidiaries to, conduct their business in material compliance with all Environmental Laws applicable to them, including those relating to the generation, handling, use, storage, and disposal of any

Contaminant. The Borrowers shall, and shall cause each of their respective Subsidiaries to, take prompt and appropriate action to respond to any material non-compliance with Environmental Laws and shall regularly report to the Administrative Agent on such response.

                  (b) Without limiting the generality of the foregoing, the Borrowers shall submit to the Administrative Agent and the Lenders annually, commencing on the first Anniversary Date, and on each Anniversary Date thereafter, an update of the status of each instance of material non-compliance or liability issue arising under Environmental Laws. The Administrative Agent or any Lender may request copies of technical reports prepared by the Borrowers and their communications with any Governmental Authority to determine whether the Borrowers or any of their Subsidiaries are proceeding reasonably to correct, cure or contest in good faith any alleged non-compliance or liability arising under Environmental Laws. The Borrowers shall, at the Administrative Agent's or the Required Lenders' request and at the Borrowers' expense, (i) retain an independent environmental engineer acceptable to the Administrative Agent to evaluate the site, including tests if appropriate, where there has been a material non-compliance with Environmental Laws or an allegation thereof and prepare and deliver to the Administrative Agent, in sufficient quantity for distribution by the Administrative Agent to the Lenders, a report setting forth the results of such evaluation, a proposed plan for responding to any non-compliance or liability under Environmental Laws described therein, and an estimate of the costs thereof, and (ii) provide to the Administrative Agent and the Lenders a supplemental report of such engineer whenever the scope of the environmental problems, or the response thereto or the estimated costs thereof, shall increase in any material respect.

                  (c) If the Administrative Agent has reasonably concluded that there may be a condition of material non-compliance or material liability under Environmental Laws, the Administrative Agent and its representatives will have the right at any reasonable time upon reasonable notice to enter and visit the Real Estate and any other place where any property of the Borrowers is located for the purposes of observing the Real Estate, taking and removing soil or groundwater samples, and conducting tests on any part of the Real Estate. The Administrative Agent is under no duty, however, to visit or observe the Real Estate or to conduct tests, and any such acts by the Administrative Agent will be solely for the purposes of protecting the Administrative Agent's Liens and preserving the Administrative Agent and the Lenders' rights under the Loan Documents. No site visit, observation or testing by the Administrative Agent and the Lenders will result in a waiver of any default of the Borrowers or impose any liability on the Administrative Agent or the Lenders. In no event will any site visit, observation or testing by the Administrative Agent be a representation that hazardous substances are or are not present in, on or under the Real Estate, or that there has been or will be compliance with any Environmental Law. Neither the Borrowers nor any other party are entitled to rely on any site visit, observation or testing by the Administrative Agent. The Administrative Agent and the Lenders owe no duty of care to protect the Borrowers or any other party against, or to inform the Borrowers or any other party of, any hazardous substances or any other adverse condition affecting the Real Estate. The Administrative Agent may in its discretion disclose to the Borrowers, to the Lenders or, if so required by law, to any other party any report or findings made as a result of, or in connection with, any site visit, observation or testing by the Administrative Agent. The Borrowers understand and agree that the Administrative Agent makes no warranty or representation to the Borrowers or any other party regarding the truth, accuracy or completeness of any such report or findings that may be disclosed. The Borrowers also understand that depending on the results of any site visit, observation or testing by the Administrative Agent and disclosed to the Borrowers, the Borrowers may have a legal obligation to notify one or more environmental agencies of the results, that such reporting requirements are site-specific, and are to be evaluated by the Borrowers without advice or assistance from the Administrative Agent. In each instance, the Administrative Agent will give the Borrowers reasonable notice before entering the Real Estate or any other place the Administrative Agent is permitted to enter under this
SECTION 7.7(C). The Administrative Agent will make reasonable efforts to avoid interfering with the Borrowers' use of the Real Estate or any other property in exercising any rights provided hereunder.

         7.8 COMPLIANCE WITH ERISA. The Borrowers shall, and shall cause each of their ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; (c) make all required contributions to any Plan subject to Section 412 of the Code; (d) not engage in a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) or violation of the fiduciary responsibility rules with respect to any Plan; and
(e) not engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

         7.9 MERGERS, CONSOLIDATIONS OR SALES. None of the Borrowers nor any of their respective Subsidiaries shall enter into any transaction of merger, reorganization, or consolidation, or transfer, sell, assign, lease, or otherwise dispose of all or any part of its property, or wind up, liquidate or dissolve, or agree to do any of the foregoing, except (i) for sales of Inventory in the ordinary course of its business, (ii) the merger in Brazil of Newco Fibre Brazil into Unifrax Brazil, with it being the survivor, in connection with the transactions related to the Purchase Agreement, and (iii) for sales or other dispositions of Equipment in the ordinary course of business that are obsolete or no longer useable by the Borrowers in their business with an orderly liquidation value not to exceed $200,000 in any Fiscal Year. Within 180 days following each such Equipment sale or disposition, the Borrowers shall either
(i) reinvest the proceeds of that sale or disposition in other Equipment or (ii) apply such proceeds to the Loans in accordance with SECTIONS 3.3(B) AND (C). All Equipment purchased with such proceeds shall be free and clear of all Liens, except the Administrative Agent's Liens, Permitted Liens and Liens permitted by
SECTION 7.18.

         7.10 DISTRIBUTIONS; CAPITAL CHANGE; RESTRICTED INVESTMENTS. None of the Borrowers nor any of their respective Subsidiaries shall (a) directly or indirectly declare or make, or incur any liability to make, or vote any resolution regarding, any Distribution, except Distributions to the Borrowers by their direct or indirect Subsidiaries, (b) make any change in its capital structure which could reasonably be expected to have a Material Adverse Effect, or (c) make any Restricted Investment, PROVIDED, HOWEVER,

                  (i) at any time during which there exists no Event of Default which is continuing, the Parent may pay (A) dividends to Holdings to enable Holdings to pay its reasonable and ordinary course operating and administrative expenses (other than corporate income taxes), including, without limitation, directors fees, legal and audit expenses, Securities and Exchange Commission compliance expenses, and other similar corporate overhead costs and expenses, PROVIDED, HOWEVER, that the same (other than taxes) shall not exceed in any Fiscal Year One

         Hundred Thousand Dollars ($100,000), and (B) dividends to Holdings on the Holdings Preferred Stock to the extent used by Holdings to pay accrued and unpaid interest on the Holdings Note,

                  (ii) the Borrowers and their Subsidiaries may maintain the Investments outstanding on the date hereof and listed on SCHEDULE 7.10,

                  (iii) the Borrowers and their Subsidiaries may extend credit in the nature of accounts or notes receivable arising from the sale of goods and services in the ordinary course of business,

                  (iv) the Borrowers and their Subsidiaries may maintain Investments consisting of shares of stock, obligations or other securities received in settlement of claims arising in the ordinary course of business, but only if no Event of Default would arise under any other provision of this Agreement,

                  (v) the Borrowers may make Permitted Intercompany Advances,

                  (vi) any Borrower may acquire shares of a Borrower (other than the Parent) solely in exchange for the shares of the capital stock of a Borrower (other than the Parent),

                  (vii) the Parent may pay dividends in amounts, not to exceed $300,000 in any Fiscal Year, to be used by Holdings to repurchase stock from managers and employees pursuant to the terms of employee stock option and stockholder plans entered into in the ordinary course of business, and

                  (vii) the Parent may repay the Subordinated Real Estate Note - Seller with the proceeds of the Term Loan (UK) Additional Advance in accordance with Section 6.22.

                  (d) the Parent may make payments to Holdings under its Tax Sharing Agreement with the Parent.

         7.11 TRANSACTIONS AFFECTING COLLATERAL OR OBLIGATIONS. None of the Borrowers nor any of their respective Subsidiaries shall enter into any transaction which would be reasonably expected to have a Material Adverse Effect.

         7.12 GUARANTIES. Neither the Borrowers nor any of their respective Subsidiaries shall make, issue, or become liable on any Guaranty, except (i) Guaranties of the Obligations in favor of the Administrative Agent (ii) the endorsement, in the ordinary course of business, of instruments payable to it or its order, (iii) Guarantees of loans and advances by third parties to employees of any Borrower or its Subsidiaries for bona fide business purposes provided that the aggregate amount of new guarantees outstanding at any time does not exceed $250,000, (iv) Guaranties of obligations by any Borrower or any Subsidiary of any other Borrower or Subsidiary provided that the aggregate amount of new guarantees outstanding at any time does not exceed $250,000, and
(v) the guarantee by the Parent of the Holdings Note; PROVIDED, HOWEVER, that all Guaranties shall be unsecured except by Permitted Liens.

         7.13 DEBT. The Parent and its Subsidiaries in the aggregate shall not incur or maintain any Debt, other than: (a) the Obligations; (b) the obligations of Parent in respect of the Senior Notes, (c) the obligations of Parent with respect to the Subordinated Debt - Seller or under the Subordinated Real Estate Note - Seller, (d) Debt described on SCHEDULE 7.13 and any refinancing thereof that does not increase the principal amount thereof and that is on terms substantially no less favorable than those refinanced; (e) Permitted Intercompany Advances; (f) Capital Leases of Equipment and purchase money secured Debt incurred to purchase Equipment; provided that (i) Liens securing the same attach only to the Equipment acquired by the incurrence of such Debt, and (ii) the aggregate amount of such Debt (including Capital Leases) outstanding does not exceed $1,000,000 or the Foreign Currency Equivalent thereof for the Parent and its Subsidiaries in the aggregate; (g) Debt permitted under SECTIONS 7.10 or 7.12; (h) the UK/Brazil Intercompany Advance and the US/UK Intercompany Advance; (i) the Hedge Agreement with respect to the Term Loan (France) described in SECTION 7.27 (Hedge Agreements) and other Hedge Agreements entered into by the Parent and its Subsidiaries in the ordinary course of their business and in no event for speculative purposes; (j) Debt evidencing a refunding, renewal or extension of the Debt described on SCHEDULE 7.13; PROVIDED that (i) the principal amount thereof is not increased, (ii) the Liens, if any, securing such refunded, renewed or extended Debt do not attach to any assets in addition to those assets, if any, securing the Debt to be refunded, renewed or extended, (iii) no Person that is not an obligor or guarantor of such Debt as of the Closing Date shall become an obligor or guarantor thereof, and (iv) the terms of such refunding, renewal or extension are no less favorable to the Borrowers, the Administrative Agent or the Lenders than the original Debt; and (k) additional Debt not to exceed $500,000 in the aggregate.

         7.14 PREPAYMENT. Neither the Borrowers nor any of their respective Subsidiaries shall voluntarily prepay any Debt, except the Obligations in accordance with the terms of this Agreement and except the repayment of the Subordinated Real Estate Note - Seller in accordance with Section 6.22.

         7.15 TRANSACTIONS WITH AFFILIATES. Except as set forth below, except for the UK/Brazil Intercompany Advance and for Permitted Intercompany Advances which satisfy all criteria contained in the definition thereof and except as set forth in SECTION 7.16, neither the Borrowers nor any of their respective Subsidiaries shall, sell, transfer, distribute, or pay any money or property, including, but not limited to, any fees or expenses of any nature (including, but not limited to, any fees or expenses for management services), to any Affiliate, or lend or advance money or property to any Affiliate, or invest in (by capital contribution or otherwise) or purchase or repurchase any stock or indebtedness, or any property, of any Affiliate, or become liable on any Guaranty of the indebtedness, dividends, or other obligations of any Affiliate; provided, however, that the provisions of this SECTION 7.15 shall not prohibit
(i) the payment of reasonable fees to the directors of any Borrower or any Subsidiary determined in good faith and so long as the aggregate of all such fees paid does not exceed in any fiscal year $100,000, and indemnities provided on behalf of such directors with respect to the performance of their duties as directors, (ii) payments permitted by SECTION 7.10, (iii) payments not to exceed $500,000 in any Fiscal Year made pursuant to the Advisory Services Agreement with Kirtland Capital Corp., and (iv) payments made with respect to Subordinated Debt to the extent permitted by the terms of the Subordination Agreement. Notwithstanding the foregoing, while no Event of Default has occurred and is continuing, the Borrowers and their Subsidiaries may engage in transactions with Affiliates in the ordinary course of business consistent with past practices, in amounts and upon terms fully disclosed to the Administrative Agent and the Lenders, and no less favorable to the Borrowers and their Subsidiaries than would be obtained in a comparable arm's-length transaction with a third party who is not an Affiliate.

         7.16 INVESTMENT BANKING AND FINDER'S FEES. Except as set forth on
SCHEDULE 7.16, neither the Borrowers nor any of their respective Subsidiaries shall pay or agree to pay, or reimburse any other party with respect to, any investment banking or similar or related fee, underwriter's fee, finder's fee, or broker's fee to any Person in connection with this Agreement or the Purchase Agreement Documents. The Borrowers shall defend and indemnify the Administrative Agent and the Lenders against and hold them harmless from all claims of any Person that the Borrowers are obligated to pay for any such fees, and all costs and expenses (including attorneys' fees) incurred by the Administrative Agent and/or any Lender in connection therewith.

         7.17 BUSINESS CONDUCTED. The Borrowers shall not and shall not permit any of their respective Subsidiaries to, engage directly or indirectly, in any line of business other than the businesses in which the Borrowers are engaged on the Closing Date and the same and similar fields and businesses and reasonable extensions thereof.

         7.18 LIENS. Neither the Borrowers nor any of their respective Subsidiaries shall create, incur, assume, or permit to exist any Lien on any property now owned or hereafter acquired by any of them, except Permitted Liens, and Liens, if any, in effect as of the Closing Date described in SCHEDULE 7.18 securing Debt described in SCHEDULE 7.18, and Liens securing Capital Leases and purchase money Debt permitted in SECTION 7.13.

         7.19 SALE AND LEASEBACK TRANSACTIONS. Neither the Borrowers nor any of their respective Subsidiaries shall, directly or indirectly, enter into any arrangement with any Person providing for such Borrower or such Subsidiary to lease or rent property that any such Borrower or such Subsidiary has sold or will sell or otherwise transfer to such Person.

         7.20 NEW SUBSIDIARIES. The Borrowers shall not, directly or indirectly, organize, create, acquire or permit to exist any Subsidiary other than those listed on SCHEDULE 6.5.

         7.21 FISCAL YEAR The Parent and its Subsidiaries shall not change their Fiscal Year.

         7.22 CAPITAL EXPENDITURES. The Parent and its Subsidiaries collectively shall NOT make or incur any Capital Expenditure if, after giving effect thereto, the aggregate amount of all Capital Expenditures by the Parent and its Subsidiaries on a consolidated basis would exceed $8,500,000 (or the Foreign Currency Equivalent thereof) during their Fiscal Year ended December 31, 2001; $9,000,000 (or the Foreign Currency Equivalent thereof) during their Fiscal Year ended December 31, 2002; and $6,800,000 (or the Foreign Currency Equivalent thereof) during their Fiscal Year ended December 31, 2003, plus, for any Fiscal Year where, in the immediately preceding Fiscal Year, the amount of such Capital Expenditures allowed above exceeded the amount of the actual Capital Expenditures, 50% of such excess in such immediately preceding Fiscal Year.

         7.23 FIXED CHARGE COVERAGE RATIO.

                  (a) Parent and its Subsidiaries will maintain a Fixed Charge Coverage Ratio for each period of four preceding consecutive fiscal quarters ended on the last day of each fiscal quarter during the fiscal year set forth below (or with respect to the fiscal quarters ending before December, 31, 2001, the period commencing on the Closing Date and ending on the last day of such fiscal quarter) of not less than the ratio set forth below:

                        EACH FISCAL QUARTER                 FIXED CHARGE
                        -------------------                 ------------
                     DURING FISCAL YEAR ENDING             COVERAGE RATIO
                     -------------------------             --------------

                         December 31, 2000                  1.15 to 1.0

                         December 31, 2001                  1.15 to 1.0

                         December 31, 2002                  1.20 to 1.0

                         December 31, 2003                  1.25 to 1.0

                  (b) The Parent, individually, will maintain a Fixed Charge Coverage Ratio for each period of four consecutive fiscal quarters ended on the last day of each fiscal quarter during the fiscal year set forth below (or with respect to the fiscal quarters ending before December 31, 2000, the period commencing on the Closing Date and ending on the last day of such fiscal quarter) of not less than 1.1 to 1.0.

                  (c) The UK Borrowers, collectively, will maintain a Fixed Charge Coverage Ratio for each period of four preceding consecutive fiscal quarters ended on the last day of each fiscal quarter hereafter (or with respect to the fiscal quarters ending before December 31, 2000, the period commencing on the Closing Date and ending on the last day of such fiscal quarter) of not less than 1.0 to 1.0 through and including June 30, 2001, and not less than 1.1 to
1.0 thereafter. If for any period of determination, the UK Borrowers do not comply with such Fixed Charge Coverage Ratio, the Fixed Charge Coverage Ratio may be recomputed by adding to EBITDA for the period of determination the amount of loans and advances received by the UK Borrowers from the Parent or its direct or indirect Subsidiaries within fifteen (15) days after the certificate due under SECTION 5.2(D) was furnished, BUT ONLY IF:

                  (i) if received from the Parent, (A) after giving effect to the loans and advances, the Parent must have US Availability of not less than $4,000,000, (B) the Fixed Charge Coverage Ratio required in
         SECTION 7.23(B) above for the same period of determination shall be recomputed by adding the amount of such loans and advances to the Parent's Fixed Charges, and (C) the loans and advances must be Permitted Intercompany Advances; and

                  (ii) if from a direct or indirect Subsidiary of the Parent, the loans and advances must be Permitted Intercompany Advances.

         7.24 FUNDED DEBT TO EBITDA.

          The Parent and its Subsidiaries will maintain a ratio of Funded Debt to EBITDA for each period of four preceding consecutive fiscal quarters ended on the last day of each fiscal quarter during the fiscal year set forth below (provided, for any testing period ending before September 30, 2001, EBITDA shall be annualized for such testing period) of not less than the ratio set forth below:

                        Each Fiscal Quarter              Funded Debt to
                     During Fiscal Year Ending            Ebitda Ratio
                     -------------------------            ------------
                         December 31, 2001                 4.25 to 1.0

                         December 31, 2002                 4.0 to 1.0

                         December 31, 2003                 3.5 to 1.0


         7.25 INTEREST COVERAGE RATIO. Parent and its Subsidiaries will maintain a Interest Coverage Ratio for each period of four preceding consecutive fiscal quarters ended on the last day of each fiscal quarter during the fiscal year set forth below (or with respect to the fiscal quarters ending before December, 31, 2001, the period commencing on the Closing Date and ending on the last day of such fiscal quarter) of not less than the ratio set forth below:

                        Each Fiscal Quarter                  Interest
                     During Fiscal Year Ending            Coverage Ratio
                     -------------------------            --------------

                         December 31, 2000                 1.75 to 1.0

                         December 31, 2001                 1.75 to 1.0

                         December 31, 2002                 2.00 to 1.0

                         December 31, 2003                 2.25 to 1.0

         7.26 USE OF PROCEEDS. The Borrowers shall not, and shall not suffer or permit any Subsidiary to, use any portion of the Loan proceeds, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Borrowers or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

         7.27 HEDGE AGREEMENTS.

                  If required by the Required Lenders, the Parent and the French Borrower shall enter into a Hedge Agreement to protect against erosion of the Dollar value of the Collateral provided by the Parent relative to the increase in value of the Euro, in which the French



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

Obligations are denominated, to the Dollar, in which the Parent's assets providing security for the French Obligations are denominated, in an amount acceptable to the Lenders.

         7.28 FURTHER ASSURANCES. The Borrowers shall execute and deliver, or cause to be executed and delivered, to the Administrative Agent such documents and agreements, and shall take or cause to be taken such actions, as the Administrative Agent or any Lender may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents.

                                   ARTICLE 8

                              CONDITIONS OF LENDING
                              ---------------------

         8.1 CONDITIONS PRECEDENT TO MAKING OF LOANS ON THE CLOSING DATE. The obligation of the Lenders to make the initial Revolving Loans and the Term Loan (France) and the Term Loan (UK) Initial Advance on the Closing Date, the obligation of the Administrative Agent to issue the Brazilian Letter of Credit on the Closing Date, and the obligation of the Administrative Agent to cause the Letter of Credit Issuer to issue any Letter of Credit on the Closing Date, are subject to the following conditions precedent having been satisfied in a manner satisfactory to the Administrative Agent and each Lender:

                  (a) This Agreement and the other Loan Documents shall have been executed by each party thereto and the Borrowers shall have performed and complied with all covenants, agreements and conditions contained herein and the other Loan Documents which are required to be performed or complied with by the Borrowers before or on such Closing Date.

                  (b) Upon making the Revolving Loans (including such Revolving Loans made to finance the Closing Fee or otherwise as reimbursement for fees, costs and expenses then payable under this Agreement) and the Term Loans (the maximum amount of the Term Loan (UK) being deemed to have been advanced for the purposes of this computation only) and with all its obligations current, the Borrowers shall have aggregate US Availability and the Dollar Equivalent of UK Availability of at least $7,500,000 (the "Minimum Availability").

                  (c) All representations and warranties made hereunder and in the other Loan Documents shall be true and correct in all material respects as if made on such date.

                  (d) No Default or Event of Default shall have occurred and be continuing after giving effect to the Loans to be made and the Brazilian Letter of Credit and the Letters of Credit to be issued on the Closing Date.

                  (e) The Administrative Agent and the Lenders shall have received such opinions of counsel for the Borrowers and their Subsidiaries as the Administrative Agent or any Lender shall request, each such opinion to be in a form, scope, and substance satisfactory to the Administrative Agent, the Lenders, and their respective counsel.

                  (f) The Administrative Agent shall have received title policies, in form and substance acceptable to Administrative Agent, with respect to the Mortgages.

                  (g) The Administrative Agent shall have received:

                           (i) acknowledgment copies of proper financing
statements, duly filed on or before the Closing Date under the UCC of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect the Administrative Agent's Liens; and

                           (ii) duly executed UCC-3 Termination Statements and
such other instruments, in form and substance satisfactory to the Administrative Agent, as shall be necessary to terminate and satisfy all Liens on the Property of the Borrowers and their Subsidiaries except Permitted Liens.

                  (h) The Borrowers shall have paid all fees and expenses of the Administrative Agent and the Attorney Costs incurred in connection with any of the Loan Documents and the transactions contemplated thereby to the extent invoiced.

                  (i) The Administrative Agent shall have received evidence, in form, scope, and substance, reasonably satisfactory to the Administrative Agent, of all insurance coverage as required by this Agreement.

                  (j) The Administrative Agent and the Lenders shall have had an opportunity, if they so choose, to examine the books of account and other records and files of the Borrowers and to make copies thereof, and to conduct a pre-closing audit which shall include, without limitation, verification of Inventory, Accounts, and the Borrowing Base, and the results of such examination and audit shall have been satisfactory to the Administrative Agent and the Lenders in all respects.

                  (k) The Administrative Agent shall have received a written explanation of the nature of the existing litigation and related indemnification provisions and procedures, all in form and substance satisfactory to the Administrative Agent.

                  (l) All proceedings taken in connection with the execution of this Agreement, the Term Loan Notes, all other Loan Documents and all documents and papers relating thereto shall be satisfactory in form, scope, and substance to the Administrative Agent and the Lenders.

                  (m) With respect to the Purchase Agreement Transaction:

                           (i) The Purchase Agreement Transaction shall have
been completed and closed prior to or simultaneously herewith, upon terms and conditions previously disclosed to and approved by the Lenders, in accordance with the Purchase Agreement and applicable Laws.

                           (ii) The Administrative Agent shall have received
photocopies of all Purchase Agreement Documents executed, delivered and/or furnished in connection with the Purchase Agreement Transaction, together with a certificate signed by a Responsible Officer of each of the Borrowers certifying that the Purchase Agreement and the other Purchase Agreement Documents furnished to the Administrative Agent are true, correct, in full force and effect and the provisions thereof have not been in any way modified, amended or waived, and the Purchase Agreement Transaction has been closed and completed in accordance with the Purchase

Agreement and the other Purchase Agreement Documents furnished to the Administrative Agent and in accordance with all applicable Laws.

                           (iii) The Administrative Agent shall have received a
reliance letter in form and substance acceptable to the Administrative Agent in its sole and absolute discretion, executed and delivered by the Seller, which reliance letter shall grant to the Administrative Agent and the Lenders the benefit of all of the rights, warranties, and indemnifications benefiting any or all of the Borrowers under and in connection with the Purchase Agreement, the other Purchase Agreement Documents and the Purchase Agreement Transaction. In addition, the Administrative Agent shall have received any and all opinions of counsel for the Seller and the Borrowers required under or in connection with the Purchase Agreement, the other Purchase Agreement Documents and the Purchase Agreement Transaction, upon which opinions, if any, the Administrative Agent and the Lenders shall be expressly entitled to rely.

                  The acceptance by the Borrowers of any Loans made or the Brazilian Letter of Credit and any Letters of Credit issued on the Closing Date shall be deemed to be a representation and warranty made by the Borrowers to the effect that all of the conditions precedent to the making of such Loans or the issuance of such Letters of Credit have been satisfied, with the same effect as delivery to the Administrative Agent and the Lenders of a certificate signed by a Responsible Officer of the Borrowers, dated the Closing Date, to such effect.

                  Execution and delivery to the Administrative Agent by a Lender of a counterpart of this Agreement shall be deemed confirmation by such Lender that (i) all conditions precedent in this SECTION 8.1 have been fulfilled to the satisfaction of such Lender, (ii) the decision of such Lender to execute and deliver to the Administrative Agent an executed counterpart of this Agreement was made by such Lender independently and without reliance on the Administrative Agent or any other Lender as to the satisfaction of any condition precedent set forth in this SECTION 8.1, and (iii) all documents sent to such Lender for approval consent, or satisfaction were acceptable to such Lender.

         8.2 CONDITIONS PRECEDENT TO MAKING TERM LOAN (UK) ADDITIONAL ADVANCE. The obligation of the Lenders to make the Term Loan (UK) Additional Advance is subject to the following conditions precedent having been satisfied in a manner reasonably satisfactory to the Administrative Agent and each Lender:

                  (a) The Administrative Agent shall have been registered as the proprietor of the registered Mortgage (UK).

                  (b) With respect to the Mortgage (UK), the Administrative Agent and the Lenders shall have received such opinions and reports of good and marketable title from counsel for the UK Borrowers and their Subsidiaries and for the Administrative Agent as the Administrative Agent or any Lender shall request, each such opinion and report to be, in all respects in a form, scope, and substance satisfactory to the Administrative Agent, the Lenders, and their respective counsel, which opinions and reports shall confirm the assumptions upon which the appraisal described in subsection (c) below is based.

                  (c) The Administrative Agent shall have received a fair market appraisal in form and substance and from an appraiser acceptable to Administrative Agent, with respect to the Real Property covered by the Mortgage
(UK), containing assumptions which confirming, inter alia, the reports on title and opinions received.

                  (d) The UK Borrowers shall have paid all fees and expenses of the Administrative Agent and the Attorney Costs incurred in connection with any of the Mortgage (UK).

                  (e) The Administrative Agent shall be satisfied that leases and other encumbrances on the property covered by the Mortgage (UK) do not adversely affect the value of such property or the ability of the Administrative Agent to foreclose under the Mortgage (UK), which satisfaction may be conditioned on, inter alia the agreement by the Seller to amend provisions of the title transfer documents and general service agreements applicable to the property subject to the Mortgage (UK) which the Administrative Agent may reasonably determine to be desirable.

                  (f) The Administrative Agent shall have received such further certificates, agreements, opinions, reports and other documents as the Administrative Agent may reasonably require with respect to the Mortgage (UK) and the Real Property covered thereby.

         8.3 CONDITIONS PRECEDENT TO EACH LOAN. The obligation of the Lenders to make each Loan, including the initial Revolving Loans on the Closing Date and the Term Loans, the obligation of the Administrative Agent to cause the Letter of Credit Issuer to issue the Brazilian Letter of Credit, and the obligation of the Administrative Agent to cause the Letter of Credit Issuer to issue any Letter of Credit shall be subject to the further conditions precedent that on and as of the date of any such extension of credit:

                  (a) the following statements shall be true, and the acceptance by the Borrowers of any extension of credit shall be deemed to be a statement to the effect set forth in CLAUSES (I) and (II), with the same effect as the delivery to the Administrative Agent and the Lenders of a certificate signed by a Responsible Officer, dated the date of such extension of credit, stating that:

                           (i) The representations and warranties contained in
this Agreement and the other Loan Documents are correct in all material respects on and as of the date of such extension of credit as though made on and as of such date, other than any such representation or warranty which relates to a specified prior date and except to the extent the Administrative Agent and the Lenders have been notified by the Borrowers that any representation or warranty is not correct and the Required Lenders have explicitly waived in writing compliance with such representation or warranty; and

                           (ii) No event has occurred and is continuing, or
would result from such extension of credit, which constitutes a Default or an Event of Default; and

                           (iii) No event has occurred and is continuing, or
would result from such extension of credit, which would have a Material Adverse Effect.

                  (b) The amount of the US Borrowing Base shall be sufficient to make such US Revolving Loans or issue such US Letters of Credit without exceeding the US Availability and the amount of the UK Borrowing Base shall be sufficient to make such UK Revolving Loans or issue such UK Letters of Credit without exceeding the UK Availability; PROVIDED, HOWEVER, that the foregoing conditions precedent are not (i) conditions to each Lender participating in or reimbursing the Bank or the Administrative Agent for such Lenders' Pro Rata Share of any Non-Ratable Loan or Administrative Agent Advance made in accordance with the provisions of SECTIONS 1.2(K) and 1.2(l) or (ii) conditions to any advance made under SECTION 1.2(C) (Advances in excess of US Availability/UK Availability).

                                   ARTICLE 9

                                DEFAULT; REMEDIES
                                -----------------

         9.1 EVENTS OF DEFAULT. It shall constitute an event of default ("Event of Default") if any one or more of the following shall occur for any reason:

                  (a) any failure by the Borrowers to pay the principal of any Loan when due, or to pay when due interest or premium on any of the Obligations or any fee or other amount owing under the Obligations when due, whether upon demand or otherwise;

                  (b) any representation or warranty made or deemed made by the Borrowers in this Agreement or by the Borrowers or any of their Subsidiaries in any of the other Loan Documents, any Financial Statement, or any certificate furnished by the Borrowers or any of their Subsidiaries at any time to the Administrative Agent or any Lender shall prove to be untrue in any material respect as of the date on which made, deemed made, or furnished;

                  (c) any default shall occur in the observance or performance of any of the covenants and agreements contained in SECTIONS 7.2, 7.5, 7.9 through 7.26, inclusive, or Section 11 of the Security Agreement, (ii) any default shall occur in the observance or performance of any of the covenants and agreements contained in SECTIONS 5.25.3 (other than 5.2(F)), 5.3, and such default shall continue for five (5) days or more; (iii) any default shall occur in the observance or performance of any of the covenants and agreements contained in SECTIONS 5.2(F), and such default shall continue for three (3) days or more; or (iv) any default shall occur in the observance or performance of any of the other covenants or agreements contained in any other Section of this Agreement or any other Loan Document, any other Loan Documents, or any other agreement entered into at any time to which any Borrower or any Subsidiary and the Administrative Agent or any Lender are party (including in respect of any Bank Products) and such default shall continue for fifteen (15) days or more;

                  (d) any default shall occur with respect to any Debt (other than the Obligations) which the Parent and its Subsidiaries are permitted to incur under SECTION 7.13 (Debt) and which has an outstanding principal amount that exceeds $500,000 or the Foreign Currency Equivalent thereof, or (ii) under any agreement or instrument under or pursuant to which any such Debt may have been issued, created, assumed, or guaranteed by any Borrower or any Subsidiary, and such default shall continue for more than the period of grace, if any, therein specified, if the effect thereof (with or without the giving of notice or further lapse of time or both) is to accelerate, or to permit the holders of any such Debt to accelerate, the maturity of any such Debt; or any such Debt shall be declared due and payable or be required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof;

                  (e) any Borrower or any Subsidiary shall (i) file a voluntary petition in bankruptcy or pass any resolution for winding-up or administration or file a voluntary petition or an answer or otherwise commence any action or proceeding seeking reorganization, arrangement or readjustment of its debts or for any other relief under the federal Bankruptcy Code, as amended, or, in the case of UK Holdco, and Unifrax UK, under the Insolvency Act of 1986, or any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing, or consent to, approve of, or acquiesce in, any such petition, action or proceeding; (ii) apply for or acquiesce in the appointment of a receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee, administrator, administrative receiver or manager or similar officer for it or for all or any part of its property; (iii) make an assignment, composition or arrangement for the benefit of creditors; or (iv) be unable generally to pay its debts as they become due;

                  (f) an involuntary petition shall be filed or an action or proceeding otherwise commenced seeking reorganization, arrangement, consolidation, composition or arrangement or readjustment of the debts of any Borrower or any Subsidiary or for any other relief under the federal Bankruptcy Code, as amended, or, in the case of UK Holdco, and Unifrax UK, under the Insolvency Act of 1986, or any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing and such petition or proceeding shall not be dismissed within sixty (60) days after the filing or commencement thereof or an order of relief shall be entered with respect thereto;

                  (g) a receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee administrator, administrative receiver or manager or similar officer for any Borrower or any Subsidiary or for all or any part of its property shall be appointed, and the same shall continue undischarged for a period of sixty (60) days or a warrant of attachment, execution, distress, sequestration or similar process shall be issued against any part of the property of any Borrower or any Subsidiary;

                  (h) any Borrower or any Subsidiary shall file a certificate of dissolution under applicable state law or pass any resolution for its winding-up or administration, or shall be liquidated, dissolved or wound-up or shall commence or have commenced against it any action or proceeding for dissolution, winding-up, administration or liquidation, or shall take any corporate action in furtherance thereof;

                  (i) all or any part of the property of any Borrower or any Subsidiary having a value of $500,000 or the Foreign Currency Equivalent thereof, shall be nationalized, expropriated or condemned, seized or otherwise appropriated, or custody or control of such property or of such Borrower or such Subsidiary shall be assumed by any Governmental Authority or any court of competent jurisdiction at the instance of any Governmental Authority, except where contested in good faith by proper proceedings diligently pursued where a stay of enforcement is in effect;



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

                  (j) Any Borrower, any guarantor, pledgor or other obligor with respect to the Obligations shall challenge the validity and binding effect of any provision of any of the Loan Documents or shall state its intention to make such a challenge of any of the Loan Documents or any of the Loan Documents shall for any reason (except to the extent permitted by its express terms) cease to be effective;

                  (k) one or more judgments, orders, decrees or arbitration awards is entered against the Borrowers involving in the aggregate liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related or unrelated series of transactions, incidents or conditions, of $500,000 against the Parent, (pound)350,000 against the UK Borrowers, collectively, or Euro 425,000 against the French Borrower or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of thirty (30) days after the entry thereof;

                  (l) any loss, theft, damage or destruction of any item or items of Collateral or other property of any Borrower or any Subsidiary occurs which could reasonably be expected to cause a Material Adverse Effect and is not adequately covered by insurance;

                  (m) there is filed against any Borrower or any Subsidiary any action, suit or proceeding under any federal or state racketeering statute (including the Racketeer Influenced and Corrupt Organization Act of 1970), which action, suit or proceeding (i) is not dismissed within one hundred twenty (120) days, and (ii) could reasonably be expected to result in the confiscation or forfeiture of any material portion of the Collateral;

                  (n) for any reason, other than the failure of the Administrative Agent to take any action available to it to maintain perfection of the Administrative Agent's Liens, pursuant to the Loan Documents, any Loan Document ceases to be in full force and effect or any Lien with respect to any material portion of the Collateral intended to be secured thereby ceases to be, or is not, valid, perfected and prior to all other Liens (other than Permitted Liens) or is terminated, revoked or declared void;

                  (o) an ERISA Event shall occur with respect to a Pension Plan or Multi-employer Plan which has resulted or could reasonably be expected to result in liability of the Borrowers under Title IV of ERISA to the Pension Plan, Multi-employer Plan or the PBGC in an aggregate amount in excess of $500,000; (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $500,000; or (iii) the Borrowers or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multi-employer Plan in an aggregate amount in excess of $500,000; or

                  (p) there occurs a Change of Control.

         9.2 REMEDIES.

                  (a) If an Event of Default exists and is continuing, the Administrative Agent and the Co-Administrative Agent may and shall, at the direction of the Required Lenders, do one or more of the following at any time or times and in any order, without notice to or demand on the Borrowers: (i) reduce the Maximum UK Revolving Loans Amount or the Maximum US



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Revolving Loans Amount, or the advance rates against Eligible Accounts and/or
Eligible Inventory used in computing the Borrowing Base, or reduce one or more of the other elements used in computing the Borrowing Base; (ii) restrict the amount of or refuse to make Revolving Loans; and (iii) restrict or refuse to provide Letters of Credit or Credit Support. If an Event of Default exists and is continuing, the Administrative Agent shall, at the direction of the Required Lenders, do one or more of the following, in addition to the actions described in the preceding sentence, at any time or times and in any order, without notice to or demand on the Borrowers: (A) terminate the Commitments and this Agreement;
(B) declare any or all Obligations to be immediately due and payable; PROVIDED, HOWEVER, that upon the occurrence of any Event of Default described in SECTIONS 9.1(E), 9.1(F), 9.1(G), or 9.1(H), the Commitments shall automatically and immediately expire and all Obligations shall automatically become immediately due and payable without notice or demand of any kind; and (C) pursue its other rights and remedies under the Loan Documents and applicable law. The Administrative Agent may, in the exercise of its discretion from time to time subject, however, to the express direction of the Required Lenders to the contrary, pursue the other rights and remedies under the Loan Documents and applicable law as the Administrative Agent believes is necessary or beneficial for the preservation of the Collateral, of the Administrative Agent's of the Lender's rights and remedies with respect thereto and of the other rights and remedies of the Administrative Agent and the Lenders under this Agreement, the other Loan Documents or applicable Laws.

                  (b) If an Event of Default has occurred and is continuing: (i) the Administrative Agent shall have for the benefit of the Lenders, in addition to all other rights of the Administrative Agent and the Lenders, the rights and remedies of a secured party under the Loan Documents and the UCC or the corresponding provisions of English Commercial Law; (ii) the Administrative Agent may, at any time, take possession of the Collateral and keep it on the Borrowers' premises, at no cost to the Administrative Agent or any Lender, or remove any part of it to such other place or places as the Administrative Agent may desire, or the Borrowers shall, upon the Administrative Agent's demand, at the Borrowers' cost, assemble the Collateral and make it available to the Administrative Agent at a place reasonably convenient to the Administrative Agent and the applicable Borrower; and (iii) the Administrative Agent may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as the Administrative Agent deems advisable, in its sole discretion, and may, if the Administrative Agent deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Without in any way requiring notice to be given in the following manner, the Borrowers agree that any notice by the Administrative Agent of sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to the Borrowers if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least ten (10) Business Days prior to such action to the Borrowers' address specified in or pursuant to SECTION 13.8. If any Collateral is sold on terms other than payment in full at the time of sale, no credit shall be given against the Obligations until the Administrative Agent or the Lenders receive payment, and if the buyer defaults in payment, the Administrative Agent may resell the Collateral without further notice to the Borrowers. In the event the Administrative Agent seeks to take possession of all or any portion of the Collateral by judicial process, the Borrowers irrevocably waive: (A) the posting of any bond, surety or security with respect thereto which might otherwise be required; (B) any demand for possession prior to the



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commencement of any suit or action to recover the Collateral; and (C) any requirement that the Administrative Agent retain possession and not dispose of any Collateral until after trial or final judgment. The Borrowers agree that the Administrative Agent has no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any Person. The Administrative Agent is hereby granted a license or other right to use, without charge, the Borrowers' labels, patents, copyrights, name, trade secrets, trade names, trademarks, and advertising matter, or any similar property, to the extent reasonably necessary or desirable in completing production of, advertising or selling any Collateral, and the Borrowers' rights under all licenses and all franchise agreements shall inure to the Administrative Agent's benefit for such express purpose. The proceeds of sale shall be applied first to all expenses of sale, including reasonable attorneys' fees, and then to the Obligations. The Administrative Agent will return any excess to the Borrowers and the Borrowers shall remain liable for any deficiency.

                  (c) If an Event of Default occurs, the Borrowers hereby waive all rights to notice and hearing prior to the exercise by the Administrative Agent of the Administrative Agent's rights to repossess the Collateral without judicial process or to reply, attach or levy upon the Collateral without notice or hearing.

                                   ARTICLE 10

                              TERM AND TERMINATION
                              --------------------

         10.1 TERM AND TERMINATION. The term of this Agreement shall end on the Stated Termination Date unless sooner terminated in accordance with the terms hereof. The Administrative Agent upon direction from the Required Lenders may terminate this Agreement without notice upon the occurrence and during the continuance of an Event of Default. Upon the effective date of termination of this Agreement for any reason whatsoever, all Obligations (including all unpaid principal, accrued and unpaid interest and any early termination or prepayment fees or penalties) shall become immediately due and payable and the Borrowers shall immediately arrange for the cancellation and return of Letters of Credit then outstanding. Notwithstanding the termination of this Agreement, until all Obligations are indefeasibly paid and performed in full in cash, the Borrowers shall remain bound by the terms of this Agreement and shall not be relieved of any of their Obligations hereunder or under any other Loan Document, and the Administrative Agent and the Lenders shall retain all their rights and remedies hereunder (including the Administrative Agent's Liens in and all rights and remedies with respect to all then existing and after-arising Collateral).

                                   ARTICLE 11

          AMENDMENTS; WAIVERS; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS
          ------------------------------------------------------------

         11.1 AMENDMENTS AND WAIVERS.

                  (a) No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Borrowers therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by the Administrative Agent at the written request of the Required Lenders) and the Borrowers and then



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

any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders and the Borrowers and acknowledged by the Administrative Agent, do any of the following:

                           (i) increase or extend the Commitment of any Lender;

                           (ii) postpone or delay any date fixed by this
Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document (provided that any mandatory prepayment may be deferred or waived with the consent of Required Lenders);

                           (iii) reduce the principal of, or the rate of
interest specified herein on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document;

                           (iv) change the percentage of the Commitments or of
the aggregate unpaid principal amount of the Loans which is required for the Lenders or any of them to take any action hereunder;

                           (v) increase any of the percentages set forth in the
definition of the Borrowing Base;

                           (vi) amend this Section or any provision of this
Agreement providing for consent or other action by all Lenders;

                           (vii) release Collateral other than as permitted by
SECTION 12.11;

                           (viii) change the definitions of "Majority Lenders"
or "Required Lenders"; or

                           (ix) increase the Maximum US Revolving Loans Amount,
the Maximum UK Revolving Loans Amount, the Maximum US Inventory Loan Amount, the Maximum UK Inventory Loan Amount, the US Letter of Credit Subfacility and the UK Letter of Credit Subfacility;

PROVIDED, HOWEVER, the Administrative Agent may, in its sole discretion and notwithstanding the limitations contained in CLAUSES (V) and (IX) above and any other terms of this Agreement, make Administrative Agent Advances in accordance herewith and, PROVIDED FURTHER, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document and PROVIDED FURTHER, that the pro rata shares of the Lenders may be amended from time to time by Administrative Agent alone to reflect assignments of Commitments in accordance herewith.

                  (b) As further set forth in Section 1.4(a) (Brazilian Lender's Agreement), this Agreement and the other Loan Documents may be as amended, modified, restated, substituted, extended and renewed from time to time without notice to or consent of the Brazilian Lender or Unifrax Brazil.



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

                  (c) If any fees are paid to the Lenders as consideration for amendments, waivers or consents with respect to this Agreement, at Administrative Agent's election, such fees may be paid only to those Lenders that agree to such amendments, waivers or consents within the time specified for submission thereof.

                  (d) If, in connection with any proposed amendment, waiver or consent (a "Proposed Change"):

                           (i) requiring the consent of all Lenders, the consent
of Required Lenders is obtained, but the consent of other Lenders is not obtained (any such Lender whose consent is not obtained as described in this clause (i) and in clause (ii) below being referred to as a "Non-Consenting Lender"), or

                           (ii) requiring the consent of Required Lenders, the
consent of Majority Lenders is obtained,

then, so long as the Administrative Agent is not a Non-Consenting Lender, at the Borrowers' request, the Administrative Agent or an Eligible Assignee shall have the right (but not the obligation) with the Administrative Agent's approval, to purchase from the Non-Consenting Lenders, and the Non-Consenting Lenders agree that they shall sell, all the Non-Consenting Lenders' Commitments for an amount equal to the principal balances thereof and all accrued interest and fees with respect thereto through the date of sale pursuant to Assignment and Acceptance Agreement(s), without premium or discount.

         11.2 ASSIGNMENTS; PARTICIPATIONS.

                  (a) Any Lender may, with the written consent of the Administrative Agent (which consent shall not be unreasonably withheld) and with the written consent of the Parent (which consent shall not be unreasonably withheld and shall not be required during the continuance of an Event of Default), assign and delegate to one or more Eligible Assignees (provided that no consent of the Administrative Agent or the Parent shall be required in connection with any assignment and delegation by a Lender to an Affiliate of such Lender) (each an "ASSIGNEE") all, or any ratable part of all, of the Loans, the Participations and the Commitments and the other rights and obligations of such Lender hereunder; PROVIDED that the same percentage of all Loans, Participations and Commitments must be assigned such that no Lender or Assignee will have a disproportionate interest in any of the Credit Facilities, in a minimum amount of $10,000,000 or the Foreign Currency Equivalent thereof (provided that, unless an assignor Lender has assigned and delegated all of its Loans and Commitments, no such assignment and/or delegation shall be permitted unless, after giving effect thereto, such assignor Lender retains a Commitment in a minimum amount of $10,000,000 or the Foreign Currency Equivalent thereof); PROVIDED, HOWEVER, that the Borrowers and the Administrative Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrowers and the Administrative Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to the Borrowers and the Administrative Agent an Assignment and Acceptance in the form of EXHIBIT F ("ASSIGNMENT AND ACCEPTANCE") together with any



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note or notes subject to such assignment and (iii) the assignor Lender or
Assignee has paid to the Administrative Agent a processing fee in the amount of $3,500. Notwithstanding the foregoing, the maximum number of Lenders shall not exceed five (5) unless that number is exceeded during the continuance of an Event of Default. The Borrowers agree to promptly execute and deliver new promissory notes and replacement promissory notes as reasonably requested by the Administrative Agent to evidence assignments of the Loans and Commitments in accordance herewith.

                  (b) From and after the date that the Administrative Agent notifies the assignor Lender that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations, including, but not limited to, the obligation to participate in Letters of Credit and Credit Support have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

                  (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto or the attachment, perfection, or priority of any Lien granted by the Borrowers to the Administrative Agent or any Lender in the Collateral;
(ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or the performance or observance by the Borrowers of any of their obligations under this Agreement or any other Loan Document furnished pursuant hereto; (iii) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;
(iv) such Assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such Assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers, including the discretionary rights and incidental power, as are reasonably incidental thereto; and (vi) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                  (d) Immediately upon satisfaction of the requirements of
SECTION 11.2(a), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to



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reflect the addition of the Assignee and the resulting adjustment of the
Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender PRO TANTO.

                  (e) Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of the Borrowers (a "Participant") participating interests in any Loans, the Commitment of that Lender and the other interests of that Lender (the "originating Lender") hereunder and under the other Loan Documents; PROVIDED, HOWEVER, that (i) the originating Lender's obligations under this Agreement shall remain unchanged,
(ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Borrowers and the Administrative Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, and all amounts payable by the Borrowers hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent and subject to the same limitation as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

                  (f) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Sec.203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

                                   ARTICLE 12

                     THE COLLATERAL AND ADMINISTRATIVE AGENT
                     ---------------------------------------

         12.1 APPOINTMENT AND AUTHORIZATION. Each Lender hereby designates and appoints Bank as its Administrative Agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. The Administrative Agent agrees to act as such on the express conditions contained in this ARTICLE 12. The provisions of this ARTICLE 12 are solely for the benefit of the Administrative Agent and the Lenders and the Borrowers shall have no rights as a third party beneficiary of any of the provisions contained herein. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties,



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obligations or liabilities shall be read into this Agreement or any other Loan
Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Except as expressly otherwise provided in this Agreement, the Administrative Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which the Administrative Agent is expressly entitled to take or assert under this Agreement and the other Loan Documents, including (a) the determination of the applicability of ineligibility criteria with respect to the calculation of the Borrowing Base, (b) the making of Administrative Agent Advances pursuant to SECTION 1.2(L), and (c) the exercise of remedies pursuant to SECTION 9.2, and any action so taken or not taken shall be deemed consented to by the Lenders.

         12.2 DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through Affiliates, agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made without gross negligence or willful misconduct.

         12.3 LIABILITY OF ADMINISTRATIVE AGENT. Neither the Agent nor any of the Administrative Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by any Borrower or any Subsidiary or Affiliate of the Borrowers, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Borrowers or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Administrative Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrowers or any of the Borrowers' Subsidiaries or Affiliates.

         12.4 RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrowers), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to



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take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or all Lenders if so required by SECTION 11.1) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

         12.5 NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Administrative Agent shall have received written notice from a Lender or the Borrowers referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with
SECTION 9.2; PROVIDED, HOWEVER, that unless and until the Administrative Agent has received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

         12.6 CREDIT DECISION. Each Lender acknowledges that none of the Administrative Agent-Related Persons has made any representation or warranty to it, and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrowers and their Affiliates, shall be deemed to constitute any representation or warranty by any Administrative Agent-Related Person to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Administrative Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers and their Affiliates, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers. Each Lender also represents that it will, independently and without reliance upon any Administrative Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Administrative Agent, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrowers which may come into the possession of any of the Administrative Agent-Related Persons.

         12.7 INDEMNIFICATION. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Administrative Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrowers and without limiting the



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obligation of the Borrowers to do so), pro rata, from and against any and all
Indemnified Liabilities as such term is defined in SECTION 13.11; PROVIDED, HOWEVER, that no Lender shall be liable for the payment to the Administrative Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including, without limitation, Enforcement Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrowers. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Administrative Agent.

         12.8 ADMINISTRATIVE AGENT IN INDIVIDUAL CAPACITY. The Bank and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrowers and their Subsidiaries and Affiliates as though the Bank were not the Administrative Agent hereunder and without notice to or consent of the Lenders. The Bank or its Affiliates may receive information regarding the Borrowers, their Affiliates and Account Debtors (including information that may be subject to confidentiality obligations in favor of the Borrowers or such Subsidiary) and acknowledge that the Administrative Agent and the Bank shall be under no obligation to provide such information to them. With respect to its Loans, the Bank shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" include the Bank in its individual capacity.

         12.9 SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign as Administrative Agent upon at least 30 days' prior notice to the Lenders and the Borrowers, such resignation to be effective upon the acceptance of a successor agent to its appointment as Administrative Agent. In the event the Bank sells all of its Commitment and Revolving Loans as part of a sale, transfer or other disposition by the Bank of substantially all of its loan portfolio, the Bank shall resign as Administrative Agent and such purchaser or transferee shall become the successor Administrative Agent hereunder. Subject to the foregoing, if the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders. If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrowers, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this ARTICLE 12 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.



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

         12.10 WITHHOLDING TAX.

                  (a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the Code and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Lender agrees with and in favor of the Administrative Agent, to deliver to the Administrative Agent:

                           (i) if such Lender claims an exemption from, or a
reduction of, withholding tax under a United States of America tax treaty, properly completed IRS Forms W-8BEN and W-8ECI before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                           (ii) if such Lender claims that interest paid under
this Agreement is exempt from United States of America withholding tax because it is effectively connected with a United States of America trade or business of such Lender, two properly completed and executed copies of IRS Form W-8ECI before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-9; and

                           (iii) such other form or forms as may be required
under the Code or other laws of the United States of America as a condition to exemption from, or reduction of, United States of America withholding tax.

Such Lender agrees to promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

                  (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States of America tax treaty by providing IRS Form FW-8BEN and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations owing to such Lender, such Lender agrees to notify the Administrative Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Borrowers to such Lender. To the extent of such percentage amount, the Administrative Agent will treat such Lender's IRS Form W-8BEN as no longer valid.

                  (c) If any Lender claiming exemption from United States of America withholding tax by filing IRS Form W-8ECI with the Administrative Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations owing to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

                  (d) If any Lender is entitled to a reduction in the applicable withholding tax, the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by SUBSECTION (A) of this Section are not delivered to the Administrative Agent, then the Administrative Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.



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

                  (e) If the IRS or any other Governmental Authority of the United States of America or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, together with all costs and expenses (including, without limitation, Enforcement Costs). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Administrative Agent.

         12.11 COLLATERAL MATTERS.

                  (a) The Lenders hereby irrevocably authorize the Administrative Agent, at its option and in its sole discretion, to release any Administrative Agent's Liens upon any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by Borrowers of all Loans and reimbursement obligations in respect of Letters of Credit and Credit Support, and the termination of all outstanding Letters of Credit (whether or not any of such obligations are due) and all other Obligations; (ii) constituting property being sold or disposed of if the Borrowers certify to the Administrative Agent that the sale or disposition is made in compliance with SECTION 7.9 (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry); (iii) constituting property in which the Borrowers owned no interest at the time the Lien was granted or at any time thereafter; or (iv) constituting property leased to the Borrowers under a lease which has expired or been terminated in a transaction permitted under this Agreement. Except as provided above, the Administrative Agent will not release any of the Administrative Agent's Liens without the prior written authorization of the Lenders; PROVIDED that the Administrative Agent may, in its discretion, release the Administrative Agent's Liens on Collateral valued in the aggregate not in excess of $500,000, or the Foreign Currency Equivalent thereof, during each Fiscal Year without the prior written authorization of the Lenders and the Administrative Agent may release the Administrative Agent's Liens on Collateral valued in the aggregate not in excess of $1,000,000, or the Foreign Currency Equivalent thereof, during each Fiscal Year with the prior written authorization of Required Lenders. Upon request by the Administrative Agent or the Borrowers at any time, the Lenders will confirm in writing the Administrative Agent's authority to release any Administrative Agent's Liens upon particular types or items of Collateral pursuant to this SECTION 12.11.

                  (b) Upon receipt by the Administrative Agent of any authorization required pursuant to SECTION 12.11(A) from the Lenders of the Administrative Agent's authority to release Administrative Agent's Liens upon particular types or items of Collateral, and upon at least five (5) Business Days prior written request by the Borrowers, the Administrative Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Administrative Agent's Liens upon such Collateral; PROVIDED, HOWEVER, that (i) the Administrative Agent shall not be required to execute any such document on terms which, in the Administrative Agent's opinion, would expose the Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Liens



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

without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Borrowers in respect of) all interests retained by the Borrowers, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

                  (c) The Administrative Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by the Borrowers or is cared for, protected or insured or has been encumbered, or that the Administrative Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Administrative Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Administrative Agent may act in any manner it may deem appropriate, in its sole discretion given the Administrative Agent's own interest in the Collateral in its capacity as one of the Lenders and that the Administrative Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing.

         12.12 RESTRICTIONS ON ACTIONS BY LENDERS; SHARING OF PAYMENTS.

                  (a) Each of the Lenders agrees that it shall not, without the express consent of all Lenders, and that it shall, to the extent it is lawfully entitled to do so, upon the request of all Lenders, set off against the Obligations, any amounts owing by such Lender to the Borrowers or any accounts of the Borrowers now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by the Administrative Agent, take or cause to be taken any action to enforce its rights under this Agreement or against the Borrowers, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

                  (b) If at any time or times any Lender shall receive (i) by payment, foreclosure, setoff or otherwise, any proceeds of Collateral or any payments with respect to the Obligations of the Borrowers to such Lender arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from the Administrative Agent pursuant to the terms of this Agreement, or (ii) payments from the Administrative Agent in excess of such Lender's ratable portion of all such distributions by the Administrative Agent, such Lender shall promptly (1) turn the same over to the Administrative Agent, in kind, and with such endorsements as may be required to negotiate the same to the Administrative Agent, or in same day funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; PROVIDED, HOWEVER, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to



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

such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

         12.13 AGENCY FOR PERFECTION. Each Lender hereby appoints each other Lender as agent for the purpose of perfecting the Lenders' security interest in assets which, in accordance with Article 9 of the UCC can be perfected only by possession. Should any Lender (other than the Administrative Agent) obtain possession of any such Collateral, such Lender shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent's request therefor shall deliver such Collateral to the Administrative Agent or in accordance with the Administrative Agent's instructions.

         12.14 PAYMENTS BY ADMINISTRATIVE AGENT TO LENDERS. All payments to be made by the Administrative Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds to each Lender pursuant to wire transfer instructions delivered in writing to the Administrative Agent on or prior to the Closing Date (or if such Lender is an Assignee, on the applicable Assignment and Acceptance), or pursuant to such other wire transfer instructions as each party may designate for itself by written notice to the Administrative Agent. Concurrently with each such payment, the Administrative Agent shall identify whether such payment (or any portion thereof) represents principal, premium or interest on the Revolving Loans, Term Loans or otherwise. Unless the Administrative Agent receives notice from the Borrowers prior to the date on which any payment is due to the Lenders that the Borrowers will not make such payment in full as and when required, the Administrative Agent may assume that the Borrowers have made such payment in full to the Administrative Agent on such date in immediately available funds and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrowers have not made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

         12.15 SETTLEMENT.

                  (a) (i) The Lenders agree that each Lender's funded portion of the Revolving Loans is intended by the Lenders to be equal at all times to such Lender's Pro Rata Share of the outstanding Revolving Loans, as the case may be. Notwithstanding such agreement, the Administrative Agent, the Bank, and the Lenders agree (which agreement shall not be for the benefit of or enforceable by the Borrowers) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Revolving Loans, Non-Ratable Loans and the Administrative Agent Advances shall take place on a periodic basis in accordance with the provisions of this SECTION 12.15(a).

                           (ii) The Administrative Agent shall request
settlement ("Settlement") with the Lenders on at least a weekly basis, or on a more frequent basis if so determined by the Administrative Agent, (A) for itself, with respect to each Administrative Agent Advance, and (B) with respect to collections received, in each case, by notifying the Lenders of such requested Settlement by telecopy, telephone or other similar form of transmission, of such requested

Settlement, no later than 12:00 noon (Chicago, Illinois time) on the date of such requested Settlement (the "Settlement Date"). Each Lender (other than the Administrative Agent in the case of Administrative Agent Advances) shall make the amount of such Lender's Pro Rata Share, as the case may be, of the outstanding principal amount of the Non-Ratable Loans and Administrative Agent Advances with respect to which Settlement is requested available to the Administrative Agent, to such account of the Administrative Agent as the Administrative Agent may designate, not later than 2:00 p.m. (Chicago, Illinois
Time), on the Settlement Date applicable thereto, which may occur before or after the occurrence or during the continuation of a Default or an Event of Default and whether or not the applicable conditions precedent set forth in
ARTICLE 8 (Conditions of Lending) have then been satisfied. Such amounts made available to the Administrative Agent shall be applied against the amounts of the applicable Non-Ratable Loan or Administrative Agent Advance and, together with the portion of such Non-Ratable Loan or Administrative Agent Advance representing the Bank's Pro Rata Share thereof, shall constitute Revolving Loans of such Lenders. If any such amount is not made available to the Administrative Agent by any Lender on the Settlement Date applicable thereto, the Administrative Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and thereafter at the Interest Rate then applicable to the Revolving Loans (A) on behalf of the Bank, with respect to each outstanding Non-Ratable Loan, and (B) for itself, with respect to each Administrative Agent Advance.

                           (iii) Notwithstanding the foregoing, not more than
one (1) Business Day after demand is made by the Administrative Agent (whether before or after the occurrence of a Default or an Event of Default and regardless of whether the Administrative Agent has requested a Settlement with respect to a Non-Ratable Loan or Administrative Agent Advance), each other Lender shall irrevocably and unconditionally purchase and receive from Bank, the Administrative Agent, as applicable, without recourse or warranty, an undivided interest and participation in such Non-Ratable Loan or Administrative Agent Advance equal to such Lender's Pro Rata Share, as the case may be, of such Non-Ratable Loan or Administrative Agent Advance. If Settlement has not previously occurred with respect to such Non-Ratable Loans or Administrative Agent Advances, upon demand by Bank, the Administrative Agent, as applicable, each other Lender shall pay to Bank, the Administrative Agent, as applicable, in Dollars in an amount equal to the Dollar Equivalent thereof, as the purchase price of such participation an amount equal to one-hundred percent (100%) of such Lender's of such Non-Ratable Loans or Administrative Agent Advances. If such amount is not in fact made available to the Administrative Agent by any Lender, the Administrative Agent shall be entitled to recover such amount on demand from such Lender, together with interest thereon at the Federal Funds Rate for the first three (3) days from and after such demand and thereafter at the then applicable Interest Rate then applicable to Base Rate Revolving Loans.

                           (iv) From and after the date, if any, on which any
Lender purchases an undivided interest and participation in any Non-Ratable Loan or Administrative Agent Advance pursuant to subsection (ii) above, the Administrative Agent shall promptly distribute to such Lender at such address as such Lender may request in writing, such Lender's Pro Rata Share of all payments of principal and interest and all proceeds of Collateral (subject to the limitations of Section 12.15 (Settlement)) received by the Administrative Agent in respect of such Non-Ratable Loan or Administrative Agent Advance.



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

                           (v) Between Settlement Dates, the Administrative
Agent, to the extent no Administrative Agent Advances or Non-Ratable Loans are outstanding, may pay over to the Bank any payments received by the Administrative Agent, which in accordance with the terms of this Agreement would be applied to the reduction of the Revolving Loans, for application to the Bank's Pro Rata Share of Revolving Loans. If, as of any Settlement Date, collections received since the then immediately preceding Settlement Date have been applied to the Bank's Pro Rata Share of Revolving Loans (other than to Non-Ratable Loans or Administrative Agent Advances in which such Lender has not yet funded its purchase of a participation pursuant to SECTION 12.15(A)(III) above), as provided for in the previous sentence, the Bank shall pay to the Administrative Agent for the accounts of the Lenders to be applied to the outstanding Revolving Loans of such Lenders an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Revolving Loans. During the period between Settlement Dates, the Administrative Agent with respect to Administrative Agent Advances, and each Lender with respect to the Revolving Loans (other than Non-Ratable Loans and Administrative Agent Advances) shall be entitled to interest at the applicable rate or rates payable under this Agreement on the actual daily amount of funds employed by the Bank, the Administrative Agent, the other Lenders.

                  (b) NOTATION. The Administrative Agent shall record on its books the principal amount of the Revolving Loans owing to each Lender, including the Non-Ratable Loans owing to the Bank, and the Administrative Agent Advances owing to the Administrative Agent, from time to time. In addition, each Lender is authorized, at such Lender's option, to note the date and amount of each payment or prepayment of principal of such Lender's Revolving Loans in its books and records, including computer records, such books and records constituting presumptive evidence, absent manifest error, of the accuracy of the information contained therein.

                  (c) LENDERS' FAILURE TO PERFORM. All Revolving Loans (other than Non-Ratable Loans and Administrative Agent Advances) shall be made by the Lenders simultaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Revolving Loans hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Revolving Loans hereunder, (ii) no failure by any Lender to perform its obligation to make any Revolving Loans hereunder shall excuse any other Lender from its obligation to make any Revolving Loans hereunder, and (iii) the obligations of each Lender hereunder shall be several, not joint and several.

                  (d) DEFAULTING LENDERS. Unless the Administrative Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to the Administrative Agent that Lender's Pro Rata Share of a Borrowing, the Administrative Agent may assume that each Lender has made such amount available to the Administrative Agent in immediately available funds on the Funding Date. Furthermore, the Administrative Agent may, in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If any Lender has not transferred its full Pro Rata Share to the Administrative Agent in immediately available funds


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

and the Administrative Agent has transferred a corresponding amount to the Borrowers on the Business Day following such Funding Date, that Lender shall make such amount available to the Administrative Agent, together with interest at the Federal Funds Rate for that day. A notice by the Administrative Agent submitted to any Lender with respect to amounts owing shall be conclusive, absent manifest error. If each Lender's full Pro Rata Share is transferred to the Administrative Agent as required, the amount transferred to the Administrative Agent shall constitute that Lender's Revolving Loan for all purposes of this Agreement. If that amount is not transferred to the Administrative Agent on the Business Day following the Funding Date, the Administrative Agent will notify the Borrowers of such failure to fund and, upon demand by the Administrative Agent, the Borrowers shall pay such amount to the Administrative Agent for the Administrative Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the Interest Rate applicable at the time to the Revolving Loans comprising that particular Borrowing. The failure of any Lender to make any Revolving Loan on any Funding Date (any such Lender, prior to the cure of such failure, being hereinafter referred to as a "Defaulting Lender") shall not relieve any other Lender of its obligation hereunder to make a Revolving Loan on that Funding Date. No Lender shall be responsible for any other Lender's failure to advance such other Lenders' Pro Rata Share of any Borrowing.

                  (e) RETENTION OF DEFAULTING LENDER'S PAYMENTS. The Administrative Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Borrowers to the Administrative Agent for the Defaulting Lender's benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by the Administrative Agent. In its discretion, the Administrative Agent may lend to the Borrowers the amount of all such payments received or retained by it for the account of such Defaulting Lender. Any amounts so loaned to the Borrowers shall bear interest at the rate applicable to Base Rate Revolving Loans and for all other purposes of this Agreement shall be treated as if they were Revolving Loans; PROVIDED, HOWEVER, that for purposes of voting or consenting to matters with respect to the Loan Documents and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a "Lender". Until a Defaulting Lender cures its failure to fund its Pro Rata Share of any Borrowing, (A) such Defaulting Lender shall not be entitled to any portion of the Unused Line Fee and (B) the Unused Line Fee shall accrue in favor of the Lenders which have funded their respective Pro Rata Shares of such requested Borrowing and shall be allocated among such performing Lenders ratably based upon their relative Commitments. This Section shall remain effective with respect to such Lender until such time as the Defaulting Lender shall no longer be in default of any of its obligations under this Agreement. The terms of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by the Borrowers of their duties and obligations hereunder.

                  (f) REMOVAL OF DEFAULTING LENDER. At the Borrowers' request, the Administrative Agent or an Eligible Assignee reasonably acceptable to the Administrative Agent and the Borrowers shall have the right (but not the obligation) to purchase from any Defaulting Lender, and each Defaulting Lender shall, upon such request, sell and assign to the Administrative Agent or such Eligible Assignee, all of the Defaulting Lender's outstanding Commitments hereunder. Such sale shall be consummated promptly after the Administrative Agent has arranged for a purchase by the Administrative Agent or an Eligible Assignee pursuant



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to an Assignment and Acceptance, and at a price equal to the outstanding principal balance of the Defaulting Lender's Loans, plus accrued interest and fees, without premium or discount.

         12.16 LETTERS OF CREDIT; INTRA-LENDER ISSUES.

                  (a) NOTICE OF LETTER OF CREDIT BALANCE. On each Settlement Date, the Administrative Agent shall notify each Lender of the issuance of all Letters of Credit since the prior Settlement Date.

                  (b) PARTICIPATIONS IN LETTERS OF CREDIT.

                           (i) PURCHASE OF PARTICIPATIONS. Immediately upon
issuance of any Letter of Credit in accordance with SECTION 1.5(d), each Lender shall be deemed to have irrevocably and unconditionally purchased and received, without recourse or warranty, an undivided interest and participation equal to such Lender's Pro Rata Share of the face amount of such Letter of Credit or the Credit Support provided through the Administrative Agent to the Letter of Credit Issuer, if not the Administrative Agent, in connection with the issuance of such Letter of Credit (including all obligations of the Borrowers with respect thereto, and any security therefor or guaranty pertaining thereto).

                           (ii) SHARING OF REIMBURSEMENT OBLIGATION PAYMENTS.
Whenever the Administrative Agent receives a payment from the Borrowers on account of reimbursement obligations in respect of a Letter of Credit or Credit Support as to which the Administrative Agent has previously received for the account of the Letter of Credit Issuer thereof payment from a Lender, the Administrative Agent shall promptly pay to such Lender such Lender's Pro Rata Share of such payment from the Borrowers. Each such payment shall be made by the Administrative Agent on the next Settlement Date.

                           (iii) DOCUMENTATION. Upon the request of any Lender,
the Administrative Agent shall furnish to such Lender copies of any Letter of Credit, Credit Support for any Letter of Credit, reimbursement agreements executed in connection therewith, applications for any Letter of Credit, and such other documentation as may reasonably be requested by such Lender.

                           (iv) OBLIGATIONS IRREVOCABLE. The obligations of each
Lender to make payments to the Administrative Agent with respect to any Letter of Credit or with respect to their participation therein or with respect to any Credit Support for any Letter of Credit or with respect to the Revolving Loans made as a result of a drawing under a Letter of Credit and the obligations of the Borrowers for whose account the Letter of Credit or Credit Support was issued to make payments to the Administrative Agent, for the account of the Lenders, shall be irrevocable and shall not be subject to any qualification or exception whatsoever, including any of the following circumstances:

                                    (1) any lack of validity or enforceability
of this Agreement or any of the other Loan Documents;

                                    (2) the existence of any claim, setoff,
defense or other right which the Borrowers may have at any time against a beneficiary named in a Letter of Credit or



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any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Lender, the Administrative Agent, the issuer of such Letter of Credit, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the Borrowers or any other Person and the beneficiary named in any Letter of Credit);

                                    (3) any draft, certificate or any other
document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                                    (4) the surrender or impairment of any
security for the performance or observance of any of the terms of any of the Loan Documents;

                                    (5) the occurrence of any Default or Event
of Default; or

                                    (6) the failure of the Borrowers to satisfy
the applicable conditions precedent set forth in ARTICLE 8.

                  (c) RECOVERY OR AVOIDANCE OF PAYMENTS; REFUND OF PAYMENTS IN ERROR. In the event any payment by or on behalf of the Borrowers received by the Administrative Agent with respect to any Letter of Credit or Credit Support provided for any Letter of Credit and distributed by the Administrative Agent to the Lenders on account of their respective participations therein is thereafter set aside, avoided or recovered from the Administrative Agent in connection with any receivership, liquidation or bankruptcy proceeding, the Lenders shall, upon demand by the Administrative Agent, pay to the Administrative Agent their respective Pro Rata Shares of such amount set aside, avoided or recovered, together with interest at the rate required to be paid by the Administrative Agent upon the amount required to be repaid by it. Unless the Administrative Agent receives notice from the Borrowers prior to the date on which any payment is due to the Lenders that the Borrowers will not make such payment in full as and when required, the Administrative Agent may assume that the Borrowers have made such payment in full to the Administrative Agent on such date in immediately available funds and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrowers have not made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

         12.17 CONCERNING THE COLLATERAL AND THE RELATED LOAN DOCUMENTS. Each Lender authorizes and directs the Administrative Agent to enter into the other Loan Documents, for the ratable benefit and obligation of the Administrative Agent and the Lenders. Each Lender agrees that any action taken by the Administrative Agent, Majority Lenders or Required Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Administrative Agent, the Majority Lenders, or the Required Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders. The Lenders acknowledge that the Revolving Loans, Term Loans, Administrative Agent Advances, Non-



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Ratable Loans, Hedge Agreements, Bank Products and all interest, fees and expenses hereunder constitute one debt, secured PARI PASSU by all of the Collateral.

         12.18 FIELD AUDIT AND EXAMINATION REPORTS; DISCLAIMER BY LENDERS. By signing this Agreement, each Lender:

                  (a) is deemed to have requested that the Administrative Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and collectively, "Reports") prepared by the Administrative Agent;

                  (b) expressly agrees and acknowledges that neither the Bank nor the Administrative Agent (i) makes any representation or warranty as to the accuracy of any Report, or (ii) shall be liable for any information contained in any Report;

                  (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Administrative Agent or the Bank or other party performing any audit or examination will inspect only specific information regarding the Borrowers and will rely significantly upon the Borrowers' books and records, as well as on representations of the Borrowers' personnel;

                  (d) agrees to keep all Reports confidential and strictly for its internal use, and not to distribute except to its participants, or use any Report in any other manner; and

                  (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold the Administrative Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to the Borrowers, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of the Borrowers; and (ii) to pay and protect, and indemnify, defend and hold the Administrative Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including, without limitation, Enforcement Costs) incurred by the Administrative Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

         12.19 RELATION AMONG LENDERS. The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Administrative Agent) authorized to act for, any other Lender.

         12.20 OTHER ADMINISTRATIVE AGENTS. None of the Lenders identified on the facing page or signature pages of this Agreement as a "syndication agent," "documentation agent," "co-agent" or "lead manager" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.




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         12.21 RIGHTS OF ADMINISTRATIVE AGENT AS SECURITY TRUSTEE. In its
capacity as Security Trustee, the Administrative Agent shall:

                  (a) have the benefit of all of the provisions of this ARTICLE 12;

                  (b) have all the powers of an absolute owner of the security constituted by the UK Security Documents; and

                  (c) have all the rights and powers granted to it and be subject to all the obligations and duties owed by it under the UK Security Documents.

                                   ARTICLE 13

                                  MISCELLANEOUS
                                  -------------

         13.1 NO WAIVERS; CUMULATIVE REMEDIES. No failure by the Administrative Agent or any Lender to exercise any right, remedy, or option under this Agreement or any present or future supplement thereto, or in any other agreement between or among the Borrowers and the Administrative Agent and/or any Lender, or delay by the Administrative Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by the Administrative Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by the Administrative Agent or the Lenders on any occasion shall affect or diminish the Administrative Agent's and each Lender's rights thereafter to require strict performance by the Borrowers of any provision of this Agreement. The Administrative Agent and the Lenders may proceed directly to collect the Obligations without any prior recourse to the Collateral. The Administrative Agent's and each Lender's rights under this Agreement will be cumulative and not exclusive of any other right or remedy which the Administrative Agent or any Lender may have.

         13.2 SEVERABILITY. The illegality or unenforceability of any provision of this Agreement or any Loan Document or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

         13.3 GOVERNING LAW; CHOICE OF FORUM; SERVICE OF PROCESS.

                  (a) THIS AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAWS PROVISIONS PROVIDED THAT PERFECTION ISSUES WITH RESPECT TO ARTICLE 9 OF THE UCC MAY GIVE EFFECT TO APPLICABLE CHOICE OR CONFLICT OF LAW RULES SET FORTH IN ARTICLE 9 OF THE UCC) OF THE STATE OF ILLINOIS; PROVIDED THAT THE ADMINISTRATIVE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

                  (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS OR OF THE UNITED STATES OF AMERICA



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LOCATED IN COOK COUNTY, ILLINOIS, AND BY EXECUTION AND DELIVERY OF THIS
AGREEMENT, EACH OF THE BORROWERS, THE ADMINISTRATIVE AGENT AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE BORROWERS, THE ADMINISTRATIVE AGENT AND THE LENDERS IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. NOTWITHSTANDING THE FOREGOING: (1) THE ADMINISTRATIVE AGENT AND THE LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWERS OR THEIR PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION THE ADMINISTRATIVE AGENT OR THE LENDERS DEEM NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS AND (2) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

                  (c) EACH BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO THE BORROWERS AT THEIR ADDRESS SET FORTH IN SECTION 13.8 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAIL, POSTAGE PREPAID. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF AGENT OR THE LENDERS TO SERVE LEGAL PROCESS BY ANY OTHER MANNER PERMITTED BY LAW.

         13.4 WAIVER OF JURY TRIAL. SUBJECT TO THE PROVISIONS OF SECTION 13.3, THE BORROWERS, THE LENDERS AND THE ADMINISTRATIVE AGENT EACH IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY ADMINISTRATIVE AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE BORROWERS, THE LENDERS AND THE ADMINISTRATIVE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY



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SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT
AND THE OTHER LOAN DOCUMENTS.

         13.5 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the Borrowers' representations and warranties contained in this Agreement shall survive the execution, delivery, and acceptance thereof by the parties, notwithstanding any investigation by the Administrative Agent or the Lenders or their respective agents.

         13.6 OTHER SECURITY AND GUARANTIES. The Administrative Agent may, without notice or demand and without affecting the Borrowers' obligations hereunder, from time to time: (a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Obligations and exchange, enforce or release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the Obligations, or any other Person in any way obligated to pay all or any part of the Obligations.

         13.7 FEES AND EXPENSES. The Borrowers agree to pay to the Administrative Agent, for its benefit, on demand, all costs and expenses that Administrative Agent pays or incurs in connection with the negotiation, preparation, syndication, consummation, administration, enforcement, and termination of this Agreement or any of the other Loan Documents, including: (a) Enforcement Costs; (b) costs and expenses (including attorneys' and paralegals' fees and disbursements) for any amendment, supplement, waiver, consent, or subsequent closing in connection with the Loan Documents and the transactions contemplated thereby; (c) costs and expenses of lien and title searches and title insurance; (d) taxes, fees and other charges for recording the Mortgages, filing financing statements and continuations, and other actions to perfect, protect, and continue the Administrative Agent's Liens (including costs and expenses paid or incurred by the Administrative Agent in connection with the consummation of Agreement); (e) sums paid or incurred to pay any amount or take any action required of the Borrowers under the Loan Documents that the Borrowers fail to pay or take; (f) subject to the limitations contained in SECTION 7.4(b), costs of appraisals, inspections, and verifications of the Collateral, including travel, lodging, and meals for inspections of the Collateral and the Borrowers' operations by the Administrative Agent plus the Administrative Agent's then customary charge for field examinations and audits and the preparation of reports thereof (such charge is currently $600 per day (or portion thereof) for each agent or employee of the Administrative Agent with respect to each field examination or audit); (g) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining Payment Accounts and lock boxes; (h) costs and expenses of preserving and protecting the Collateral; and (i) costs and expenses (including Attorneys' Costs) paid or incurred to obtain payment of the Obligations, enforce the Administrative Agent's Liens, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents, or to defend any claims made or threatened against the Administrative Agent or any Lender arising out of the transactions contemplated hereby (including preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Borrowers. All of the foregoing costs and expenses shall be charged to the Borrowers' Loan Account as Revolving Loans as described in
SECTION 3.6.




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         13.8 NOTICES. Except as otherwise provided herein, all notices, demands and requests that any party is required or elects to give to any other shall be in writing, or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, but not limited to, delivery by overnight mail and courier service, (b) four (4) days after it shall have been mailed by United States mail, first class, certified or registered, with postage prepaid, or (c) in the case of notice by such a telecommunications device, when properly transmitted, in each case addressed to the party to be notified as follows:

                  If to the Administrative Agent or to the Bank:

                                    Bank of America, N.A.
                                    16th Floor
                                    231 South LaSalle Street
                                    Chicago, Illinois 60697
                                    Attention: Business Credit-Account Executive for Unifrax
                                    Telecopy No.: (312) 974-8760


                                    with copies to:


                                    Frederick W. Runge, Jr., Esquire
                                    Miles & Stockbridge P.C.
                                    10 Light Street
                                    Baltimore, Maryland  21202


                  If to the Borrowers:

                                    Unifrax Corporation
                                    2351 Whirlpool Street
                                    Niagara Falls, New York  14305-2413
                                    Attention: Mark D. Roos

                                    with copies to:

                                    Charles W. Hardin, Jr., Esquire
                                    Jones, Day, Reavis & Pogue
                                    North Point
                                    901 Lakeside Avenue
                                    Cleveland, Ohio  44114

or to such other address as each party may designate for itself by like notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall not adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.



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         13.9 WAIVER OF NOTICES. Unless otherwise expressly provided herein, the
Borrowers waive presentment, and notice of demand or dishonor and protest as to any instrument, notice of intent to accelerate the Obligations and notice of acceleration of the Obligations, as well as any and all other notices to which it might otherwise be entitled. No notice to or demand on the Borrowers which the Administrative Agent or any Lender may elect to give shall entitle the Borrowers to any or further notice or demand in the same, similar or other circumstances.

         13.10 BINDING EFFECT. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective representatives, successors, and assigns of the parties hereto; PROVIDED, HOWEVER, that no interest herein may be assigned by the Borrowers without prior written consent of the Administrative Agent and each Lender. The rights and benefits of the Administrative Agent and the Lenders hereunder shall, if such Persons so agree, inure to any party acquiring any interest in the Obligations or any part thereof.

         13.11 INDEMNITY OF THE ADMINISTRATIVE AGENT AND THE LENDERS BY THE BORROWERS.

                  (a) The Borrowers agree to defend, indemnify and hold the Administrative Agent-Related Persons, and each Lender and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including, without limitation, Enforcement Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Administrative Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement, any other Loan Document, or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); PROVIDED, that the Borrowers shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

                  (b) The Borrowers agree to indemnify, defend and hold harmless the Administrative Agent and the Lenders from any loss or liability directly or indirectly arising out of the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a hazardous substance relating to the Borrowers' operations, business or property. This indemnity will apply whether the hazardous substance is on, under or about the Borrowers' property or operations or property leased to the Borrowers. The indemnity includes but is not limited to Attorneys Costs. The indemnity extends to the Administrative Agent and the Lenders, their parents, affiliates, subsidiaries and all of their directors, officers, employees, agents, successors, attorneys and assigns. "Hazardous substances" means any substance, material or waste that is or becomes designated or regulated as "toxic," "hazardous," "pollutant," or "contaminant" or a similar designation or regulation under any federal, state or local law (whether under common law, statute, regulation or otherwise) or judicial or administrative



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

interpretation of such, including petroleum or natural gas. This indemnity will survive repayment of all other Obligations.

         13.12 LIMITATION OF LIABILITY. NO CLAIM MAY BE MADE BY ANY BORROWER, ANY LENDER OR OTHER PERSON AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, OR THE AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, OR AGENTS OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, AND EACH BORROWER AND EACH LENDER HEREBY WAIVE, RELEASE AND AGREE NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

         13.13 FINAL AGREEMENT. This Agreement and the other Loan Documents are intended by the Borrowers, the Administrative Agent and the Lenders to be the final, complete, and exclusive expression of the agreement between them. This Agreement supersedes any and all prior oral or written agreements relating to the subject matter hereof. No modification, rescission, waiver, release, or amendment of any provision of this Agreement or any other Loan Document shall be made, except by a written agreement signed by the Borrowers and a duly authorized officer of each of the Administrative Agent and the requisite Lenders.

         13.14 COUNTERPARTS. This Agreement may be executed in any number of counterparts, and by the Administrative Agent, each Lender and each Borrower in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

         13.15 CAPTIONS. The captions contained in this Agreement are for convenience of reference only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

         13.16 RIGHT OF SETOFF. In addition to any rights and remedies of the Lenders provided by law, if an Event of Default exists or the Loans have been accelerated, each Lender is authorized at any time and from time to time, without prior notice to the Borrowers, any such notice being waived by the Borrowers to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the Borrowers against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Borrowers and the Administrative Agent after any such set-off and application made by such Lender; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set-off and application. NOTWITHSTANDING THE FOREGOING, NO LENDER SHALL EXERCISE ANY RIGHT

OF SET-OFF, BANKER'S LIEN, OR THE LIKE AGAINST ANY DEPOSIT ACCOUNT OR PROPERTY OF THE BORROWERS HELD OR MAINTAINED BY SUCH LENDER WITHOUT THE PRIOR WRITTEN UNANIMOUS CONSENT OF THE LENDERS.

         13.17 CONFIDENTIALITY.

                  (a) Each of the Borrowers hereby consents that the Administrative Agent and each Lender may issue and disseminate to the public general information describing the credit accommodation entered into pursuant to this Agreement, including the name and address of the Borrowers and a general description of the Borrowers' business and may use the Borrowers' name in advertising and other promotional material.

                  (b) Each Lender severally agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information provided to the Administrative Agent or such Lender by or on behalf of the Borrowers, under this Agreement or any other Loan Document, except to the extent that such information (i) was or becomes generally available to the public other than as a result of disclosure by the Administrative Agent or such Lender, or (ii) was or becomes available on a nonconfidential basis from a source other than the Borrowers, provided that such source is not bound by a confidentiality agreement with the Borrowers known to the Administrative Agent or such Lender; PROVIDED, HOWEVER, that the Administrative Agent and any Lender may disclose such information (1) at the request or pursuant to any requirement of any Governmental Authority to which the Administrative Agent or such Lender is subject or in connection with an examination of the Administrative Agent or such Lender by any such Governmental Authority; (2) pursuant to subpoena or other court process; (3) when required to do so in accordance with the provisions of any applicable Requirement of Law; (4) to the extent reasonably required in connection with any litigation or proceeding (including, but not limited to, any bankruptcy proceeding) to which the Administrative Agent, any Lender or their respective Affiliates may be party; (5) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (6) to the Administrative Agent's or such Lender's independent auditors, accountants, attorneys and other professional advisors;
(7) to any prospective Participant or Assignee under any Assignment and Acceptance, actual or potential, provided that such prospective Participant or Assignee agrees to keep such information confidential to the same extent required of the Administrative Agent and the Lenders hereunder; (8) as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the any of the Borrowers is party or is deemed party with the Administrative Agent or such Lender, and (9) to its Affiliates.

         13.18 CONFLICTS WITH OTHER LOAN DOCUMENTS. Unless otherwise expressly provided in this Agreement (or in another Loan Document by specific reference to the applicable provision contained in this Agreement), if any provision contained in this Agreement conflicts with any provision of any other Loan Document, the provision contained in this Agreement shall govern and control.

         13.19 JOINT AND SEVERAL LIABILITY.

                  Subject to the limitations of SECTION 3.10(a) in each instance:

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                  The Parent shall be jointly and severally liable with each
Borrower for all amounts due to the Administrative Agent, any Lender under this Agreement or otherwise with respect to the Obligations, regardless of which Borrower actually receives Loans or other extensions of credit hereunder or the amount of such Loans received or the manner in which the Administrative Agent and/or such Lender accounts for such Loans or other extensions of credit on its books and records. The joint and several liability of the Parent with respect to Obligations, including, without limitation, the Loans made to other Borrowers hereunder, shall be separate and distinct obligations, but all such Obligations shall be primary obligations of the Parent. The liability of the Borrowers other than the Parent are governed by SECTION 3.10(a) in each instance.

                  The Obligations of the Parent (and to the limited extent permitted by SECTION 3.10(a), other Borrowers) arising as a result of the joint and several liability hereunder or otherwise under the Loan Documents with respect to Loans, other extensions of credit made to the other Borrowers hereunder or otherwise with respect to the Obligations shall, to the fullest extent permitted by law, be unconditional irrespective of (a) the validity or enforceability, avoidance or subordination of the Obligations of the other Borrowers or of any promissory note or other document evidencing all or any part of the Obligations of the other Borrowers, (b) the absence of any attempt to collect the Obligations from the other Borrowers, any other guarantor, or any other security therefor, or the absence of any other action to enforce the same,
(c) the waiver, consent, extension, forbearance or granting of any indulgence by the Administrative Agent, any Lender with respect to any provision of any instrument evidencing the Obligations of the other Borrowers, or any part thereof, or any other agreement now or hereafter executed by the other Borrowers and delivered to the Administrative Agent, any Lender, (d) the failure by the Administrative Agent or any Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for the Obligations of the other Borrowers, (e) the Administrative Agent's or Lender's election, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, (f) any borrowing or grant of a security interest by the other Borrowers, as debtor-in-possession under Section 364 of the Bankruptcy Code, (g) the disallowance of all or any portion of the Administrative Agent's or any Lender's claim(s) for the repayment of the Obligations of the other Borrowers under Section 502 of the Bankruptcy Code, or (h) any other circumstances which might constitute a legal or equitable discharge or defense of a guarantor or of the other Borrowers. With respect to the Obligations of the Parent (and to the limited extent permitted by SECTION 3.10(a), other Borrowers) arising as a result of the joint and several liability hereunder with respect to Loans, other extensions of credit made to either of the other Borrowers hereunder, and other Obligations, each such Borrower waives, until the Obligations shall have been paid in full and the Loan Agreement shall have been terminated, any right to enforce any right of subrogation or any remedy which the Administrative Agent or any Lender now has or may hereafter have against any Borrower, any endorser or any guarantor of all or any part of the Obligations, and any benefit of, and any right to participate in, any security or collateral given to the Administrative Agent, any Lender to secure payment of the Obligations or any other liability of the Borrowers to the Administrative Agent, any Lender.

                  During the continuance of any Event of Default, the Administrative Agent may proceed directly and at once, without notice, against any of the Borrowers to collect and recover the full amount, or any portion of the Obligations for which such Borrower is liable, without first proceeding against the other Borrowers or any other Person, or against any security or collateral for the Obligations. Each Borrower consents and agrees that the Administrative Agent shall be under no obligation to marshal any assets in favor of any Borrower or against or in payment of any or all of the Obligations.

         13.20 CONTRIBUTION AND INDEMNIFICATION AMONG THE BORROWERS.

                  To the extent that any Borrower shall, under this Agreement as a joint and several obligor, repay any of the Obligations constituting Loans made to another Borrower hereunder or other Obligations incurred directly and primarily by any other Borrower (an "Accommodation Payment"), then the Borrower making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Borrowers in an amount, for each of such other Borrowers, equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Borrower's "Allocable Amount" (as defined below) and the denominator of which is the sum of the Allocable Amounts of all of the Borrowers. As of any date of determination, the "Allocable Amount" of each Borrower shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Borrower hereunder without (a) rendering such Borrower "insolvent" within the meaning of Section 101 (31) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act ("UFTA") or Section 2 of the Uniform Fraudulent Conveyance Act ("UFCA"), (b) leaving such Borrower with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code,
Section 4 of the UFTA, or Section 5 of the UFCA, or (c) leaving such Borrower unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 5 of the UFCA. All rights and claims of contribution, indemnification and reimbursement under this section shall be subordinate in right of payment to the prior payment in full of the Obligations. The provisions of this section shall, to the extent expressly inconsistent with any provision in any Loan Document, supersede such inconsistent provision.

         13.21 AGENCY OF THE PARENT FOR EACH OTHER BORROWER.

                  Each of the other Borrowers appoints the Parent as its administrative agent for all purposes relevant to this Agreement, including (without limitation) the giving and receipt of notices and execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto. Any acknowledgement, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all of the Borrowers or acting singly, shall be valid and effective if given or taken only by the Parent, whether or not the other Borrower joins therein.

         13.22 NO LIABILITY OF BRAZILIAN LENDER; INDEMNIFICATION.

                  The parties hereto hereby agree that the Brazilian Lender shall not be liable for any reason whatsoever for any obligation, representation or warranty arising out of or in connection with this Agreement. The Borrowers, jointly and severally, hereby agree to indemnify and hold harmless the Brazilian Lender from any claim or dispute arising out of or in connection with this Agreement.

         IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.



                         [SIGNATURES ON FOLLOWING PAGES]

                                SIGNATURE PAGE TO
                                CREDIT AGREEMENT
                                ----------------


                                               UNIFRAX CORPORATION

                                               By:/s/ MARK D. ROOS
                                                  ------------------------------
                                                  Mark D. Roos, Vice President

                                SIGNATURE PAGE TO
                                CREDIT AGREEMENT
                                ----------------

                                               UNIFRAX LIMITED

                                               By:/s/ MARK D. ROOS
                                                  ------------------------------
                                                  Mark D. Roos, Attorney-in-Fact

                                SIGNATURE PAGE TO
                                CREDIT AGREEMENT
                                ----------------

                                               UK HOLDCO LIMITED

                                               By:/s/ MARK D. ROOS
                                                  ------------------------------
                                                  Mark D. Roos, Director

                                SIGNATURE PAGE TO
                                CREDIT AGREEMENT
                                ----------------

                                               UNIFRAX HOLDING FRANCE

                                               By:/s/ MARK D. ROOS
                                                  ------------------------------
                                                  Mark D. Roos, Director

                                SIGNATURE PAGE TO
                                CREDIT AGREEMENT
                                ----------------

                                                  BANK OF AMERICA, N.A., as the
                                                  Administrative Agent


                                                  By:/s/ DEBRA A. RATHBERGER
                                                     ---------------------------
                                                     Debra A. Rathberger,
                                                     Vice President

                                SIGNATURE PAGE TO
                                CREDIT AGREEMENT
                                ----------------

                                                  NATIONAL CITY BANK, as
                                                  Co-Administrative Agent


                                                  By:/s/ MATTHEW T. GARRITY
                                                     ---------------------------
                                                     Matthew T. Garrity,
                                                     Vice President

                                SIGNATURE PAGE TO
                                CREDIT AGREEMENT
                                ----------------

                                                  BANK OF AMERICA, N.A., as a
                                                  Lender


                                                  By:/s/ DEBRA A. RATHBERGER
                                                     ---------------------------
                                                     Debra A. Rathberger,
                                                     Vice President



         --------------------------------------------------------------------------------------
                                         BANK OF AMERICA, N.A.

         --------------------------------------------------------------------------------------
                   CREDIT FACILITY                    COMMITMENT            PRO RATA SHARE
         --------------------------------------------------------------------------------------
         US Revolving Loans                    $6,500,000                       34.210%
         --------------------------------------------------------------------------------------
         UK Revolving Loans              (pound)4,123,711.34                     100%
         --------------------------------------------------------------------------------------
         Term Loan (UK)                  (pound)4,123,711.34                     100%
         --------------------------------------------------------------------------------------
         Term Loan (France)                Euro 5,727,376.86                      50%
         --------------------------------------------------------------------------------------
         Brazilian Letter of Credit under      $ 4,500,000                        50%
         the Term Credit Facility
         --------------------------------------------------------------------------------------

                                SIGNATURE PAGE TO
                                CREDIT AGREEMENT
                                ----------------

                                                NATIONAL CITY BANK, as a Lender


                                                By:/s/ MATTHEW T. GARRITY
                                                   -----------------------------
                                                   Matthew T. Garrity,
                                                   Vice President


         --------------------------------------------------------------------------------------
                                          NATIONAL CITY BANK

         --------------------------------------------------------------------------------------
                   CREDIT FACILITY                    COMMITMENT            PRO RATA SHARE
         --------------------------------------------------------------------------------------
         US Revolving Loans                       $12,500,000                      65.789%
         --------------------------------------------------------------------------------------
         UK Revolving Loans                          (pound)0                           0%
         --------------------------------------------------------------------------------------
         Term Loan (UK)                              (pound)0                           0%
         --------------------------------------------------------------------------------------
         Term Loan (France)                 Euro 5,727,376.86                          50%
         --------------------------------------------------------------------------------------
         Brazilian Letter of Credit under         $ 4,500,000                          50%
         the Term Credit Facility
         --------------------------------------------------------------------------------------

                                SIGNATURE PAGE TO
                                CREDIT AGREEMENT
                                ----------------

         Multi Banco, S.A. joins in the execution of this Credit Agreement solely for the purpose of confirming its agreement under the laws of Brazil to provide the loans described in the Brazilian Loan Documents, subject to the terms and conditions of the Brazilian Loan Documents, in reliance upon the Brazilian Letter of Credit and, in accordance with Section 13.22 of the Credit Agreement, without liability for any other commitments, liabilities or obligations under the Credit Agreement.

                                          MULTI BANCO, S.A., as Brazilian Lender


                                          By:/s/ MARK ANDREW SNOW
                                              ----------------------------------
                                              Mark Andrew Snow
                                          Title: Vice President, Director
                                                 -------------------------------

                                SIGNATURE PAGE TO
                                CREDIT AGREEMENT
                                ----------------

         NAF Brazil Ltda. joins in the execution of this Credit Agreement solely for the purpose of confirming its agreement under the laws of Brazil to borrow the loans described in the Brazilian Loan Documents, subject to the terms and conditions of the Brazilian Loan Documents, in reliance upon the Brazilian Letter of Credit.

                                           NAF BRAZIL LTDA. ("Unifrax Brazil")


                                           By:/s/ MARCIO MELLO JILVA BAPTISTA
                                              ----------------------------------
                                              Marcio Mello Jilva Baptista
                                           Title: Attorney-In-Fact
                                                  ------------------------------